                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-11750

PROSPECTUS

                              QUINTALINUX LIMITED

                        1,500,000 Shares of Common Stock
                                      and
                               1,500,000 Warrants

                               ----------------

  We provide high quality construction services and interior fitting out works and related contracting services in Hong Kong and China. We also intend to become a leading Linux total solution provider and system integrator in Hong Kong and China.
                             [lOGO OF QUINTALINUX]

  This is our initial public offering of common stock and warrants. We are offering 1,500,000 shares of common stock priced at $8.00 per share and 1,500,000 warrants priced at $0.125 per Warrant. No public market currently exists for our shares and warrants.

  You may purchase the common stock and warrants separately and transfer them separately at any time. Each warrant entitles you to purchase through August 9, 2005, one common share at a price of $10.88 per share, subject to adjustment under certain circumstances. We may redeem the warrants at a redemption price of $0.25 per warrant. Before the first anniversary of the date of this prospectus, the warrants may not be redeemed by us without the written consent of Barron Chase Securities, Inc., our managing underwriter.

  Our common stock and warrants have been approved for trading on the Nasdaq National Market under the symbols "QLNX"and "QLNXW."

  See "Risk Factors" beginning on page 8 to read about factors you should consider before buying our common stock and warrants.

                               ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                              Per Share Per Warrant    Total
-------------------------------------------------------------------------------
Public Offering Price:......................    $8.00     $0.125    $12,187,500
-------------------------------------------------------------------------------
Underwriting discounts and commissions:.....    $0.64      $0.01     $975,000
-------------------------------------------------------------------------------
Proceeds to Quintalinux:....................    $7.36     $0.115    $11,212,500
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  We have granted the managing underwriter an option for 45 days to purchase up to an additional 225,000 shares and 225,000 warrants at the same prices indicated above solely to cover over-allotments, if any.


                 The date of this Prospectus is August 9, 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   2
Summary Consolidated/Combined and Unaudited Pro Forma Financial Data.....   4
Currency Translations....................................................   7
Risk Factors.............................................................   8
Forward-Looking Statements...............................................  12
Use of Proceeds..........................................................  12
Dividend Policy..........................................................  13
Exchange Rates...........................................................  13
Dilution.................................................................  14
Capitalization...........................................................  15
Selected Consolidated/Combined and Unaudited Pro Forma Financial Data....  16
Unaudited Pro Forma Condensed Consolidated Statement of Operations.......  19
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  21
Our Business.............................................................  33
Our Management...........................................................  46
Certain Transactions.....................................................  48
Principal Shareholders...................................................  49
Description of Securities................................................  50
Taxation.................................................................  54
Underwriting.............................................................  56
Legal Matters............................................................  58
Experts..................................................................  58
Additional Information...................................................  58
Index to Financial Statements............................................ F-1

                               ----------------

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

  Until September 3, 2000 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  Delivery of the shares of common stock and warrants will be made on or about August 15, 2000.

                               PROSPECTUS SUMMARY

  You should read the following summary together with the more detailed information and financial statements and notes appearing elsewhere in this prospectus.

                                  Our Business

  We provide high quality construction services and interior fitting out works services utilizing state of the art high-technology products in Hong Kong and China. We also intend to become a leading Linux total solution provider and system integrator in Hong Kong and China, providing comprehensive consulting services, one-stop solutions, support and application development on Linux. We intend to continue to deliver the best business solutions on Linux to warrant the adoption of Linux for our corporate enterprise customers. We also intend to develop and design custom applications of Linux for use in our businesses.

                                  Our Strategy

  Using Linux as the main technology platform to derive new business opportunities and application areas and to develop our position as a leading Linux total solution provider and system integrator in Hong Kong, China and other ASEAN countries, we intend to:

  .  expand our strategic alliances;

  . expand our core competence relating to Linux technologies and applications;

  .  expand our domestic and international market; and

  . develop and design custom applications of Linux for use in our businesses in Hong Kong, China and other ASEAN countries, which include:

    . high quality construction services utilizing state of the art high-technology products and services

    .  interior fitting out works

                            Our History and Offices

  We were incorporated as an international business company of the British Virgin Islands in January 1997. In November 1999, we acquired all of the common stock of the Tat Group and the Li Group and 72.5% of the common stock of Linux System Solution Limited. The companies comprising the Tat Group and the Li Group, and Linux System Solution Limited, are our primary operating subsidiaries. Our corporate offices are located at Suite 2209-2217, 22/F Metro Centre II, 21 Lam Hing Street, Kowloon Bay, Hong Kong, telephone number 011-852-2893-2682.

                                  The Offering

Securities offered by Quintalinux..
                          1,500,000 shares of common stock and 1,500,000 warrants.

Common Stock
Outstanding Prior to
Offering................
                          8,000,000 shares of common stock.

Common Stock to be
Outstanding After
Offering................  9,500,000 shares of common stock.

Use of Proceeds.........  Expansion of our computer and software business;
                          development of new technological products; marketing and promotion; acquisition of Class C contractors license; and working capital. See "Use of Proceeds."

Nasdaq National Market
Symbols.................
                          Common Stock--"QLNX" Warrants--"QLNXW"


Risk Factors............  Please read the Risk Factors section of this prospectus on page 8 since an investment in our common stock and warrants involves a high degree of risk and could result in a loss of your entire investment.

  The information in this prospectus assumes that there has been no exercise of:

  .  the 1,500,000 warrants being offered

  . the managing underwriter's over-allotment option to purchase an additional 225,000 shares of common stock and 225,000 warrants

  . the managing underwriter's warrants to purchase 150,000 shares of common stock and 150,000 warrants

  If the over-allotment option granted to the managing underwriter is exercised in full, 225,000 additional shares of common stock and 225,000 additional warrants will be sold, with estimated additional net proceeds to Quintalinux of $1,627,000 after deducting commissions and expenses.
--------
Linux is a registered trademark of Linus Torvalds.

     Summary Consolidated / Combined and Unaudited Pro Forma Financial Data
                (Dollars in thousands except per share amounts)

  The following summary actual and unaudited pro forma consolidated financial data of Quintalinux and its subsidiaries should be read in conjunction with the balance sheets information as of March 31, 1998, 1999 and 2000 (Unaudited) and the statements of operations information for the fiscal years ended March 31, 1997, 1998, 1999 and 2000 (unaudited) and the Notes thereto, included elsewhere in this prospectus. The summary unaudited pro forma consolidated financial data have been derived from the unaudited 2000 historical financial statements and reflect the same adjustments as the unaudited pro forma condensed consolidated financial information included elsewhere in this prospectus.

  The acquisition of the Tat Group for accounting purposes, has been treated on "reverse acquisition" basis with the Tat Group as the accounting acquirer. On this basis, the historical stockholders' equity amount of the Company since April 1, 1997 has been retroactively restated to reflect the equivalent number of shares of common stock of the Company issued for this acquisition. The acquisition of the Li Group and Linux System Solution has been accounted for using the purchase method of accounting.

  The unaudited pro forma condensed consolidated statement of operations reflects the acquisitions of the Tat Group, on the basis set out above and the Li Group and Linux System Solution which occurred in November 1999 as if the acquisitions had occurred on April 1, 1999. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what the operating results would have been had the acquisition of the Tat Group, Li Group and Linux System Solution actually taken place as of and for the period indicated, nor does it purport to be indicative of results of operation that may be achieved in the future.

  The following summary combined financial data of Tat Group and Li Group should be read in conjunction with the combined balance sheets as of March 31, 1998, 1999 and 2000 (unaudited) and the related combined statements of operations, cash flows and changes in shareholders' equity for the fiscal years ended March 31, 1997, 1998, 1999 and 2000 (unaudited) and the Notes thereto, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations", included elsewhere in this prospectus. The combined financial statements have been prepared and presented in accordance with U.S. GAAP.

  As Linux System Solution was newly incorporated on April 23, 1999 and is still a development stage company, its assets, liabilities and operations were not significant as of March 31, 2000, no separate summary condensed financial data of Linux System Solution is presented.

                              Quintalinux Limited

                                              Actual                        Pro Forma (1)
                          ---------------------------------------------- -------------------
                                                Years ended March 31,
                          ------------------------------------------------------------------
                           1997    1998      1999      2000      2000      2000      2000
                          ------ --------- --------- --------- --------- --------- ---------
                           HK$      HK$       HK$       HK$       US$       HK$       US$
                                                         (Unaudited)         (Unaudited)
Consolidated / Combined
 Statements of
 Operations Data:
Operating revenues......     --    208,679   171,495   188,103    24,271   201,343    25,980
Net income..............     --     12,794    17,027    22,040     2,844    22,645     2,922
Dividend per share......     --        --        --        --        --        --        --
Net income per share....     --       2.65      3.52      3.68      0.48      2.83      0.37
Weighted average number
 of shares outstanding..  10,000 4,825,000 4,831,932 5,985,808 5,985,808 8,000,000 8,000,000

--------
(1) The Company has entered into an employment contract with each of Mr. Chu, Mr. Li and Mr. David Lee effective upon the closing of this offering, pursuant to which each of Mr. Chu, Mr. Li and Mr. David Lee serves as Chairman, Vice-Chairman and Chief Executive Officer respectively of the Company for a period of three years at an annual salary of HK$2,730 (US$350), HK$2,730 (US$350) and HK$1,080 (US$139) respectively and together with an annual bonus at the discretion of Board of directors, based on their performances.

    In respect of Mr. David Lee, his new employment contract will supersede his existing employment contract paying him an annual salary of HK$715 (US$92). No such salaries were paid in any of the prior periods to Mr. Chu and Mr. Li.

    Accordingly, the supplemental pro forma presentation below is shown solely as a result of changed circumstances that will exist following the offering.

                                                          Unaudited Pro Forma
                                                          --------------------
                                                              Year ended
                                                            March 31, 2000
                                                          --------------------
                                                             HK$        US$
   Pro forma net income before contractual increase......    22,645      2,922
   Adjustment to compensation expenses:
     Contractual increase to be made in officer salary...    (5,825)      (752)
     Related income taxes................................       893        115
                                                          ---------  ---------
   Pro forma net income after contractual increase.......    17,713      2,285
                                                          =========  =========
   Net income per share..................................   HK$2.21    US$0.29
                                                          =========  =========
   Shares used in computing net income per share......... 8,000,000  8,000,000
                                                          =========  =========

                                   Tat Group

                                         Years ended March 31,
                         -------------------------------------------------------
                          1995    1996    1997     1998    1999    2000    2000
                         ------- ------  -------  ------- ------- ------- ------
                           HK$    HK$      HK$      HK$     HK$     HK$    US$
                                                                   (Unaudited)
   Operating revenues..  141,599 59,919  173,281  208,679 171,495 171,197 22,090
   Net income (loss)...    2,584 (9,899)  (1,827)  12,794  17,180  18,324  2,364

                                    Li Group

                                             Years ended March 31,
                                ------------------------------------------------
                                 1995   1996   1997   1998    1999   2000  2000
                                ------ ------ ------ ------  ------ ------ -----
                                 HK$    HK$    HK$    HK$     HK$    HK$    US$
                                                                    (Unaudited)
   Operating revenues.......... 64,976 35,276 33,331 59,147  44,064 69,363 8,950
   Net income (loss)...........  1,150    562  1,971   (545)    428  5,747   742

                              Quintalinux Limited

                                                    As of March 31, 2000
                                             -----------------------------------
                                                         As Adjusted
                                               Actual    (1) to (5)  As Adjusted
                                             ----------- ----------- -----------
                                                 HK$         HK$         US$
                                             (Unaudited)
   Balance Sheet Data:
   Working capital..........................     9,625      82,060     10,588
   Total assets.............................   188,123     260,558     33,620
   Long term obligations....................     6,084       6,084        785
   Total shareholders' equity...............    63,185     135,620     17,500

--------
(1) Adjusted to give effect to (i) the sale of 1,500,000 shares of Common Stock at US$8.00 per share and 1,500,000 Purchase Warrants at US$0.125 each by the Company, (ii) the estimated issuing expenses including Underwriter's discount of approximately US$2,841.
(2) It is assumed that there has been no exercise of the Purchase Warrants offered hereby, the Over-Allotment Option or the Underwriter Warrants.
(3)The estimated net proceeds are assumed to be deposited at the bank as cash balances.
(4) Estimated net proceeds received from the sale of the Purchase Warrants have been credited to additional paid in capital as part of the shareholders' equity.
(5)Translation of HK$ amounts into US$ is at the approximate rate of US$1=HK$7.75

                             CURRENCY TRANSLATIONS

  Our published financial statements are presented in Hong Kong dollars, the lawful currency of Hong Kong. In this prospectus, references to "U.S. dollars", "US$" or "$" are to U.S. currency and references to "Hong Kong dollars" or "HK$" are to Hong Kong currency. Solely for the convenience of the reader, this prospectus contains translations of various Hong Kong dollar amounts into U.S. dollars at specified rates. These translations should not be construed as representations that the Hong Kong dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless otherwise stated, the translations of Hong Kong dollars into U.S. dollars have been made at the rate of HK$7.75 to US$1.00.

  See "Exchange Rates" for historical information regarding the exchange rate. As of March 31, 2000, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was US$1.00 to HK$7.7867.

                                  RISK FACTORS

  This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of these risks occur, our business, results of operations and financial condition could be adversely affected. This could cause the trading price of our common stock to decline, and you might lose part or all of your investment.

Risks Related To Our High-Technology Products And Construction Related Business

Competition from numerous competitors may limit our ability to generate revenue or income.

  The high-technology construction-related services industry in Hong Kong is highly competitive and served by numerous small, owner-operated private companies and several public companies. In addition, there are relatively few, if any, barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise may become a competitor to us. Competition in the industry depends on a number of factors, including price. Certain of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services and products at lower prices than us. Furthermore, some of our competitors are larger and have greater resources than us. There can be no assurance that our competitors do not currently possess or will not develop the expertise, experience, and resources to provide the products and services that are equal or superior in both price and quality to our products and services, or that we will be able to maintain or enhance our competitive position.

Fixed price contracts may result in reduced profitability on projects.

  We currently generate, and expect to continue to generate, a significant portion of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for such fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. These variations, along with other risks inherent in performing fixed price contracts, may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in reduced profitability and losses on projects. Depending upon the size of a particular project, variations from estimated contract costs can have a significant negative impact on our operating results for any fiscal quarter or year.

Any downturn in the construction industry in Hong Kong and China would adversely affect our business.

  A large portion of our business involves interior fitting out works in newly constructed and renovated properties for commercial and industrial customers. The level of fitting out services is affected by fluctuations in the level of new construction of properties for commercial and industrial customers. The extent to which we are able to maintain or increase revenues from the fitting out services will depend on the level of new construction projects in Hong Kong and China and the volume of projects successfully tendered.

Risk Factors Related To Our Information Technology Business

Our limited operating history in the new and developing market for software products makes it difficult to evaluate our business.

  One of our operating subsidiaries, Linux System Solution Limited, commenced business in April 1999. Accordingly, we have a limited operating history, and we face all of the risks and uncertainties encountered by early-stage companies. Our limited operating history makes it difficult to forecast our future operating results.

Our business will be affected if Linux products are not accepted by the market.

  Although we plan to expand our business in other software applications, we currently focus on the sale of Linux software and the provision of Linux related services and support. The Linux operating system has only recently gained broad market acceptance. Even if Linux is widely accepted, the Linux operating system is an open source software product, which users are licensed to freely copy, use, modify and distribute. Accordingly, anyone may download the Linux operating system and numerous related software applications from the Internet, or otherwise copy it, without cost, and run it on an existing Linux compatible product. Our success depends on customers purchasing new systems which integrate and are optimized to run the Linux operating system.

Changes in technology may adversely affect our financial results.

  The markets for our products change rapidly because of technological innovation, changes in customer requirements, declining prices, and evolving industry standards, among other factors. As a result, our success depends on our ability to timely innovate and integrate new technologies into our current products and service offerings. We cannot guarantee that we will successfully integrate new technologies into our services or develop new services in a timely manner.

  Advances in technology also require us to commit substantial resources to acquiring and applying new technologies for use in our operations. We have to continually commit resources to train our personnel to use these new technologies and maintain the compatibility of existing software systems with these new technologies. We cannot be sure that we will be able to continue to commit the resources necessary to refresh our technology infrastructure at the rate demanded by our markets.

Risks Related To Overall Operations

If qualified employees are not available to us, our operations and growth strategy will be adversely affected.

  Our ability to provide high-quality services on a timely basis requires that we employ an adequate number of skilled engineers, scientists, design and technology professionals and project managers. Accordingly, our ability to increase our operating efficiency and profitability will be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We, like many of our competitors, may experience shortages of qualified personnel. We may not be able to maintain an adequate level of skilled labor necessary to operate efficiently and to support our growth strategy and our labor expenses may increase as a result of a shortage in the supply of skilled personnel.

We depend upon certain key personnel to manage our company.

  Our ability to successfully carry out our business plans continues to be largely dependent upon the efforts of our senior management and executive officers, particularly our Chairman, Chu Tat, and our Vice Chairman, Perick Li. Although we have entered into employment agreements with Messrs. Chu and Li, the loss of their services would have a material adverse effect on our ability to achieve our business objectives. We have obtained key-person life insurance in the total amount of US$2,000,000 on their lives, with the proceeds payable to us.

We are controlled by two of our existing shareholders, whose interests may differ from other shareholders.

  Our two largest shareholders currently beneficially own approximately 98.5% of our outstanding shares, and following this offering will beneficially own approximately 82.9% of the outstanding shares, or 81.0% if the managing underwriter exercises its over-allotment option in full. Accordingly, they will have controlling influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They will also have the power to prevent or cause a change in control. In addition, without the consent of these shareholders, we could be prevented from entering into transactions that could be beneficial to us. The interests of these shareholders may differ from the interests of the other shareholders.


Our sales and marketing operations are performed principally at our executive offices which are located in Hong Kong. As a result, our results of operations and financial condition may be influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy.

  On July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to China, and Hong Kong became a Special Administrative Region of China, an SAR. As provided in the Sino-British Joint Declaration on the Question of Hong Kong, the "Joint Declaration", and the Basic Law of the Hong Kong SAR of China, the "Basic Law", the Hong Kong SAR is to have a high degree of autonomy except in foreign and defense affairs. Under the Basic Law, the Hong Kong SAR is to have its own legislature, legal and judicial system and full economic autonomy for 50 years. Changes in the political and/or economic conditions due to the transfer of sovereignty over Hong Kong may have an adverse impact on our financial and operating environment.

Many of our fitting out and installation projects have been located in the PRC. Our results of operations and financial condition may therefore be influenced by the economic, political, legal and social conditions in the PRC.

  Since 1978, the PRC government has been reforming, and is expected to continue to reform, the PRC's economic and political systems. Such reforms have resulted in significant social progress. Other political, economic and social factors could also lead to further readjustment of the reform measures. This refinement and readjustment process may not always have a positive effect on our operations in the PRC. At times, we may also be adversely affected by changes in policies of the PRC's government such as changes in laws and regulations or their interpretation, the introduction of additional measures to control inflation, changes in the rate or method of taxation and imposition of additional restrictions on currency conversion and remittances abroad.

Our holding company structure creates restrictions on the payment of dividends.

  We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in Hong Kong dollars, fluctuations in the exchange rate for the conversion of Hong Kong dollars into U.S. dollars may adversely affect the amount received by U.S. shareholders upon conversion of the dividend payment into U.S. dollars.

It may be difficult to serve us with legal process or enforce judgments against us or our management.

  We are a British Virgin Islands holding company, and all or a substantial portion of our assets are located in Hong Kong. In addition, all of our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of the British Virgin Islands or Hong Kong would enforce:

  . Judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

  . In original actions brought in the British Virgin Islands or Hong Kong, liabilities against us or non-residents based upon the securities laws of the United States or any state.

Non-registration of the warrants and the underlying common stock in certain jurisdictions may make them worthless.

  The warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and such shares are registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the warrants. For the life of the warrants, we will attempt to maintain a current effective registration statement relating to the shares of common stock issuable upon exercise of the warrants. If we are unable to maintain a current registration statement because the costs render it uneconomical, or because the value of the shares of common stock underlying the warrants is less than the exercise price, or any number of other reasons, the warrant holders will be unable to exercise the warrants and the warrants may become valueless.

  Although the warrants will not knowingly be sold to purchasers in jurisdictions in which the securities are not registered or otherwise qualified for sale, purchasers may buy warrants in the after-market or may move to jurisdictions in which the shares underlying the warrants are not registered or qualified during the period that the warrants are exercisable. In this event, we would be unable to issue shares of common stock to those persons desiring to exercise their warrants, whether in response to a redemption notice or otherwise, unless and until the shares could be qualified for sale in the jurisdictions in which such purchasers reside, or exemptions exist in such jurisdictions from such qualification. Warrant holders would have no choice but to attempt to sell the warrants or allow them to expire unexercised.

Information about us may be unavailable due to exemptions under the Exchange Act for a foreign private issuer.

  We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States public companies, including:

  . the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q or current reports on Form 8-K;

  . the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

  . the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

Because of these exemptions, investors are not provided the same information generally available to investors in public companies organized in the United States.

Our new investors' stock value will be diluted.

  New investors will incur an immediate and substantial reduction in the book value per share of our common stock of approximately $6.38 per share between the net tangible book value per share after the offering of $1.75 and the public offering price of $8.00 per share and $0.125 per warrant. Our existing stockholders acquired their shares of common stock at prices below $8.00 and, accordingly, new investors will bear most of the risks inherent in an investment in us.

                           FORWARD-LOOKING STATEMENTS

  This prospectus contains certain forward-looking statements that are based on beliefs and assumptions of our management. Often, you can recognize these statements because we use words such as "believe", "anticipate", "intend", "estimate" and "expect" in the statements. Our actual performance in 1999 and 2000 and beyond could differ materially from the forward-looking statements contained in this prospectus. However, we are not obligated to release publicly any revisions to the forward-looking statements contained in this prospectus except as otherwise required by the securities laws of the United States.

                                USE OF PROCEEDS

  After payment of underwriting commissions and other expenses of the offering, the net proceeds of the offering are estimated to be $9,347,000 or $10,974,000 if the over-allotment option is fully exercised. We expect to use approximately:

  .  $3,500,000 to expand our computer and software business;

  .  $2,800,000 to fund business development in new technological products;

  .  $400,000 to market and promote our services;

  . $1,800,000 to acquire a Hong Kong Government Class C contractors license; and

  .  $847,000 for working capital.

  We intend to expand our computer and software business by improving our technical support for the Linux industry with recruitment and training of computer expertise and continued research and development.

  We intend to further develop and enhance our range of state of the art high-technology products by way of possible acquisition and/or in-house development of complementary new and innovative information display products, under-floor flexible systems, technologies or businesses. However, we have no specific plans, agreements or commitments, oral or written, to do so and are not currently engaged in any negotiations for any such acquisition or joint venture.

  Our planned marketing and promotional activities include:

  .  Participation in local and overseas trade shows and exhibitions;

  .  Advertising in industry magazines and journals;

  .  Expenses for exploring overseas markets; and

  .  Hosting of educational seminars.

  The amount that we actually expend for working capital purposes will vary significantly depending on a number of factors, including:

  .  future revenue growth, if any;

  .  the amount of cash we generate from operations; and

  .  the progress of our business and product development efforts.

As a result, we retain broad discretion in the allocation of the net proceeds of this offering.

  We expect that the net proceeds from this offering, together with cash flow from operations, will be sufficient to fund our operations for at least 12 months following this offering.

  Any proceeds from the exercise of either the over-allotment option or the warrants will be used as additional working capital. There may be changes in our proposed use of proceeds due to changes in our business. Proceeds not immediately needed will be invested in bank certificates of deposit, insured bank deposit accounts or similar investments.

                                DIVIDEND POLICY

  We do not intend to pay dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to support our growth strategy and for general corporate purposes. As a holding company, our ability to pay dividends depends upon our receipt of dividends or other payments from our subsidiaries and other holdings and investments. In addition, our operating subsidiaries from time to time may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other currency and other regulatory restrictions. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions and other factors. Any dividends paid in the future on the common stock may be paid in either U.S. dollars or Hong Kong dollars. If future dividends are paid in Hong Kong dollars, fluctuations in the exchange rate for the conversion of Hong Kong dollars into U.S. dollars may adversely affect the amount received by U.S. shareholders upon conversion of the dividend payment into U.S. dollars.

                                 EXCHANGE RATES

  We have prepared our financial statements in accordance with U.S. generally accepted accounting principles consistently applied and publish such statements in Hong Kong dollars, which is the functional currency of our subsidiaries and the legal tender currency of Hong Kong. All references to "Hong Kong dollars" or "HK$" are to Hong Kong dollars. All references to "U.S. Dollars," "dollars" or "$" are to United States dollars. Conversion of amounts from Hong Kong dollars into United States dollars for the convenience of the reader has been made at the exchange rate of US$1.00 = HK$7.75.

  The following table sets forth certain information concerning exchange rates between Hong Kong dollars and U.S. dollars for the periods indicated. It represents the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average noon buying rate is determined by averaging the rates on the last business day of each month during the relevant period.

                                                        Noon Buying Rate
                                                --------------------------------
   Calendar Year                                Period End Average  High   Low
   -------------                                ---------- ------- ------ ------
                                                         (HK$ per US$)
   1995........................................   7.7323   7.7357  7.7665 7.7300
   1996........................................   7.7347   7.7345  7.7440 7.7310
   1997........................................   7.7495   7.7431  7.7550 7.7275
   1998........................................   7.7476   7.7467  7.7595 7.7355
   1999........................................   7.7740   7.7594  7.7814 7.7457
   2000 (through March 31).....................   7.7867   7.7818  7.7867 7.7765

                                    DILUTION

  As of March 31, 2000, the net tangible book value of our outstanding shares of common stock was HK$56,655,000 (US$7,311,000), or approximately HK$7.08 (US$0.91) per share. "Net tangible book value" per share represents the total amount of our tangible assets, less the total amount of our liabilities, divided by the number of shares of common stock outstanding. Without taking into account any changes in net tangible book value after March 31, 2000, other than to give effect to the sale of the 1,500,000 shares of common stock offered at an initial public offering price of $8.00 per share and the 1,500,000 warrants at an initial public offering price of $0.125 per warrant, less underwriting discounts and commissions and estimated costs of the offering, our net tangible book value as of March 31, 2000 would have been approximately HK$129,090,000 (US$16,657,000) or HK$13.59 (US$1.75) per share. This represents an immediate increase in net tangible book value of approximately HK$6.52 (US$0.84) per share of common stock to our existing shareholders and an immediate dilution of approximately HK$49.38 (US$6.38) per share to new investors. "Dilution" per share to new investors represents the difference between the price to be paid by the new shareholders and the net tangible book value per share of common stock immediately after this offering.

  The following table illustrates this per share dilution:

   Initial public offering price per share and warrant (1)........        $8.13
     Net tangible book value per share before the offering........  $0.91
     Increase in net tangible book value per share attributable to new investors purchasing in the offering (1) & (2)..........  $0.84
                                                                    -----
   Pro forma net tangible book value per share after the
    offering......................................................        $1.75
                                                                          -----
   Dilution per share to new investors............................        $6.38
                                                                          =====

  The following table sets forth the number of shares of common stock purchased, the total consideration paid and the average price per share paid by our existing shareholders as of March 31, 2000 and new investors purchasing the shares of common stock offered:

                                                                         Average
                                   Shares Purchased     Consideration     Price
                                   ----------------- -------------------   Per
                                    Number   Percent   Amount    Percent  Share
                                   --------- ------- ----------- ------- -------
New investors..................... 1,500,000  15.8%  $12,000,000  83.1%   $8.00
Existing shareholders............. 8,000,000  84.2%  $ 2,444,000  16.9%   $0.31
                                   --------- ------  ----------- ------
  Totals.......................... 9,500,000 100.0%  $14,444,000 100.0%
                                   ========= ======  =========== ======

--------
(1) Before deducting estimated underwriting discounts, commissions and estimated expenses payable by the Company.
(2) No account has been taken of (i) the Underwriter's option to purchases from the Company up to an additional 225,000 shares of Common Stock and 225,000 Purchase Warrants to cover over-allotments, if any, and (ii) the Underwriter Warrants.

                                 CAPITALIZATION

  The following table sets forth the capitalization of the Company at March 31, 2000 as reflected in the Company's unaudited consolidated financial statements and as adjusted to reflect the sale of the 1,500,000 shares of common stock offered at an initial public offering price of US$8 per share and 1,500,000 warrants at an initial public offering of US$0.125 per warrants, less underwriter's discounts and commissions and the estimated offering expenses of this offering of HK22,018,000 (US$2,841,000) and the receipt of the net proceeds.

                                                      As of March 31, 2000
                                                  -----------------------------
                                                    Actual       As       As
                                                  (Unaudited) adjusted adjusted
                                                  ----------- -------- --------
                                                      HK$       HK$      US$
                                                         (In Thousands)
Long term debt, net of current maturities........    6,047      6,047      780
                                                    ------    -------   ------
Stockholders' Equity:
Common Stock, $0.01 par value per share:
  100,000,000 shares authorized, 8,000,000 shares
   issued and outstanding, 9,500,000 shares
   issued and outstanding, as adjusted;..........      620        736       95
Additional paid-in capital.......................   18,324     90,643   11,696
Accumulated other comprehensive income...........      969        969      125
Retained earnings................................   43,272     43,272    5,584
                                                    ------    -------   ------
  Total shareholders' equity.....................   63,185    135,620   17,500
                                                    ------    -------   ------
  Total capitalization...........................   69,232    141,667   18,280
                                                    ======    =======   ======

     SELECTED CONSOLIDATED/COMBINED AND UNAUDITED PRO FORMA FINANCIAL DATA
                (Dollars in thousands except per share amounts)

  The following selected consolidated/combined financial data with respect to each of the years in periods ended March 31, 1999 have been derived from our audited financial statements. The data with respect to the year ended March 31, 2000 have been derived from the unaudited financial statements. The following selected consolidated/combined financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated/Combined Financial Statements and Notes included elsewhere in this prospectus.

  The following selected unaudited pro forma consolidated financial data have been derived from the application of pro forma adjustments to the historical audited financial statements of Tat and Li Group and Linux System Solution (Unaudited) which are included elsewhere in this prospectus. The unaudited pro forma consolidated statement of operations financial data reflects the acquisitions as if it had occurred on April 1, 1999. These unaudited pro form consolidated financial data have been prepared for comparative purposes only and do not purport to be indicative of what the operating results would have been had the acquisition of the Tat and Li Group and Linux System Solution actually taken place as of and for the period indicated, nor does it purport to be indicative of results of operations that may be achieved in the future.

Quintalinux Limited

                                              Actual                            Pro Forma (1)
                          -------------------------------------------------  --------------------
                                                Years ended March 31,
                          -----------------------------------------------------------------------
                           1997    1998       1999       2000       2000       2000       2000
                          ------ ---------  ---------  ---------  ---------  ---------  ---------
                           HK$      HK$        HK$        HK$        US$        HK$        US$
                                                           (Unaudited)           (Unaudited)
Consolidated Statements
 of Operations Data:
Operating revenues......     --    208,679    171,495    188,103     24,271    201,343     25,980
                          ------ ---------  ---------  ---------  ---------  ---------  ---------
Operating income before
 interest and income
 taxes..................     --     13,979     19,025     24,321      3,138     25,681      3,314
Net interest expense....     --     (1,185)      (798)    (1,388)      (179)    (2,143)      (277)
                          ------ ---------  ---------  ---------  ---------  ---------  ---------
Income before income
 taxes..................     --     12,794     18,227     22,933      2,959     23,538      3,037
Income taxes............     --        --      (1,200)      (893)      (115)      (893)      (115)
                          ------ ---------  ---------  ---------  ---------  ---------  ---------
Net income..............     --     12,794     17,027     22,040      2,844     22,645      2,922
                          ------ ---------  ---------  ---------  ---------  ---------  ---------
Dividends per share.....     --        --         --         --         --         --         --
Net income per share....     --       2.65       3.52       3.68       0.48       2.83       0.37
Weighted average number
 of shares outstanding..  10,000 4,825,000  4,831,932  5,985,808  5,985,808  8,000,000  8,000,000

                                         As of March 31,
                          -------------------------------------------------
                           1997    1998       1999       2000       2000
                          ------ ---------  ---------  ---------  ---------
                           HK$      HK$        HK$        HK$        US$
                                                           (Unaudited)
Consolidated Balance
 Sheet Data:
Working capital.........       1     6,367     20,248      9,625      1,243
Total assets............       1    77,368     78,362    188,123     24,274
Long-term obligations...     --         21         38      6,084        785
Total stockholders'
 equity.................       1     7,206     24,234     63,185      8,153

--------
(1) The Company has entered into an employment contract with each of Mr. Chu, Mr. Li and Mr. David Lee effective upon the closing of this offering, pursuant to which each of Mr. Chu, Mr. Li and Mr. David Lee serves as Chairman, Vice-Chairman and Chief Executive Officer respectively of the Company for a period of three years at an annual salary of HK$2,730 (US$350), HK$2,730 (US$350) and HK$1,080 (US$139) respectively and together with an annual bonus at the discretion of Board of directors, based on their performances.

   In respect of Mr. David Lee, his new employment contract will supersede his existing employment contract paying him an annual salary of HK$715 (US$92). No such salaries were paid in any of the prior periods to Mr. Chu and Mr. Li.

   Accordingly, the supplemental pro forma presentation below is shown solely as a result of changed circumstances that will exist following the offering.

                                                           Unaudited Pro Forma
                                                           --------------------
                                                               Year ended
                                                             March 31, 2000
                                                           --------------------
                                                              HK$        US$
   Pro forma net income before contractual increase.......    22,645      2,922
   Adjustment to compensation expenses:
   Contractual increase to be made in officer salary......    (5,825)      (752)
   Related income taxes...................................       893        115
                                                           ---------  ---------
   Pro forma net income after contractual increase........    17,713      2,285
                                                           =========  =========
   Net income per share...................................   HK$2.21    US$0.29
                                                           =========  =========
   Shares used in computing net income per share.......... 8,000,000  8,000,000
                                                           =========  =========

Tat Group

                                         Years ended March 31,
                         -----------------------------------------------------------
                          1995     1996    1997     1998     1999     2000     2000
                         -------  ------  -------  -------  -------  -------  ------
                           HK$     HK$      HK$      HK$      HK$      HK$     US$
                                                                      (Unaudited)
Combined Statements of
 Operations Data:
Operating revenues...... 141,599  59,919  173,281  208,679  171,495  171,197  22,090
                         -------  ------  -------  -------  -------  -------  ------
Operating income before
 interest and income
 taxes..................   3,102  (9,531)  (1,161)  13,979   19,178   19,248   2,483
Net interest expense....     (28)   (368)    (668)  (1,185)    (798)    (924)   (119)
                         -------  ------  -------  -------  -------  -------  ------
Income (loss) before
 income taxes...........   3,074  (9,899)  (1,829)  12,794   18,380   18,324   2,364
Income taxes............    (490)    --         2      --    (1,200)     --      --
                         -------  ------  -------  -------  -------  -------  ------
Net income (loss).......   2,584  (9,899)  (1,827)  12,794   17,180   18,324   2,364
                         =======  ======  =======  =======  =======  =======  ======
                                            As of March 31
                         -----------------------------------------------------------
                          1995     1996    1997     1998     1999     2000     2000
                         -------  ------  -------  -------  -------  -------  ------
                           HK$     HK$      HK$      HK$      HK$      HK$     US$
                                                                      (Unaudited)
Combined Balance Sheet
 data:
Working capital.........   5,894  (4,682)  (6,467)   6,366   21,864   16,786   2,164
Total assets............  48,158  86,630   62,207   77,367   76,816  137,437  17,734
Long-term obligations...     --       76      104       21       38    4,317     557
Total stockholders'
 equity.................   6,137  (3,762)  (5,589)   7,205   24,385   42,709   5,510

Li Group

                                      Years ended March 31,
                         -----------------------------------------------------
                          1995    1996    1997    1998    1999    2000   2000
                         ------  ------  ------  ------  ------  ------  -----
                          HK$     HK$     HK$     HK$     HK$     HK$     US$
                                                                 (Unaudited)
Combined Statements of
 Operations Data:
Operating revenues...... 64,976  35,276  33,331  59,147  44,064  69,363  8,950
                         ------  ------  ------  ------  ------  ------  -----
Operating income before
 interest and income
 taxes..................  2,002   1,104   2,719     895   2,691   7,859  1,014
Net interest expense....   (852)   (423)   (596) (1,179) (1,913) (1,219)  (157)
                         ------  ------  ------  ------  ------  ------  -----
Income (loss) before
 income taxes...........  1,150     681   2,123    (284)    778   6,640    857
Income taxes............    --     (119)   (152)   (261)   (350)   (893)  (115)
                         ------  ------  ------  ------  ------  ------  -----
Net income (loss).......  1,150     562   1,971    (545)    428   5,747    742
                         ======  ======  ======  ======  ======  ======  =====
                                         As of March 31,
                         -----------------------------------------------------
                          1995    1996    1997    1998    1999    2000   2000
                         ------  ------  ------  ------  ------  ------  -----
                          HK$     HK$     HK$     HK$     HK$     HK$     US$
                                                                 (Unaudited)
Combined Balance Sheet
 Data:
Working capital.........  4,479   2,819   5,352   4,924   5,340  11,491  1,482
Total assets............ 59,018  42,385  41,380  45,192  45,670  65,069  8,396
Long-term obligations...  2,704   2,510   2,016   2,137   1,755   1,767    228
Total stockholders'
 equity................. 10,640  11,202  13,173  12,628  13,056  18,803  2,426

     Unaudited Pro Forma Condensed Consolidated Statement of Operations of
                              Quintalinux Limited

  The following unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2000 has been derived from the application of pro forma adjustments to the unaudited 2000 historical financial statements of the Company, Linux System Solution and the combined financial statements of Tat Group and Li Group. The unaudited pro forma condensed consolidated statement of operations information for the year ended March 31, 2000 give effect to the acquisitions that the Company completed in November 1999 as if such acquisitions had occurred on April 1, 1999. All significant inter-company transactions have been eliminated in the pro forma condensed consolidated statement of operations.

  The unaudited pro forma condensed consolidated statement of operations do not purport to be indicative of what the Company's actual results of operations would have been assuming the acquisitions that the Company completed in November 1999 had been completed on such date, nor does it purport to be indicative of results of operations that may be achieved in the future.

                (Dollars in thousands, except per share amounts)

                                             As of March 31, 2000
                          -------------------------------------------------------------
                                               Linux
                                               System   Pro Forma  Unaudited Pro Forma
                          Combined  Li Group  Solution adjustments         (1)
                          --------  --------  -------- ----------- --------------------
                            HK$       HK$       HK$        HK$        HK$        US$
Contract revenue........   171,197   69,363      849     (40,066)    201,343     25,980
Contract costs..........  (131,049) (55,803)    (584)    (40,066)   (147,370)   (19,015)
                          --------  -------     ----     -------   ---------  ---------
Gross profit............    40,148   13,560      265         --       53,973      6,965
                          --------  -------     ----     -------   ---------  ---------
Expenses
Selling, general and
 administrative.........   (21,399)  (6,804)    (764)        --      (28,967)    (3,738)
Depreciation............      (548)    (418)     (48)        --       (1,014)      (131)
                          --------  -------     ----     -------   ---------  ---------
                           (21,947)  (7,222)    (812)        --      (29,981)    (3,869)
                          --------  -------     ----     -------   ---------  ---------
Other operating income
Management fee income /
 Project handling
 income.................       --       464      --          --          464         60
Rental income...........       --       783      --          --          783        101
                          --------  -------     ----     -------   ---------  ---------
                               --     1,247      --          --        1,247        161
                          --------  -------     ----     -------   ---------  ---------
Operating income
 (loss).................    18,201    7,585     (547)        --       25,239      3,257
                          --------  -------     ----     -------   ---------  ---------
Interest income.........        88       99                              187         24
Interest expense........    (1,012)  (1,318)     --          --       (2,330)      (301)
                          --------  -------     ----     -------   ---------  ---------
                              (924)  (1,219)     --          --       (2,143)      (277)
                          --------  -------     ----     -------   ---------  ---------
Other income (expenses)
Other income............       168      274      --          --          442         57
                          --------  -------     ----     -------   ---------  ---------
Income (loss) before
 income taxes...........    17,445    6,640     (547)        --       23,538      3,037
Income tax expense......       --      (893)     --          --         (893)      (115)
                          --------  -------     ----     -------   ---------  ---------
Net income (loss).......    17,445    5,747     (547)        --       22,645      2,922
Other comprehensive
 income.................       969      --       --          --          969        125
                          --------  -------     ----     -------   ---------  ---------
Comprehensive income....    18,414    5,747     (547)        --       23,614      3,047
                          ========  =======     ====     =======   =========  =========
Net income per share....                                           HK$  2.83  US$  0.37
                                                                   =========  =========
Shares used in computing
 net income per share...                                           8,000,000  8,000,000
                                                                   =========  =========

--------
(1) The Company has entered into an employment contract with each of Mr. Chu, Mr. Li and Mr. David Lee effective upon the closing of this offering, pursuant to which each of Mr. Chu, Mr. Li and Mr. David Lee serves as Chairman, Vice-Chairman and Chief Executive Officer respectively of the Company for a period of three years at an annual salary of HK$2,730 (US$350), HK$2,730 (US$350) and HK$1,080 (US$139) respectively and together with an annual bonus at the discretion of the Board of directors, based on their performances.

   In respect of Mr. David Lee, his new employment contract will supersede his existing employment contract paying him an annual salary of HK$715 (US$92). No such salaries were paid in any of the prior periods to Mr. Chu and Mr. Li.

   Accordingly, the supplemental pro forma presentation below is shown solely as a result of changed circumstances that will exist following the offering.

                                                           Unaudited Pro Forma
                                                           --------------------
                                                               Year ended
                                                             March 31, 2000
                                                           --------------------
                                                              HK$        US$
   Pro forma net income before contractual increase.......    22,645      2,922
   Adjustment to compensation expenses:
   Contractual increase to be made in officer salary......    (5,825)      (752)
   Related income taxes...................................       893        115
                                                           ---------  ---------
   Pro forma net income after contractual increase........    17,713      2,285
                                                           =========  =========
   Net income per share                                      HK$2.21    US$0.29
                                                           =========  =========
   Shares used in computing net income per share.......... 8,000,000  8,000,000
                                                           =========  =========

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the consolidated financial statements of Quintalinux and its subsidiaries and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results might differ materially from those anticipated in these forward-looking statements as a result of any number of factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. This Management's Discussion and Analysis of Financial Condition and Results of Operations Sections also describes separately the operations of Tat Group and Li Group. Figures are expressed in Hong Kong dollars and translated into United States dollar at an exchange rate of HK$7.75 = US$1.

                             Results of Operations

QUINTALINUX LIMITED

  Quintalinux Limited, a company incorporated in the British Virgin Islands on January 8, 1997 has been an investment holding company since incorporation until we entered into Share Exchange Agreements with the stockholders of Tat Group and Li Group on November 5, 1999, to acquire 100% of the stock of these two groups of companies. The acquisitions were completed on November 19, 1999. Prior to the acquisition, we had not generated any revenue and only incurred certain expenses in relation to incorporation, company secretarial services and general office expenses. On November 11, 1999, we entered into a Share Exchange Agreement to acquire 72.5% equity interest in Linux System Solution Limited, which had substantially no operations prior to March 31, 2000. The acquisitions were completed on November 24, 1999.

  Pursuant to the Share Exchange Agreement between our Company and the stockholders of Linux System Solution Limited, our Company has issued 180,000 shares, representing 2.25% of the enlarged outstanding shares of common stock of our Company, to certain shareholders of Linux System Solution Limited. We expect to allocate approximately US$3.5 million of the proceeds from this offering to develop the business of Linux System Solution Limited, including recruitment and training of Linux specialists, marketing expenses, and set up costs for an office in China. As Linux System Solution Limited is a development stage company, we anticipate that it may incur operating losses and negative cash flows from operations for the next two or three years. We believe that the operating profit and cash flows from our other subsidiaries would be sufficient to cover the operating loss and negative cash flows of Linux System Solution Limited.

  For fiscal 2000, we have a consolidated net income of HK$22,040,000 (US$2,844,000).

  Quintalinux Limited--Unaudited Pro Forma Condensed Consolidated Statement Of
                                   Operations

  The following discussion is based on our unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2000 as if we had acquired the Tat Group, Li Group and Linux System Solution Limited on April 1, 1999.

 Fiscal Year Ended March 31, 2000

  For the year ended March 31, 2000, pro forma consolidated total revenue were HK$201,343,000 (US$25,980,000) while pro forma consolidated gross profit for the period was HK$53,973,000 (US$6,965,000), or a gross profit margin of 26.8%. Pro forma consolidated selling and administrative expenses for the period were HK$28,967,000 (US$3,738,000), or 14.4% of consolidated total revenue. As a consequence, pro forma consolidated net income for fiscal 2000 was HK$22,645,000 (US$2,922,000), or 11.2% of consolidated total revenue.

  We have entered into employment agreements with Mr. Chu Tat, Mr. Perick Li and Mr. David Lee, who are key management of our Company, effective upon the closing of this offering for a period of three years at annual salaries of HK$2,730,000 (US$350,000), HK$2,730,000 (US$350,000) and HK$1,080,000
(US$139,000) respectively. Should the effects of these employment agreements be included in the proforma consolidated statement of operations, our consolidated pro forma net income will become US$17,713,000 (US$2,285,000) for fiscal year ended March 31, 2000.

TAT GROUP

  Overview

  Mr. CHU Tat owns 100% of the equity interest of Interact Contracting Company Limited, Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited. Collectively, these entities are referred to as the "Tat Group". On November 19, 1999, Mr. Chu completed the transaction to transfer all the equity of Tat Group to us.

  The Tat Group derives most of its revenue from various professional construction contracting services, including interior design, alternations and additions, fit-outs, project design and management, and trading of high-technology building materials.

  Costs of revenue include labor, non-reimbursable subcontract costs, materials and various direct and indirect overhead costs. Direct labor employees basically work at our offices, and in some cases at the clients' job site. The number of direct labor employees assigned to a contract will vary according to the size, complexity, duration and demands of the project. Depending on the nature of the projects, gross profit margins may vary significantly.

  Selling, general, and administrative expenses consist primarily of corporate costs related to finance and accounting, information technology, contract proposal, executive salaries, rent, utilities and other indirect overhead costs.

Results of Operation

  The following table presents, for the periods indicated, selected items in the combined statements of operations as a percentage of total revenue.

                                               Year Ended March 31
                                           ---------------------------------
                                            1997     1998     1999     2000
                                           ------   ------   ------   ------
Contract Revenue.......................... 100.00%  100.00%  100.00%  100.00%
Contract Costs............................  89.26%   80.30%   74.58%   76.55%
                                           ------   ------   ------   ------
Gross Profit..............................  10.74%   19.70%   25.42%   23.45%
                                           ------   ------   ------   ------
Depreciation..............................   0.15%    0.11%    0.38%    0.32%
Selling, general and Administrative
 expenses.................................  11.41%   12.99%   13.99%   11.99%
                                           ------   ------   ------   ------
                                            11.56%   13.10%   14.37%   12.31%
Other operating income....................   0.03%    0.04%    0.03%    0.00%
                                           ------   ------   ------   ------
Operating income (loss)...................  (0.79%)   6.64%   11.08%   11.14%
Non-operating income, net.................  (0.26%)  (0.51%)  (0.37%)  (0.44%)
                                           ------   ------   ------   ------
Income before tax.........................  (1.05%)   6.13%   10.71%   10.70%
Tax expenses..............................   0.00%    0.00%   (0.70%)  (0.00%)
                                           ------   ------   ------   ------
Net income (loss after tax)...............  (1.05%)   6.13%   10.01%   10.70%
                                           ======   ======   ======   ======

  Fiscal Years Ended March 31, 1999 and 2000

Total Revenue

  For fiscal 2000, the Tat Group had total revenue of HK$171,197,000 (US$22,090,000), a slight decrease of HK$298,000 (US$38,000), or 0.2%, compared to HK$171,495,000 (US$22,128,000) for fiscal 1999.

  The following table illustrates the geographical and sector breakdown of operating revenue:


                                                               For years ended
                                                                  March 31,
                                                             ----------------------
                                                             1997  1998  1999  2000
                                                             ----  ----  ----  ----
   Hong Kong................................................  68%   40%   55%   51%
   China....................................................  32%   60%   45%   49%
   Contracting business.....................................  92%   85%   61%   97%
   High-technology products and systems.....................   8%   15%   39%    3%

  Revenues from contracting business in fiscal 2000 were HK$166,576,000 (US$21,494,000), an increase of HK$61,242,000 (US$7,903,000), or 58%, compared to HK$105,334,000 (US$13,591,000) for fiscal 1999. The increase in revenues from contracting business is mainly due to the design and fitting out contract for the Maxdo Center in Shanghai, China. This US$16 million project is expected to be completed in August 2000.

  Revenue from the supply and installation of high-technology products and systems for fiscal 2000 were HK$4,621,000 (US$596,000), a decrease of HK$61,540,000 (US$7,941,000), or 93%, for fiscal 1999. This substantial decrease was mainly attributable to the completion of the raised floor and under floor air-conditioning system for the "Center", one of the tallest buildings in Hong Kong. This HK$84 million project received "practical completion" in March 1999.

Gross Profit

  Gross profit for the Tat Group amounted to HK$40,148,000 (US$5,180,000) for fiscal 2000, a decrease of HK$3,442,000 (US$445,000), or 7.9%, compared to HK$43,590,000 (US$5,625,000) for fiscal 1999. Gross profit margin, as a percentage of total revenue, decreased from 25.4% to 23.5%. The decrease is principally a result of increased revenue from contracting services which normally has a lower gross profit margin than high-technology business.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses were HK$20,520,000 (US$2,648,000) for fiscal 2000, decreased by HK$3,477,000 (US$448,000) or
14.5%, as compared with HK$23,997,000 (US$3,096,000) for fiscal 1999. As a percentage of total revenues, selling, general and administrative expenses decreased from 14% to 12%. The decrease is primarily due to the reduction in overhead expenses caused by the restructuring of the our Company that has merged certain administrative functions of the Li Group and Tat Group.

Net Income

  As a result of the forgoing, the Tat Group had net income of HK$18,324,000 (US$2,364,000) for fiscal 2000, an increase of HK$1,144,000 (US$148,000), or
6.7% as compared to HK$17,180,000 (US$2,216,000) for fiscal 1999.

  Net income from contracting business in fiscal 2000 was HK$19,193,000 (US$2,477,000), an increase of HK$9,112,000 (US$1,176,000) or 90.4% as compared to HK$10,081,000 (US$1,301,000) for fiscal 1999. This is mainly due to the profit attributable to the Maxdo Center project.

  For fiscal 2000, the net loss from the sales and installation of high-technology products and systems was HK$869,000 (US$112,000) compared to a net profit of HK$7,099,000 (US$916,000) for fiscal 1999. The loss was because no large projects which normally yield higher profit margins were entered during the period.

  Fiscal Years Ended March 31, 1999 and March 31, 1998

Total Revenue

  Total revenue for the Tat Group in fiscal 1999 was HK$171,495,000 (US$22,128,000), compared to HK$208,679,000 (US$26,926,000) in fiscal 1998, a decrease of HK$37,184,000 (US$4,798,000) or 17.8%.

  Revenue from contracting business in fiscal 1999 was HK$105,334,000 (US$13,591,000) decreased by HK$71,732,000 (US$9,256,000), or 40.5% from
HK$177,066,000 (US$22,847,000) in fiscal 1998. The decrease was mainly due to the Asian financial crisis in October 1997 which has adversely affected both residential and commercial property markets in Hong Kong and China.

  Revenue from high-technology products and systems in fiscal 1999 was HK$66,161,000 (US$8,537,000), increased by HK$34,548,000 (US$4,458,000), or
109% as compared to HK$31,613,000 (US$4,079,000) in fiscal 1998. The increase is primarily because of the revenue recognized for the "Center" project during the year.

Gross Profit

  Gross profit of the Tat Group increased by HK$2,468,000 (US$319,000), or 6% from HK$41,122,000 (US$5,306,000) in fiscal 1998 to HK$43,590,000
(US$5,625,000) in fiscal 1999. Gross profit margin, as a percentage of revenue, increased from 19.7% in fiscal 1998 to 25.4% in fiscal 1999. The increase in gross profit margin is mainly because of the increased revenue from high-technology products and systems that have higher profit margins than contracting.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses decreased by HK$3,115,000 (US$402,000) to HK$23,997,000 (US$3,096,000) in fiscal 1999 from HK$27,112,000
(US$3,498,000) in fiscal 1998. As a percentage of contract revenue, selling, general and administrative expenses increased from 13% in fiscal 1998 to 14% in fiscal 1999.

Net Income

  For fiscal 1999, the Tat Group had net income of HK$17,180,000
(US$2,216,000), an increase of HK$4,386,000 (US$565,000), or 34.3%, as compared to HK$12,794,000 (US$1,651,000) for fiscal 1998.

  Net income from contracting business increased slightly from HK$9,932,000 (US$1,282,000) in fiscal 1998 to HK$10,081,000 (US$1,301,000) in fiscal 1999, with net profit margin increased from 5.6% to 9.6%; whereas net income from high-technology business increased from HK$2,862,000 (US$369,000) in fiscal 1998 to HK$7,099,000 (US$916,000) in fiscal 1999, with net income margin increased from 9% to 10.7%.

  Fiscal Years Ended March 31, 1998 and March 31, 1997

The Tat Group had a total revenue of HK$208,679,000 (US$26,926,000) for fiscal 1998, an increase of HK$35,398,000 (US$4,567,000), or 20.4%, as compared with
HK$173,281,000 (US$22,359,000) for fiscal 1997.

  Revenue from contracting business in fiscal 1998 was HK$177,066,000 (US$22,847,000), an increase of HK$17,359,000 (US$2,240,000) as compared to
HK$159,707,000 (US$20,607,000) in fiscal 1997. The 10.9% increase in revenue from contracting business is mainly because of the Changchun Times Square project starting in September 1997.

  Revenue from high-technology business in fiscal 1998 was HK$31,613,000 (US$4,079,000), an increase of HK$18,039,000 (US$2,328,000) as compared to
HK$13,574,000 (US$1,751,000) in fiscal 1997. The 132.9% increase in revenue from high-technology business is principally resulted from the contract revenue recognized for the "Center" project during the year.

Gross profit

  Gross profit increased by HK$22,537,000 (US$2,908,000), or 121.3% from HK$18,585,000 (US$2,398,000) for fiscal 1997 to HK$41,122,000 (US$5,306,000)
for fiscal 1998. Gross profit margin, as a percentage of revenue, increased from 10.7% for fiscal 1997 to 19.7% for fiscal 1998. The increase in gross profit margin is primarily due to a contract in 1997 performed in Vietnam that resulted in a gross loss of HK$12 million.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses increased from HK$19,757,000 (US$2,549,000) in fiscal 1997 to HK$27,112,000 (US$3,498,000) in fiscal 1998.
As a percentage of total revenues, selling, general and administrative expenses increased from 11.4% to 13%.

Net Income

  For fiscal 1998, the Tat Group had net income of HK$12,794,000
(US$1,651,000), as compared with a net loss of HK$1,827,000 (US$236,000) for fiscal 1997.

  During fiscal 1998, net income from contracting business was HK$9,932,000 (US$1,282,000) as compared with a loss of HK$280,000 (US$36,000) in fiscal 1997 whereas net income from high-technology business in fiscal 1998 was HK$2,862,000 (US$369,000), as compared with a loss of HK$1,547,000 (US$200,000)
in fiscal 1997. The improvement on the net income on both businesses is basically due to the loss on a contract performed in Vietnam in 1997 and from increased revenue from high-technology products and systems in 1998.

LI GROUP

  Overview

  Mr. Perick LI owns 100% of the equity of Pado (Holdings) Limited, Good Prominent Technology Company Limited and Good Prominent Trading Limited. Pado Contracting Company Limited and Good Prominent Engineering Company Limited are the wholly owned subsidiaries of Pado (Holdings) Limited (collectively referred to as "Li Group"). On November 19, 1999, Mr Li completed the transaction to transfer all of the equity of the Li Group to us.

  Li Group derives its revenue mainly from interior contracting business and installation and engineering of high-technology lighting systems and LED display board systems. It is the exclusive agent in Hong Kong for the "Litedot" Display Systems from Lite Vision. These systems are mainly sold to public transport companies such as the MTRC, KCRC and City Bus. All of its revenue was derived from Hong Kong, except for the fiscal year 2000 where 46.4% of revenue was derived from outside Hong Kong, mainly from the PRC.

Results of Operations

  The following table presents, for the periods indicated, selected items in the combined statements of operations as a percentage of total revenue for the Li Group.

                                               Year Ended March 31
                                           ---------------------------------
                                            1997     1998     1999     2000
                                           ------   ------   ------   ------
Contract Revenue.......................... 100.00%  100.00%  100.00%  100.00%
Contract Costs............................  59.84%   79.57%   74.43%   80.45%
                                           ------   ------   ------   ------
Gross Profit..............................  40.16%   20.43%   25.57%   19.55%
                                           ------   ------   ------   ------
Depreciation..............................   1.65%    1.05%    1.18%    0.60%
Selling, general and administrative
 expenses.................................  33.46%   22.55%   21.31%    9.81%
                                           ------   ------   ------   ------
                                            35.11%   23.60%   22.49%   10.41%
Other operating income....................   1.83%    3.70%    2.40%    1.80%
                                           ------   ------   ------   ------
Operating income (loss)...................   6.88%    0.53%    5.48%   10.94%
Non-operating income, net.................  (0.51%)  (1.01%)  (3.71%)  (1.37%)
                                           ------   ------   ------   ------
Income before tax.........................   6.37%   (0.48%)   1.77%    9.57%
Tax expenses..............................   0.46%   (0.44%)  (0.79%)  (1.29%)
                                           ------   ------   ------   ------
Net income (loss after tax)...............   5.91%   (0.92%)   0.98%    8.28%
                                           ======   ======   ======   ======

  Fiscal Years Ended March 31, 1999 and 2000

  For fiscal 2000, total revenue for the Li Group increased by 57.4% to HK$69,363,000 (US$8,950,000) from HK$44,064,000 (US$5,686,000) in fiscal 1999.

  The following table illustrates the sector breakdown of operating revenue for the Li Group.

                                                               For years ended
                                                                  March 31
                                                             ----------------------
                                                             1997  1998  1999  2000
                                                             ----  ----  ----  ----
   Design and contracting...................................  60%   52%   36%   30%
   High-technology Products.................................  40%   48%   64%   70%

  Revenue from design and contracting business for the Li Group during fiscal 2000 were HK$20,921,000 (US$2,699,000), an increase of HK$5,215,000
(US$672,000), or 33.2%, compared to HK$15,706,000 (US$2,027,000) for fiscal
1999. The increase resulted primarily from certain fitting-out projects subcontracted by the Tat Group.

  Revenue from high-technology products business during fiscal 2000 were HK$48,442,000 (US$6,251,000), an increase of HK$20,084,000 (US$2,592,000) or
70.8%, from HK$28,358,000 (US$3,659,000) in fiscal 1999. The increase is principally because of a lighting system project for the Maxdo Center in Shanghai which was subcontracted by the Tat Group.

Gross Profit

  Gross profit for the Li Group during fiscal 2000 was HK$13,560,000 (US$1,750,000), an increase of HK$2,295,000 (US$296,000), or 20.4% as compared with HK$11,265,000 (US$1,454,000) for fiscal 1999. Gross profit margin, as a percentage of total revenue, decreased from 25.6% to 19.6%. The decrease in gross profit margin was mainly because certain lighting installation projects had lower gross profit margin.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses decreased from HK$9,390,000 (US$1,212,000) for fiscal 1999 to HK$6,804,000 (US$878,000) for fiscal 2000. As a percentage of total revenue, selling, general and administrative expenses decreased from 21.3% to 9.8%. This reflected the reduction in overhead expenses due to the restructuring of our Company that has merged certain administrative functions of the Li Group and Tat Group.

Net Income

  The combined net income for the Li Group was HK$5,747,000 (US$742,000) for fiscal 2000, compared with a net income of HK$428,000 (US$55,000) for fiscal 1999. Net income from contracting business was HK$152,000 (US$20,000), as compared with a net loss of HK$1,172,000 (US$151,000) for fiscal 1999. Net income from high-technology business was HK$5,595,000 (US$722,000) for fiscal 2000, a 250% increase as compared with a net income of HK$1,600,000 (US$206,000) for fiscal 1999.

  Fiscal Years Ended March 31, 1999 and March 31, 1998

Revenue

  Total revenue for fiscal 1999 was HK$44,064,000 (US$5,686,000) compared to HK$59,147,000 (US$7,632,000) for fiscal 1998, a decrease of HK$15,083,000
(US$1,946,000), or 25.5%.

  Revenue from design and contracting business decreased by HK$14,867,000 (US$1,918,000), or 48.6% from HK$30,573,000 (US$3,945,000) in fiscal 1998 to
HK$15,706,000 (US$2,027,000) in fiscal 1999. The decrease of revenue in interior contracting business is due to adverse effects of the Asian financial crisis.

  Revenue from high-technology products slightly decreased from HK$28,574,000 (US$3,687,000) in fiscal 1998 to HK$28,358,000 (US$3,659,000) in fiscal 1999.
Despite the unfavourable economic conditions, the Li Group was able to secure a large project providing LED display units for a major Hong Kong public transport operator amounting to HK$9 million (US$1.2 million).

Gross Profit

  Gross profit for the year ended March 31, 1999 decreased by HK$820,000 (US$105,000) to HK$11,265,000 (US$1,454,000) from HK$12,085,000 (US$1,559,000)
for the year ended March 31, 1998. As a percentage of net revenue, gross profit increased to 25.6% in fiscal 1999 from 20.4% in fiscal 1998. The increase in the gross profit margin was due to a higher proportion of total revenue being derived from high-technology and lighting products that have a higher gross profit margin than interior contracting.

Selling, General and Administrative Expenses

  Selling, general and administrative expenses for fiscal 1999 were HK$9,390,000 (US$1,212,000) compared to HK$13,335,000 (US$1,721,000) for fiscal
1998, a decrease of HK$3,945,000 (US$509,000), or 29.6%. As a percentage of net revenue, selling, general and administrative expenses decreased to 21.3% for fiscal 1999 from 22.6% for fiscal 1998.

Net Income

  The combined net profit for the Li Group was HK$428,000 (US$55,000) for fiscal 1999, as compared with a net loss of HK$545,000 (US$70,000) in fiscal 1998, as a result of a profit of HK$1,600,000 (US$206,000) from high-technology products, offset by a net loss of HK$1,172,000 (US$151,000) from design and contracting business.

  Fiscal Years Ended March 31, 1998 and March 31, 1997

Revenue

  Revenue increased by HK$25,816,000 (US$3,331,000) or 77.5% from HK$33,331,000
(US$4,301,000) for the year ended March 31, 1997 to HK$59,147,000
(US$7,632,000) for the year ended March 31, 1998, primarily as a result of increased business activity in both high-technology products and contracting business.

  Revenue from design and contracting business increased by HK$10,632,000 (US$1,372,000), or 53.3%, from HK$19,941,000 (US$2,573,000) in fiscal 1997 to
HK30,573,000 (US$3,945,000) in fiscal 1998. The increase is principally because of large projects for fitting out Hong Kong Shanghai Banking Corporation branches and Kowloon Canton Railway Corporation train stations.

  Revenue from high-technology business increased by HK$15,184,000 (US$1,959,000), or 113% from HK$13,390,000 (US$1,728,000) for fiscal 1997 to
HK$28,574,000 (US$3,687,000) for fiscal 1998. The increase mainly resulted from the Group's expansion in LED and lighting system market.

Gross Profit

  Gross Profit decreased by HK$1,302,000 (US$168,000), or 9.7%, from HK$13,387,000 (US$1,727,000) for the year ended March 31, 1997 to HK$12,085,000
(US$1,559,000) for the year ended March 31, 1998. As a percentage of revenue, gross profit margin has decreased from 40.2% to 20.4%. In order to increase revenue and attract new projects lower contract prices were charged, thus lowering gross profit margin.

Selling General and Administrative Expenses

  Selling, general and administrative expenses increased by HK$2,181,000 (US$282,000), or 19.6% from HK$11,154,000 (US$1,439,000) in fiscal 1997 to
HK$13,335,000 (US$1,721,000) in fiscal 1998. As a percentage of revenue, selling, general and administrative expenses to revenue decreased from 33.5% in fiscal 1997 to 22.6% in fiscal 1998. The increase in expenses were due to increase business activity. However, as many expenses were shared between the subsidiaries, as a percentage of revenue there was an actual decrease.

Net Income

  The combined net loss for the Li Group was HK$545,000 (US$70,000) for fiscal 1998, compared with a net income of HK$1,971,000 (US$254,000) in fiscal 1997, as a result of a profit of HK$125,000 (US$16,000) from design and contracting business, offset by a net loss of HK$670,000 (US$86,000) from the high-technology business. The loss in 1998 was due to lower profit margins and higher expenses incurred to attract new customers.

                        Liquidity and Capital Resources

QUINTALINUX LIMITED

  As at March 31, 2000, we had a consolidated working capital of HK$9,625,000 (US$1,243,000). Consolidated accounts receivable for our Company was HK$76,026,000 (US$9,810,000) and amount due from customers for contract work was HK$24,219,000 (US$3,125,000) as at March 31, 2000, reflecting increased contract revenue for the year. A portion of the net proceeds of this offering will be used for expanding Linux System Solution Limited's operations and as working capital for our existing business. We anticipate that we will be able to meet our ongoing cash requirements with cash generated from operations, proceeds from this offering and borrowings, as required, from existing banking relationship.

TAT GROUP

  The sources of the Tat Group's cash for working capital and capital expenditure has been net positive cash flows from operating activities, capital lease financing and bank borrowings. Seasonal working capital needs have been met through short-term borrowing under a revolving line of credit.

  The present practice of the Tat Group for both Hong Kong and PRC projects is to finance the projects in preliminary stages. Payments to the Group are made according to payment schedules from the relevant architects and approved by clients and are usually based upon certification by the architects of the contracting work done.

A sum of approximately 5% to 15% of the total contract sum is normally retained by clients, which will be released when all defects have been rectified and completion confirmed by the architects. The duration of this defect liability period is usually between 6 to 12 months.

  For trading of the building material, the Group will usually request clients to pay an initial deposit of 50% upon confirmation; 30% second payment upon materials delivered on site; remaining balance of 20% to be released upon completion of installation.

  Pursuant to a guarantee provided by Mr. Chu and the Group to Hong Kong Bank, Belgian Bank, Nanyang Commercial Bank and Bank of America for granting of banking facilities to Tat Group, Tat Group has been granted a banking facility of HK$31 million, including a HK$18 million facility for letters of credit and trust receipt, of which HK$18.3 million was utilized as of March 31, 2000.

  All sub-contractors and suppliers are paid in accordance with the credit terms, ensuring a good working relationship with reliable sub-contractors and suppliers.

  As at March 31, 2000, Tat Group had combined cash and cash equivalents of approximately HK$4,976,000 (US$642,000), working capital of HK$16,786,000 (US$2,165,000) and HK$4,317,000 (US$557,000) of non-current portion of long-term debt.

  There was a positive net cash flow of HK$13,740,000 (US$1,772,000) consumed by operations in fiscal 2000. This mainly reflects the increase in net income during the year.

  The net positive cash flow from operating activities for fiscal 1999 was HK$1,237,000 (US$160,000). This reflects the increase in net income and proceeds being received from completion of projects awarded in 1998.

  The accounts receivable as at March 31, 2000 was HK$61,289,000
(US$7,908,000). It included receivable of about HK$40 million due April 2000 for the Maxdo Center project. This amount has been paid by the client on schedule.

  The amount due from customer for contracting work as at March 31, 2000 was HK$24,184,000 (US$3,121,000). This reflects a significant proportion of contracting projects awarded to the Company during the period that would be completed in the next fiscal year.

  Accounts payable as at March 31, 2000 was HK$61,509,000 (US$7,937,000), reflecting the subcontracting works and materials purchased for our increased activities in contracting business during the period.

  The level of the amount due from customers for contract work and advance contract receipts carried in the balance sheet at any one point in time will often reflect the stage of completion of certain contracts at that time rather the amount of contracts on hand.

  It is a common practice of most of the clients in Hong Kong to withhold the last payment which is normally 5% to 15% of the total contract sum, to the main contractor until the final accounts have been finalized and agreed. The Tat Group will also withhold the final payment to the subcontractors of the related projects.

  As at March 31, 2000, the Tat Group has nil amount due from related parties, as compared with HK$33,245,000 (US$4,290,000) as at March 31, 1999. The decrease is due to the repayment from Mr Chu by means of transferring legal title of certain properties to the Tat Group.

  Amount due to related parties as at March 31, 2000 was HK$21,384,000 (US$2,759,000), representing certain inter-company transactions among the Quintalinux Group.

  Net cash used in operating activities decreased by HK$3,579,000 (US$462,000) from HK$4,807,000 (US$620,000) in fiscal 1997 to HK$1,228,000 (US$158,000) in fiscal 1998. It is mainly because of the increase of the profit of Tat Group, offset by an increase in the amount advanced to Mr. Chu. The advances have been repaid in fiscal 2000.

  For fiscal 2000, net cash used in investing and financing activities for the Tat Group was HK$1,247,000 (US$161,000) and HK$7,953,000 (US$1,025,000)
respectively. The negative cash flow from financing activities was mainly due to a decrease in bank overdraft utilized, partly offset by a new Small and Medium Enterprises Loan offered by the Hong Kong Government.

  Tat Group's net cash used in investing activities was HK$2,640,000 (US$341,000) for fiscal 1999, which is mainly due to complete renovation of its new office. Net cash used for investing activities for fiscal 1998 and 1997 was HK$110,000 (US$14,000) and HK$89,000 (US$11,000) respectively.

  Net cash provided by financing activities was HK$1,033,000 (US$133,000) in fiscal 1999, as compared with net cash used in financing activities of HK$701,000 (US$90,000) in fiscal 1998, reflecting an increase in bank overdraft financing. Net cash provided by financing activities was HK$3,930,000 (US$507,000) in fiscal 1997, mainly because of an increase of HK$2,895,000 (US$374,000) in bank overdraft financing.

LI GROUP

  Since inception, the Li Group have financed its operations primarily through net cash flows from operating activities and bank borrowings.

  Net cash provided by operating activities for fiscal 2000 was HK$165,000 (US$21,000) as compared with net cash of HK$480,000 (US$62,000) provided by operating activities for fiscal 1999.

  As at March 31, 2000, the Li Group had working capital of approximately HK$11,491,000 (US$1,482,000) as compared to approximately HK$5,340,000
(US$689,000) at March 31, 1999. Net accounts receivable increased from HK$10,048,000 (US$1,296,000) as at March 31, 1999 to HK$14,682,000
(US$1,894,000) as at March 31, 2000. This 46% increase was primarily due to the increase in revenue from both interior decoration contracting and high-technology business.

  Consistent with practice, the Li Group requests initial deposits upon the signing of contracts with our clients. The remaining balance will be payable in progress payments. When the projects commence, we have to order materials and make payment to sub-contractors and this amount usually exceeds the initial deposits we received. We will have to finance the projects in the preliminary stage and we will be paid in installments subject to evidence of completion progress documents. We pay for our subcontractors and suppliers according to 30 to 90 days credit terms. Also, it is a common practice of this business that the clients will withhold the last payment until all the works and documents are finalized and verified. Accordingly, we will also withhold the final payment to the subcontractors. The practice has created working capital requirements that we generally have financed with a combination of internally generated cash flow and short-term borrowings under bank overdraft facilities.

  Collateralized by personal guarantee provided by the Li Group's directors and its properties, the Li Group has been granted a banking facility of HK$13.1 million, including a HK$4.6 million facility for letters of credit and trust receipt, about HK$12.1 million of which was used as of March 31, 2000.

  As at March 31, 2000, the Li Group has an amount due from related parties of HK$35,037,000 (US$4,521,000), of which HK$20,557,000 (US$2,653,000) was inter-
company transactions among companies in the Quintalinux Group. The HK$14,480,000 (US$1,868,000) due from Mr Perick Li was fully eliminated in our Company's consolidated financial statements as Mr Li has transferred to our Company good title of 400,000 shares in Intermost Corporation, a U.S. company listed on the Nasdaq OTC Bulletin Board.

  The net cash provided by operating activities was HK$480,000 (US$62,000) for fiscal 1999. It was primarily due to a decrease of accounts receivable resulted from the relatively shorter credit term offered to certain projects during the year.

  The net cash used in operating activities was HK$1,668,000 (US$215,000) in fiscal 1998, as compared with net cash provided by operating activities of HK$895,000 (US$115,000) in fiscal 1997. The negative cash flow from operating activities in fiscal 1998 was mainly due to the loss incurred in the year.

  For fiscal 2000, net cash used in investing activities for the Li Group was HK$52,000 (US$7,000) while net cash provided by financing activities was HK$44,000 (US$6,000).

  Li Group's net cash used in investing activities was HK$140,000 (US$18,000) and HK$172,000 (US$22,000) for fiscal 1999 and 1998 respectively. Net cash provided by investing activities for fiscal 1997 was HK$567,000 (US$68,000), reflecting the sale of a commercial property during the year.

  Net cash used in financing activties was HK$378,000 (US$49,000) for fiscal 1999. Because of an increase of bank overdraft of HK$2,022,000 (US$261,000) to finance the growth of its business activities, net cash provided by financing activities was HK$1,752,000 (US$226,000) in fiscal 1998. Net cash used in financing activities was HK$1,791,000 (US$216,000) in fiscal 1997, reflecting a decrease in bank overdraft financing.

Inflation

  Based on historical experience, the duration of our alternations and additions contracts as well as high-technology products and services, from commencement to completion, has varied between two and eleven months, with the majority of projects being approximately four months. Thus, it has not been necessary to provide for inflation in contracts entered into by the Company.

  The inflation rate in Hong Kong was -4% in 1999 and 2.8% in 1998 and in the PRC was -1.4% in 1999 and -0.8% in 1998. However, we will continue to avoid problems resulting from inflation by ensuring our works are kept to schedule. We have always been able to purchase supplies and materials once a project is signed, thus minimizing the effect of inflation.

  New works projects that may be awarded to us could extend for up to two years, in which case we intend to include cost escalation clauses in such contracts.

Currency Risks

  We expect to continue our present practice of entering into contracts under which contract sums are payable in Hong Kong or United States dollars. Expenses for PRC projects will be paid in Renminbi (Rmb) or Hong Kong dollars. The Company will gain on foreign exchange if the Rmb depreciates against the Hong Kong or United States dollar. Conversely, the Company will incur foreign exchange losses if the Rmb appreciated against the Hong Kong or United States dollar.

  Due to the recent shortage of Rmb within the PRC, we have been experimenting, in relation to PRC projects, accepting part of the contract sum in Rmb in such amounts as may be required to meet Rmb expenditure in relation to these projects. This reduces our requirement to manage actively our foreign exchange exposure under these contracts. Under these arrangements, we are not exposed to the risk of the non-convertibility of Rmb into foreign exchange, as the project element under these contracts remains payable in freely convertible foreign currencies.

Year 2000 Issue

  Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, beginning on January 1, 2000, computer systems and software used by many companies and organizations in a wide variety of industries (including technology, transportation, utilities, finance and telecommunications) will produce erroneous results or fail unless they have been modified or upgraded to process date information correctly. Significant uncertainty exists in the software industry and other industries concerning the scope and magnitude of problems associated with the century and other industries concerning the scope and magnitude of problems associated with the century change. We recognize the need to ensure our operations will not be adversely affected by Year 2000 software failures.

  Internal operations. We believe that we have identified substantially all of the major computers, software applications, and related equipment used in connection with our internal operations that must be modified, upgraded or replaced to minimize the possibility of a material disruption to our business. In addition, we are also continuously assessing the operation of office and facilities equipment, such as fax machines, photocopies, telephone switches, security systems, elevators, and other common devices which may be affected by the Year 2000 problem. We have appointed an agent as the Y2K Project Manager to oversee all our Y2K issues.

  Suppliers. We have communicated with the external vendors that supplied us with material software and information systems and with our significant suppliers to determine their Year 2000 readiness. In the course of these investigations, we have not encountered any material Year 2000 problems with these third-party products. However, we have neglected the likely effects on our non-computerized systems.

  To date, we have not incurred any material costs directly associated with our Year 2000 compliance efforts, except for compensation expense associated with our salaried employees who have devoted some of their time to our Year 2000 assessment and remediation efforts. As discussed above, we do not expect the total cost of Year 2000 problems to be material to our business, financial condition and operating results. However, during the months prior to the century change, we will continue to evaluate new versions of our software products, new software and information systems provided to us by third parties and any new infrastructure systems that we acquire to determine whether they are Year 2000 compliant. Despite our current assessment, we may not identity and correct all significant Year 2000 problems on a timely basis. Year 2000 compliance efforts may involve significant time and expense and unremediated problems could materially adversely affect our business, financial condition and operating results. We currently have no contingency plans to address the risks associated with unremediated Year 2000 problems.

                                 OUR BUSINESS

  We provide technological services designed to address broad technological needs in Hong Kong and China. Currently, our focus is in three principal businesses:

  . We offer a wide variety of commercial construction products and services in connection with electrical network, air-conditioning, flooring, lighting and information display systems.

  . We believe that we are also one of the leading construction and contracting service companies in Hong Kong specialized in interior fitting out works and other related contracting businesses, including:

    .  interior design;

    .  renovation and decoration;

    .  electrical engineering;

    .  fire control systems;

    .  carpentry; and

    . installation of information and telecommunication network and structured cabling for commercial and residential properties.

  . Our information technology services business is operated through our 72.5%-owned subsidiary, Linux System Solution Limited, which was established in April 1999. Linux System Solution is a Linux specialist which offers comprehensive professional consulting and support services, systems integration and application development for Linux operating systems. We also intend to develop Linux applications designed to improve our businesses.

Background and Organization

  We were incorporated as an international business company under the International Business Companies Act of the British Virgin Islands on January 8, 1997. We own all of the issued share capital in each of the companies listed below, but only 72.5% of the issued share capital in Linux System Solution.

  The following diagram illustrates our corporate structure. The respective country of organization/incorporation is shown in brackets.

                              QUINTALINUX LIMITED
                                   (B.V.I.)

  ------------------------------------------------------------------

   100%                                                        72.5%
   ----                                                        -----
     - Interact Contracting Company Limited                Linux System
        (H.K.)                                           Solution Limited
                                                              (H.K.)
     - Interact (China) Design and Contracting Company
        Limited
        (H.K.)
     - Pado (Holdings) Limited
        (H.K.)
       - Pado Contracting Company Limited
          (H.K.)
       - Good Prominent Engineering Company Limited
          (H.K.)
     - Uni-Zone Holdings Limited
        (H.K.)
     - Good Prominent Technology Company Limited
        (H.K.)
     - Good Prominent Trading Limited
        (H.K.)

Our Technological Products Marketing and Engineering, and Construction and Contracting Services Businesses

Industry Overview

  Despite the slow down of the economic development in Hong Kong and China, we anticipate continuous growth for the construction-related services market. We believe the future growth in this industry is being positively affected by the following trends:

  .  Hong Kong--Large Projects to be Developed

     The Hong Kong SAR Government has recently confirmed the development and construction of the Cyber Port project in Hong Kong. This project would include the development of 26 hectares of land into residential, manufacturing, office and research facilities. It is anticipated that about 5.78 million square feet of floor area will be built. In addition, the development of the 126-hectare Disneyland in Hong Kong will also create a large demand for contracting and engineering works for both the theme park itself and its supporting infrastructure and facilities. Moreover, along the route corridor of the West Railway, which is now under construction, over 40,000 new flats of residential, retail, office and hotel facilities will be built. These projects would create good opportunities for construction and contracting companies in Hong Kong.

  .  Hong Kong and China--Demand for Quality Buildings

     Due to various market and economic factors, the property market in Hong Kong and China has slumped since the mid 1990's. There is keen competition for property tenants and buyers. In order to strengthen their competitive advantage, many real estate developers improve the quality of their buildings by adding various high-technology features such as computerized control systems, flexible floor configuration, interior and exterior lighting system and information and telecommunication networks. Also, older buildings need to be upgraded to maintain their existing tenants. This creates a vast market potential for high-technology construction services such as ours.

  .  Concern for Quality of Environment

    In the Second Review of the 1989 White Paper on Pollution issued in November 1993, the Hong Kong Government recognized the existence of potential health risks and problems associated with indoor air pollution. The Hong Kong Environmental Protection Department has launched an Indoor Air Quality Program in Hong Kong, aiming at categorizing building indoor air quality into three levels under a self-regulatory approach. There is a possibility for more stringent regulation on monitoring indoor air quality in commercial buildings after the review is completed in 2003. Maintaining a good indoor air quality in buildings is an asset to a company since it can improve the productivity of employees and build up a good image for the company. Our subsidiary, Uni-Zone Holdings, is currently working together with Hong Kong University of Science and Technology on newly developed advanced ventilation systems such as displacement type ventilation system and integration of demand control algorithm, to improve indoor air quality as well as save energy and running costs in the long run. We believe this would be a good business opportunity for us as we have much experience in supplying and installing under-floor air conditioning systems which improve the air quality.

  .  Growing Market for Information Display Systems

    There are a number of market factors which enhance the growth of the market for LED displays. These factors include the increasing popularity of LED display signage as a result of the advancement in information technology, as well as the increasing availability of information and visual content of electronic formats as advertising and informational purposes. Particularly for the public transportation sector, the bus and mass transportation operators are introducing new buses and trains with LED signage boards which provide news or route information for the passengers.

Strategy

  We plan to continue to maintain our position as one of the leading providers of high quality construction related services in Hong Kong and China. The principal elements of our strategy are:

  . Technology Leadership and Innovation--Linux based applications and solutions

    Our contracting services integrate contemporary interior design and contracting services as well as advanced technology in flooring and air-conditioning systems to maximize the capacity and flexibility of property space. We seek to extend our technological leadership by innovative deployment of Linux based applications and solutions. Using Linux as the main technology platform, we seek to incorporate and integrate information technology, automation technology and products into the design processes. It will significantly enhance our portfolio of product offerings and value-add our services to our clients. These services will include design, integrate, install and maintain the internal information system and telecommunication network for commercial and residential buildings. These could assist the real estate owners, managers and occupants in cost and energy savings.

  .  Comprehensive Product Offering

     Unlike traditional contracting companies, we offer a wide range of construction related services, including interior design, fitting out, electrical engineering and installation, fire control systems, cabling, and maintenance work.

     We plan to continue to expand our services through both internal development and possible future acquisitions of complimentary businesses, products and technologies. Our comprehensive service offering enables us to meet a broad range of customer needs and provide an integrated source of contracting services for the architects and project managers as they seek to consolidate their contractor relationships to a smaller select group.

  .  Close Working Relationship With Customers

     Since our establishment, we have focused on satisfying the needs of real estate developers and architects and have developed long-term relationships with many of our customers. We work with our customers at the initial design stage to identify and respond to their needs. These close working relationships allow us to understand and address the cost and performance expectations of our customers. We plan to enhance our relationships with our major customers and to develop similar relationships with new customers mainly through referral by our current customers and clients.

  .  Active Participation in Government Projects

     We have been actively providing contracting services for small-scale government projects since our establishment. In view of the vast potential demand for contracting works in respect of the forthcoming Hong Kong Government infrastructure projects for the Cyberport, Disneyland and West Railway, we plan to participate more aggressively in the Government sector. We intend to acquire a Class C Contractor License in order to bid for large-scale government contracting and engineering projects in Hong Kong. We believe that our ability, expertise and experience resulting from our involvement in information technology will enhance our success rate in bidding for these projects.

Products and Services

Technological Products Marketing and Engineering

  We are specialized in a wide variety of state of the art high-technology construction products and services in connection with electrical, air-conditioning, flooring, lighting and information display systems. These services generated 44% of our combined revenues for the fiscal year ended March 31, 1999 and approximately

22% of our proforma combined revenues for the fiscal year ended March 31, 2000. Our major products and services include:

  .  Raised floor system and under-floor air-conditioning systems

     We are specialized in intelligent office design and installation turnkey projects. This sector of our business is performed by one of our subsidiaries, Uni-Zone Holdings Limited. We are the distributor of various types of raised floor systems, under-floor air conditioning, clean room systems, uninterruptible power systems, under-floor cable management systems and computer related peripherals.

  The under-floor air-conditioning system has revolutionized the concept of ventilation in modern offices and commercial buildings. Raised modular flooring allows greater flexibility in the installation of various electrical and mechanical components, including different kinds of wiring and cable network. This system can provide significant cost advantages to the user in the long run and will become an important element of the so-called "intelligent building" that stresses high flexibility in space and facility usage.

  We believe that these systems can offer the following benefits:

  .  Flexible, adaptable and re-usable

  .  Maximize the capacity of the building

  .  Low costs for maintaining and re-configuring

  .  Easy relocation in a matter of minutes

  .  Minimize total long term running costs

  .  Reduce energy costs

  .  Reduce construction time and material cost

  .  Healthy working environment with cleaner air

  .  Computerized temperature control

  .  Computerized smart control system

  .  Environmental protection

  .  Freedom to move, design and integrate services

  During the fiscal years ended March 31, 1999 and 2000, we completed approximately HK$62 million (US$8 million) and HK$3 million (US$390,000) of design and installation contracts for the under-floor air-conditioning systems. One of the most important projects is the supply and installation of the raised floor and under-floor air-conditioning system for "The Center", one of the tallest buildings in Hong Kong. The contract value was HK$84 million (US$10.8 million) for this 77-story building and "practical completion" was received in March 1999.

  .  Architectural Lighting Systems

     This sector of our business is conducted by Good Prominent Engineering Company Limited. We design, install and maintain various architectural lighting systems which are commonly used for highlighting architectural details, as well as advertising signage and outdoor decoration application. Cold cathode and fibre-optics lighting systems are innovative high-technology products for both interior and exterior building decoration and are widely used in shopping malls and hotels.

     At present, we are offering three main categories of architectural lighting products: fibre optic lighting, light pipe systems and cold cathode neon lighting systems. We have developed our proprietary fibre optic lighting system named "Brite Lite." Cold cathode neon lighting systems are mainly for architectural and signage applications. We have developed our own "Elite" brand name of cold cathode lighting systems. We believe that we are the market leader in this field, controlling 60% of the fibre-optics market and 30% of the cold cathode lighting market in Hong Kong.

  .  Display System

     Our subsidiary, Good Prominent Technology Company Limited, focuses mainly on the design and installation of various light emitting diode
     (LED) display, LCD display and multimedia information systems for the government, commercial and industrial customers.

     We are the exclusive distributor for the "Litedot" Display Systems from Lite Vision. Lite Vision integrates modular technology with advanced digital systems. The products are controlled by regular computer terminals with video and graphic software which opens up a vast spectrum of display possibilities.

     LED and Litedot are two of our most important products, which accounted for 17% and 13% of our total sales of high-technology products during the fiscal years ended March 31, 1999 and 2000. The LED and Litedot systems are widely used for advertising, stadium displays and passenger information signage for airports, buses, trains and highways, subway and train stations.

     Our recent projects include design and supply for the Mass Transit Railway Corporation of Hong Kong (MTRC) mid-life renovation for its train fleet, which consists of 762 trains. Another major project is a joint venture project with Lite Vision Corporation for the MTRC Phase 2B Electronic Display System for its 37 subway stations.

     The total revenue for our architectural lighting systems and display systems was approximately HK$28 million (US$3.6 million) and HK$16 million (US$2.1 million) for the fiscal years ended March 31, 1999 and 2000.

Construction and Contracting Services

  We are also specialized in the interior fitting out works and other related contracting businesses, including:

  .  interior design;

  .  renovation and decoration;

  .  electrical engineering;

  .  fire control systems;

  .  carpentry; and

  . installation of information systems and telecommunication networks and cabling within commercial buildings.

We are mainly engaged in the interior design and contracting business with special focus on offices, shopping malls, department stores, hotels, banks and universities. A majority of our clients are blue-chip and multi-national companies.

  Three of our subsidiaries, Interact Contracting Company Limited, Interact (China) Design and Contracting Company Limited and Pado Contracting Company Limited, are specialized in providing a series of constructing and contracting services. Interact Contracting Company Limited has been awarded ISO 9002 qualification in 1997 in respect of our quality assurance systems, reflecting our reputation as a quality contracting service provider.

  In 1996, we expanded into the China market. For the fiscal years ended March 31, 1999 and 2000, approximately 36% and 56% of our gross revenue from construction and contracting services was generated from our projects in China. We completed the American Insurance Assurance Building located in the Bund, the Huangpu rivershore in Shanghai. The total contract sum for this project was HK$64 million (US$8.2 million) and the building is regarded as one of the most artistic historic buildings in Shanghai. We were also the main contractor for the HK$30 million (US$3.9 million) renovation project for the Hongkong Bank's Head Office in Shanghai. We intend to use our experience and good relationship with many Chinese government authorities to expand our client base in the China market.

Customers

  We have developed a diversified customer base for our high-technology products and construction related business sectors:


  . Technological products--Our customers include general contractors, real estate developers, architects, government entities and public transportation companies.

  . Construction and contracting services--Our customers include general contractors, real estate developers, property managers, and owners and operators of commercial and industrial properties in both Hong Kong and China.

Sales and Marketing

  For both of our technological products and contracting services sectors, we have developed and maintained successful long-term relationships with our key customers by focusing on customer satisfaction and high quality service and by providing value-added services such as information technology services. Many of our customers or prospective customers have a qualification procedure for becoming an approved bidder or vendor based upon the satisfaction of particular performance and safety standards set by the customer. These customers often maintain a list of vendors or subcontractors meeting such standards and award contracts for individual jobs only to such vendors. We strive to maintain our status as a preferred or qualified vendor to such customers.

  Furthermore, our sales and marketing personnel maintain a careful watch on new developments, utilizing information from advertisements and attending relevant exhibitions and events, in order to introduce us to any new prospective customer. We also rely on both the written and verbal referrals of our satisfied customers to help generate new business.

Competition

Technological Products

  The technological products industry in Hong Kong and China is highly fragmented and competitive. There are relatively few, if any, barriers to entry into these markets in which we operate. As a result, any organization that has adequate financial resources and access to the technological products and expertise may become a competitor to us. Most of our competitors are small, private-owned companies. We believe the major competitive factors in the technological products sector include:

  .  the expertise in design and integration of the technological products;

  .  cost structure;

  .  relationship with customers;

  .  access to technology; and

  .  experience in specific markets.

  We own proprietary rights for some of the products that we are currently distributing, and we intend to continue to develop our proprietary products. Therefore, we believe that we have competitive advantages over our competitors.

Construction and Contracting Services

  The market in which we operate is highly competitive, requiring substantial resources as well as skilled and experienced personnel. We compete with other independent contractors in most of the markets in which we operate, some of which are large domestic companies that have greater financial, technical and marketing resources. In addition, there are few barriers to entry into the industry in which we operate. A significant portion of our revenues is currently derived from contracts granted on a private bidding or public tender basis. Price is often an important factor in the award of such contracts. Accordingly, our competitors could underbid us in an effort to procure such business. On the other hand, bidding for large scale projects may require a large amount of working capital since most of these projects have progressive payment terms and pay no or a small amount of deposit upfront. These projects always have higher profit margins but will involve more cashflow for procuring material and paying our subcontractors.

Our Software Support and System Integration Services

  We are developing and expanding our operations in information technology, software support and system integration business. Currently, our core services cover technical support and system integration for Linux operating systems and the application development of TurboLinux products. TurboLinux is one of the leading Linux products that supports major Asian character sets. This part of our business is operated through our subsidiary, Linux System Solution.

Internet and Open Source Software Industry Background

  In the software industry, the internet has accelerated the development of open source software, which has its origins in the academic and research environments and is based on an open, collaborative approach to the development and distribution of software.

  The growth of the internet has greatly increased the scale and efficiency of open source development through the availability of collaborative technologies such as e-mail lists, news groups and web sites. These technologies have enabled increasingly large communities of independent developers to collaborate on more complex open source projects.

  Through free downloading from the internet, users are able to acquire the open source software at little or no cost, install the software on as many computers as they wish, and customize the software to suit their particular needs.

Linux

  Linux is one of the most popular open source softwares. Linux is a UNIX-like operating system originally developed by a young Finnish, Linus Torvalds. An operating system is the software that allows a computer and its various hardware and software components to interact. The central nervous system of Linux is the kernel, the operating system code that runs the whole computer. The kernel is under constant development and is always available in both the latest stable release and the latest experimental release.

  The use of Linux-based operating systems has rapidly grown. According to industry sources, we estimate that there are about 10 to 15 million Linux users worldwide, of which several million are in Asia, including China. As compared with other operating systems, we believe Linux-based operating systems have the following competitive advantages:

  . Stability and High Performance--The Linux operating system has long been praised for its stability with little chance of crashing, freezing or having to be rebooted.

  . Hardware Compatibility--Almost all major technology companies in the world are supporting Linux, including IBM, Dell, Compaq, Hewlett Packard, NEC and Computer Associates.

  . Reduced Licensing Costs--Nearly all development software for Linux is free and the source code for nearly any Linux program is freely available.

  We believe that Linux System Solution has business opportunities in the following aspects:

  . offering technical support, training, custom development and related services to customers

  . development of custom applications of Linux for our other core businesses

  Linux System Solution was established in April 1999. Mr. and Mrs. Miller, the founders of TurboLinux, Inc., have a 25% equity interest in Linux System Solution and Mrs. Miller is a director of Linux System Solution. Linux System Solution resells, services and supports Linux products, such as TurboLinux, in Hong Kong and Asia.

Strategy

  Our objective is to become a leading Linux total solution provider and system integrator in Hong Kong, China and other ASEAN countries. We intend to continue to deliver the best business solutions on Linux to warrant the adoption of Linux for our corporate and enterprise customers. We also intend to develop and design custom applications of Linux for use in our other core businesses. Our infrastructure and technical expertise will enable us to:

  .  Expand Our Strategic Alliances

     We are actively seeking new strategic alliances with other major Linux companies to improve our access to new customers and geographic markets.

  .  Expand Our Core Competence Relating to Linux Technologies and
     Applications

     We are expanding our professional teams to enhance our ability and better serve our clients by offering them the most cost-effective internet, intranet and E-commerce solutions based on Linux.

  .  Expand Our Domestic and International Market

     We intend to continue to focus on expanding our sales effort by establishing resource and support service centres in Hong Kong, China and other ASEAN countries.

  .  Develop and Design Custom Applications for Our Other Core Businesses

     We intend to develop Linux applications for our use by our subsidiaries in the development of their businesses, such as:

    .  Construction Technology

            -  design and installation of intelligent buildings

            -  office and residential automation

            -  telecommunication infrastructure

    .  Architectural Lighting, Electrical and Electronics System
       Integration

            -  process control

            -  process monitoring and automation

            -  animation

    .  Visual and Information Display Systems

            -  process control

            - animation

            -  database technology

    .  Raised Floor Systems and Under-floor Air-Conditioning Systems

            - process control

            -  environment monitoring

            -  process monitoring and automation

            -  control and distributed systems

Products and Services

  We specialize in offering Linux products and related services, which can be broadly categorized into two main focuses:

  . Trading and re-selling of Linux based products such as TurboLinux, and providing the necessary services to fully support and maintain these products; and

  .  Linux application solutions and the related services, including:

            -  internet and E-commerce solutions

            -  network management services

            -  turnkey or existing hardware solutions


            - service and consulting, such as technical support and on-going maintenance

            -  on-site Linux installation and training

            -  application development

            -  system integration services

            -  project management

  We expect to derive our revenue from our information technology services business mainly from:

  . System Integration Services--System integration services are usually charged on a project basis. The scale of a project varies considerably, usually with a gross margin of 35%. We estimate an average project size of HK$35,000 (US$4,500) to HK$45,000 (US$5,800) for small to medium enterprises.

  . Consulting Services--Consulting services on computer and software application are charged on a man-day basis, currently at HK$3,500-- HK$4,500 (US$450--US$580) per man-day

  . Application Development--The development is charged on a man-day basis, currently at HK$3,500 (US$450) to HK$4,000 (US$510) per man-day. There will be a premium charged per project in the range of 20% to 60% of the project cost to cover potential project risks and proprietary technology.

  . Training Courses--According to our arrangements with Kenfil Training Centre, Welkin Computer Training and Mango Training Centre, we are entitled to a 30% share of the course fee received. Currently, each course is charged at prices ranging from HK$2,400 (US$310) to HK$3,440 (US$444) per student, depending on market demand.

  . Direct Sales of Linux products such as TurboLinux--Our package of TurboLinux products sells for about HK$350 per box, yielding gross margins of up to 35%.

  . Major Government and Educational Institution Projects--We intend to actively bid for major government and educational institution projects for computer network, internet services and other software applications.


Customers

  With our wide range of professional products and well-designed services, we target customers ranging from individuals to large corporate users in Hong Kong, China and other ASEAN countries.

                Services                                       Customer Base
                --------                                       -------------
 Internet and Internet solution using Linux as  Individual users and enterprises a launching platform
 Support and maintenance services of Linux      Enterprises
 system
 Training                                       Small to medium enterprises Individual
                                                users
 Enterprise Solution                            Medium to large enterprises Oracle customer
                                                base IBM DB2
 Sales and distribution of TurboLinux based     Enterprises and individual users
 products
 Publication of Linux material                  Individual users

  We market our products and services through direct sales personnel and retail distributors. We operate a head office in Hong Kong and we intend to expand our activities into China and other ASEAN countries.

  We actively participate in large-scale marketing programs, such as Linux exhibitions and conferences. We also maintain marketing programs to support the sales and distribution of our products and services to communicate corporate direction. Our marketing programs include public relations campaigns, seminars, industry conferences and trade shows.

Competition

  In the market for computer operating systems, Linux competes with a limited number of large and well-established companies that have significantly greater financial resources, larger development staffs and more extensive marketing and distribution capabilities. These competitors include Microsoft, Novell, IBM, Sun Microsystems and The Santa Cruz Operation, all of which offer hardware-independent multi-user operating systems for Intel platforms, and AT&T, Compaq, Hewlett-Packard, Olivetti and Unisys, each of which, together with IBM and Sun Microsystems, offers its own version of the UNIX operating system. Many of these competitors bundle competitive operating systems with their own hardware offerings, making it more difficult for us to penetrate their customer bases.

  The Linux-based operating systems market is not characterized by the traditional barriers to entry that are found in most other markets, due to the open source nature of the products. For example, anyone can download, copy, modify and redistribute Linux. Consequently, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

  Linux System Solution also competes with a number of companies that provide technical support and other professional services to users of Linux-based operating systems.

  Despite the existing and potential competition, we believe that we will benefit from several competitive advantages:

  . Having a strategic relationship with leading Asian Linux vendors such as TurboLinux, Inc.;

  . Being the first company in Hong Kong offering a full range of supporting and technical services for Linux-based products; and

  . Having the technical capabilities of integrating Linux products to provide various system support and internet services for our clients.

  An integral part of our strategy to develop a leading position in Hong Kong, China and other ASEAN countries is to:

  . Build up our brand name by investing in marketing and promotional efforts; and

  .  Build up and expand our asset base of talented scientists and engineers.

Employees

  As of December 31, 1999, we had a total of 79 full time employees, as well as a network of consultants and hourly workers available on an as-required basis. Of the 79 full time employee, ten are key management staff, 36 are engaged in project management, ten in sales and marketing and 23 in finance and administration. None of our employees is represented by a labor union and we believe that our employees' relations are good.

Properties

  Our principal executive offices are located at Suite 2209-2217, 22/F Metro Centre II, 21 Lam Hing Street, Kowloon Bay, Hong Kong. We lease approximately 5,000 square feet of office space at this location. We also lease an additional 3,000 square feet on the same floor of that building and 1,400 square feet at Unit A, 21/F,

Pico Tower, 64-66 Gloucester Road, Wanchai, Hong Kong as additional offices for Li Group and Linux System Solution.

  We own two commercial and one industrial units in Hong Kong. The two commercial units are leased to non-affiliated third parties, and the industrial unit is currently used as our warehouse. We also own a Class A residential property of 1,962 square feet in Hong Kong which is occupied by the Chairman as director's quarters. Our banking facilities are collateralized by all of these properties.

Legal Proceedings

  On April 29, 1999, an action was brought against the Tat Group in the PRC by an entity claimant which performed certain construction works for our subcontractor for HK$14,019,000 (US$1,809,000). In the initial litigation filed in a provincial court in the PRC, the court ruled that the claimant has no merit to the case and accordingly, the claimant withdrew its legal proceeding on June 18, 1999. The claimant subsequently pursued the claim in another litigation and, on October 20, 1999, received a favorable trial ruling against the Tat Group, resulting in a judgment of HK$15,731,000 (US$2,030,000). On December 23, 1999, the Tat Group appealed against this latest ruling and judgment. The Tat Group's attorney, The Shenzhen Yatai Law Office, Shenzhen, PRC, having perused and considered all the legal documents and the evidence used at the trial, has advised the Tat Group that there has not been any legal binding subcontracting/sub-subcontracting obligations between the claimant and Tat Group and, accordingly, the Tat Group could never be a defendant.

  On January 15, 1999, the Tat Group received a claim for liquidated damages amounting to HK$21,832,000 (US$2,817,000) regarding a delay in completion of a PRC contract. As of the date of this prospectus, no formal court action has been filed nor has any further demand or notice been made by the claimant. Our work on the contract has been completed and the developer took possession of the property. Since the delay in completion was caused by changes in job specifications, the Tat Group would be entitled to an extension of time for completion. Accordingly, we believe that the Tat Group will not suffer any losses in respect of this claim.

  Except as described above, we are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

Enforceability of Civil Liabilities and Certain Foreign Issuer Considerations

  We are a British Virgin Islands holding company, and all of our assets are located in Hong Kong. In addition, all of our directors and officers are non-residents of the United States, and all or a substantial portion of their assets are located outside the United States. As a result, investors may be unable to effect service of process within the United States upon these non-residents or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state. There is uncertainty as to whether the courts of the British Virgin Islands or Hong Kong would enforce:

  . Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

  . In original actions brought in the British Virgin Islands or Hong Kong, liabilities against us or these non-residents based on the securities laws of the United States or any state.

  We have designated CT Corporation, 111 Eighth Avenue, New York, New York 10011 as our agent for service of process in the United States with respect to this offering.

  There are no treaties between the British Virgin Islands and the United States nor between Hong Kong and the United States providing for the reciprocal enforcement of foreign judgments. However, the courts of the

British Virgin Islands and Hong Kong may accept a foreign judgment as evidence of a debt due. An action may be commenced in the British Virgin Islands or Hong Kong for recovery of this debt. However, a British Virgin Islands or Hong Kong court will only accept a foreign judgment as evidence of a debt due, if:

  .  The judgment is for a liquidated amount in a civil matter;

  . The judgment is final and conclusive and has not been stayed or satisfied in full;

  . The judgment is not directly or indirectly for the payment of foreign taxes, penalties, fines or charges of a like nature. In this regard, a British Virgin Islands or Hong Kong court is unlikely to accept a judgment of an amount obtained by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained by the person in whose favor the judgment is given;

  .  The judgment was not obtained by actual or constructive fraud or duress;

  . The foreign court has taken jurisdiction on grounds that are recognized by the common law rules as to conflict of laws in the British Virgin Islands or Hong Kong;

  . The proceedings in which the judgment was obtained were not contrary to the concept of fair adjudication;

  . The proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of the British Virgin Islands or Hong Kong;

  . The person against whom the judgment is given is subject to the jurisdiction of the British Virgin Islands or the Hong Kong courts; and

  . The judgment is not on a claim for contribution in respect of damages awarded by a judgment that does not satisfy the above requirements.

  Enforcement of a foreign judgment in the British Virgin Islands or Hong Kong also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

  Under United States law, majority and controlling shareholders generally have certain fiduciary responsibilities to minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders that are obviously unreasonable may be declared null and void. While we believe there are no material differences between the protection afforded to minority shareholders of a company organized as an international business company under the law of the British Virgin Islands from those generally available to shareholders of corporations organized in the United States, there may be circumstances where the British Virgin Islands law protecting the interests of minority shareholders may not be as protective as the law protecting minority shareholders in United States jurisdictions. Under British Virgin Islands law, a shareholder of a company organized as an international business company under the laws of the British Virgin Islands may bring an action against a company, even if other shareholders do not wish to bring an action and even though no wrong has been done to the shareholder personally. This is a representative action, that is, an action on the shareholder's own behalf and on behalf of other persons in his class, or similarly situated. Instances where representative actions may be brought include:

  . To compel a company to act in a manner consistent with its Memorandum of Association and Articles of Association;

  . To restrain directors from acting on resolutions, where notice of a shareholders' meeting failed adequately to inform shareholders of a resolution proposed at the meeting;

  . To restrain a company, where it proposes to perform an act not authorized by the Memorandum of Association and the Articles of Association or to seek damages from a director to compensate a company from the consequences of such an unauthorized act, or to recover property of a company disposed of due to such unauthorized act;

  . To restrain a company from acting upon a resolution that was not made in good faith and for the benefit of shareholders as a whole;

  . To redress where a resolution passed at a shareholders' meeting was not properly passed, for instance, if it was not passed with the necessary majority;

  .  To restrain a company from performing an act which is contrary to law;
     and

  . To restrain a company from taking any action in the name and for the benefit of a company.

  Such an action also may be brought against directors and promoters who have breached their fiduciary duties to a company, although acts amounting to a breach of a fiduciary duty can be ratified by a general meeting of shareholders, in the absence of fraud. Such actions against directors and promoters only may be taken, however, if such directors and promoters have power to influence the action taken by a general meeting by means of, for instance, their votes as shareholders, which would prevent a company from suing them in the company's name. Although British Virgin Islands law does permit a shareholder of a British Virgin Islands company to sue its directors representatively or derivatively, the circumstances in which any such action may be brought as set forth above may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders in a United States company.

                                 OUR MANAGEMENT

Executive Officers and Directors

  Our executive officers and directors are as follows:

                    Name                  Age Position
                    ----                  --- --------
   CHU Tat............................... 43  Chairman
   Perick LI Wai Ho......................  44 Vice-Chairman
   David LEE Chai Ve.....................  52 Chief Executive Officer
                                              Chief Financial Officer and
   CHIU Wai Ching........................  37 Director
   CHAN Kin Hang.........................  37 Director
   CHAN Sai Keung........................  44 Non-executive Director
   Samuel YUNG Wing Ki...................  42 Non-executive Director
   Fernando MARCHITELLI..................  60 Non-executive Director

  None of our directors and officers was selected pursuant to any agreement or understanding with any other person. There is no family relationship between any of our directors or executive officers and any other director or executive officer.

  Mr. CHU Tat is our chairman. He is one of our founders and has over 15 years of experience in interior design and contracting business. He is mainly responsible for our strategic planning and business development of contracting projects in Hong Kong and China. Mr. Chu holds a Diploma in Architecture Studies from the Hong Kong Polytechnic University.

  Mr. Perick LI Wai Ho is our vice-chairman and one of our founders. He has over 16 years of experience in the field of interior contracting works. He is mainly responsible for our business development and strategic planning. Mr. Li also serves as a director of Intermost Corporation (OTC BB: IMOT).

  Mr. David LEE Chai Ve has served as our chief executive officer since April 1999. He joined us in 1998. Mr. Lee is mainly responsible for our strategic management as well as our design and engineering team for the electronic display system. From 1996 to 1998, Mr. Lee was deputy managing director of MetalWall Co., Ltd., a designer and manufacturer of metal wall cladding and metal ceiling systems. From 1994 to 1995, he served as deputy-managing director of Good Prominent Engineering Company Limited, in charge of the supply and installation of lighting systems and advertising display boards. Mr. Lee received a Bachelor of Architecture from Kent State University in 1977 and is a member of the California State Board of Architectural Examiners and American Institute of Architecture--LA Chapter and Washington Chapter.

  Ms. CHIU Wai Ching has served as our accountant since 1986 and was appointed as a director and our chief financial officer in June 1999. She is mainly responsible for our financial planning and management.

  Mr. CHAN Kin Hang has served as a director since June 1999. Mr. Chan has worked for a systems integrator as a senior manager from June 1996 to June 1998 and is now a director of BA Consulting (Hong Kong) Limited and the Managing Director of Linux System Solution Limited. Mr. Chan earned a bachelor of engineering degree in civil engineering and a masters of science degree in computer data processing from the University of Ulster, U.K. and a masters of business administration from the University of South Australia. Mr. Chan is mainly responsible for the business development and strategic management of Linux System Solution Limited.

  Mr. CHAN Sai Keung has served as a non-executive director since June 1999. Mr. Chan received a law degree from the University of Southampton, U.K. in 1978 and is a practicing attorney and partner in Liau, Ho & Chan, Hong Kong, and an appointed Attesting Officer of the People's Republic of China. Mr. Chan also serves as a director of Intermost Corporation (OTC BB: IMOT).

  Mr. Samuel YUNG Wing Ki has served as a non-executive director since June 1999. Mr. Yung is a district director of American International Assurance Co. (Bermuda) Ltd. since 1989. He has over 17 years of experience in the insurance industry. He received "The Outstanding Young Persons Award" of Hong Kong in November 1994 and sits on a number of fund raising committees for several major charitable organizations. He is also an independent non-executive director of Group Sense (International) Ltd., a listed company in Hong Kong.

  Mr. Fernando MARCHITELLI has served as a non-executive director since June 1999. Mr. Marchitelli has been the chairman of Arotex Far East Ltd. since 1973 and has over 29 years of experience in manufacturing and trading in Asia. Mr. Marchitelli received a bachelor of arts degree in economics from the City College of the City University of New York in 1968.

Audit Committee

  We have established an audit committee, which consists of Messrs. Chan, Yung and Marchitelli. Its functions are to:

  . recommend annually to the board of directors the appointment of our independent public accountants;

  . discuss and review the scope and the fees of the prospective annual audit and review the results with the independent public accountants;

  . review and approve non-audit services of the independent public accountants;

  .  review compliance with our existing accounting and financial policies;

  .  review the adequacy of our financial organization; and

  . review our management's procedures and policies relative to the adequacy of our internal accounting controls and compliance with federal and state laws relating to financial reporting.

Compensation of Directors and Executive Officers

  The aggregate compensation paid by us to all of our directors and executive officers as a group for the fiscal years ended March 31, 1999 and 2000, for services in all capacities, was HK$1,205,000 (US$155,484) and HK$1,174,000 (US$151,484). During the fiscal years ended March 31, 1999 and 2000, we did not contribute any amount toward the pension plans of our directors and executive officers.

Executive Service Contract

  We have entered into employment agreements with Mr. Chu, Mr. Li and Mr. Lee effective upon the closing of this offering for a period of three years at annual salaries of HK$2,730,000 (US$352,258), HK$2,730,000 (US$352,258) and
HK$1,080,000 (US$139,355). Their remuneration packages will include benefits with respect to a motor car. In addition, they will be entitled to an annual management bonus of a sum to be determined by the board at its absolute discretion having regard for our operating results and their performance during the relevant financial year. The amount payable to them will be decided by majority decision of the members of the board present in the meeting called for that purpose, provided that each of them will abstain from voting and not be counted in the quorum in respect of the resolution regarding the amount payable to them.

                              CERTAIN TRANSACTIONS

  We were incorporated in the British Virgin Islands on January 8, 1997 as a limited liability company under the name Quinta Development Limited. On February 3, 2000, pursuant to a resolution of our board of directors, we changed our name to Quintalinux Limited. The name change was approved by the Registrar of Companies of the British Virgin Islands on February 17, 2000.

  On July 3, 1998, we split our outstanding 100 shares of common stock on a 100 for one basis and reduced the par value from US$1 to US$0.01. On July 22, 1998, we issued an additional 10,000 shares to our current shareholders at $0.01 per share in the same proportion as their existing shareholdings.

  Mr. Chu was the sole shareholder of each of Interact Contracting Company Limited; Interact (China) Design and Contracting Company Limited; and Uni-Zone Holdings Limited, which are all referred to as the Tat Group. On November 5, 1999, we entered into a share exchange agreement with Mr. Chu, the sole shareholder of the Tat Group. On November 19, 1999, we issued to Mr. Chu a total of 4,815,000 of our shares as follows: 1,991,000 shares to Asian Progress Holdings Limited and 2,824,000 shares to Muehl Products & Service Asia Limited, in exchange for all of the outstanding common stock of each of the companies comprising the Tat Group.

  Mr. Li was the sole shareholder of each of Pado (Holdings) Limited, which owns all of the outstanding shares of its two subsidiaries, Pado Contracting Company Limited and Good Prominent Engineering Company Limited; Good Prominent Technology Company Limited; and Good Prominent Trading Limited, which are all referred to as the Li Group. On November 5, 1999, we entered into a share exchange agreement with Mr. Li, the sole shareholder of the Li Group. On November 19, 1999, we issued to Mr. Li a total of 2,985,000 of our shares as follows: 1,931,000 shares to Oceanic Land Holdings Limited and 1,054,000 shares to Muehl Products & Service Asia Limited, in exchange for all of the outstanding common stock of each of the companies comprising the Li Group.

  Asian Progress Holdings Limited is a limited liability company incorporated in the British Virgin Islands and is wholly owned by Mr. Chu. Oceanic Land Holdings Limited is a limited liability company incorporated in the British Virgin Islands and is wholly owned by Mr. Li. Muehl Products & Service Asia Limited is a limited liability company incorporated in the British Virgin Islands whose issued and outstanding shares are owned 73% by Mr. Chu and 27% by Mr. Li.

  On November 11, 1999, we entered into share exchange agreements with three of the shareholders of Linux System Solution Limited, including two of our directors, Mr. Li and Mr. Kin Chan. On November 24, 1999, we issued to each of Mr. Chan, Oceanic Land Holdings Limited on behalf of Mr. Li, and Liu Chuk Wang, Ray 60,000 shares of our common stock, totaling 180,000 shares, in exchange for their combined 72.5% equity interest in Linux System Solution Limited.

  On March 6, 2000, the amount owing to the Tat Group from Mr. Chu and his related companies amounted to HK$25,487,000 (US$3,289,000) and was fully repaid by transferring legal title of a Class A residential property and a commercial property located in Hong Kong to the Tat Group. The parties agreed that the fair market value of these properties at August 19, 1999 as valued by an independent professional valuer was HK$27,000,000 (US$3,484,000) and being used to record as the consideration for the transfer.

  On December 28, 1999, Mr. Li reduced the amount owing from him to the Li Group by HK$11,625,000 (US$1,500,000) to HK$3,060,000 (US$395,000) by
transferring good title to us of 400,000 shares of Intermost Corporation (OTC
BB: IMOT) valued by an independent valuer at US$3.75 per share. In addition, on January 26, 2000, one of Mr. Li's related companies repaid an aggregate of HK$12,000,000 (US$1,549,000) to us as a settlement of debt owing to the Li Group.

                             PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of the date of this prospectus by:

  . each person who is known by us to own beneficially more than 10% of the outstanding common stock,

  .  each of our executive officers and directors, and

  .  all directors and executive officers as a group.

Except as set forth below, to our knowledge, we are not directly or indirectly owned or controlled by any other corporation or by any foreign government.

                                                      Shares
                                                   Beneficially     Percentage
                                                  Owned Prior To    of Shares
                                                     Offering      Beneficially
                                                 ----------------- Owned After
Name of Shareholder                               Number   Percent   Offering
-------------------                              --------- ------- ------------

CHU Tat........................................  4,824,000  60.3       50.8
Perick LI Wai Ho...............................  3,054,000  38.2       32.1
David LEE Chai Ve..............................          0     0          0
CHIU Wai Ching.................................          0     0          0
CHAN Kin Hang..................................     60,000     *          *
CHAN Sai Keung.................................          0     0          0
Samuel YUNG Wing Ki............................          0     0          0
Fernando MARCHITELLI...........................          0     0          0
All directors and executive officers as a group
 (8 persons)...................................  7,938,000  99.2       83.6

--------
*  Represents less than 1% of the outstanding common stock

  Mr. Chu's 4,824,000 shares are held as follows: 2,000,000 shares are owned of record by Asian Progress Holdings Limited, a British Virgin Islands corporation which is solely owned by Mr. Chu. Mr. Chu is also deemed to own 2,824,000 shares of the 3,878,000 shares owned of record by Muehl Products & Service Asia Limited, a British Virgin Islands corporation which is 73% owned by Mr. Chu.

  Mr. Li's 3,054,000 shares are held as follows: 2,000,000 shares are owned of record by Oceanic Land Holdings Limited, a British Virgin Islands corporation which is solely owned by Mr. Li. Mr. Li is also deemed to own 1,054,000 shares of the 3,878,000 shares owned of record by Muehl Products & Service Asia Limited, a British Virgin Islands corporation which is 27% owned by Mr. Li.

                           DESCRIPTION OF SECURITIES

Common Stock

  Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, of which 8,000,000 shares are outstanding as of the date of this prospectus. Each share of common stock is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors. There are no cumulative voting rights in the election of directors. All shares of common stock are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when we declare them out of funds legally available under British Virgin Islands law. Upon our liquidation, all assets available for distribution are distributable among shareholders according to their holdings. There are no preemptive rights to purchase any additional, unissued shares of common stock. All the outstanding common stock is, and the common stock offered by this prospectus will be, when issued against the consideration set forth in this prospectus, duly authorized, validly issued, fully paid and nonassessable.

Warrants

  Each warrant entitles the holder to purchase at any time through August 9, 2005 one share of common stock at $10.88 per share. After August 9, 2005, the warrants expire.

  A warrant may be exercised by surrendering it to the transfer and warrant agent, with the subscription form on the reverse side properly completed and executed, together with payment of the exercise price.

  The warrants are subject to redemption by us, at our option, at $0.25 per warrant upon 30 days' prior written notice. Prior to August 9, 2001, the warrants cannot be redeemed without the written consent of the managing underwriter. The closing bid price, as reported on the Nasdaq National Market, of the common stock for 30 consecutive trading days ending within ten days of the notice of redemption of the warrants must average in excess of $16.00 per share. We are required to maintain an effective registration statement covering the common stock underlying the warrants prior to their redemption. If we redeem the warrants, they will be exercisable until the close of business on the date for redemption fixed in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price. Redemption of the warrants could force the holder either to:

  . exercise the warrants and pay the exercise price at a time when it may be less advantageous to do so; or

  . accept the redemption price in cancellation of the warrant, which could be substantially less than the market value at the time of redemption.

  The exercise price of the warrants bears no relation to any objective criteria of value and should not be regarded as an indication of its future market price.

  We have authorized and reserved for issuance a sufficient number of shares of common stock to permit the exercise of all warrants. All shares of common stock issued upon exercise of the warrants, if exercised in accordance with their terms, will be fully paid and non-assessable.

  The warrants are subject to adjustment upon the occurrence of various events, including stock dividends, stock splits, combinations or reclassification of the common stock, or our sale of common stock at a price per share below the exercise price of the warrants or the then-current market price of the common stock. Additionally, an adjustment would be made if we reclassified or exchanged common stock, consolidated or merged with another corporation, or sold all or substantially all of our assets.

  This offering is our initial registered public offering of our securities and there is no regular public trading market for our securities at the present time. There is no assurance that a public trading market will ever develop or that it will be maintained. Although it has no obligation to do so, the managing underwriter may from time to time become a market-maker and otherwise effect transactions in the securities. The managing underwriter, if it participates in the market, may be a dominating influence in any market that might develop for any of the securities. The price and liquidity of the securities may be significantly affected by the degree, if any, of the managing underwriter's participation in the market.

Underwriter Warrants

  See "Underwriting" for a complete description of the common stock underwriter warrants and the warrant underwriter warrants to be issued by us at the closing to the managing underwriter and/or persons related to the managing underwriter.

Shares Eligible for Future Sale

  Before this offering, there has been no public market for our common stock or warrants. Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices. Furthermore, since only 1,500,000 shares will be available for sale shortly after the offering because of the contractual and legal restrictions on resale of outstanding shares described below, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

  Upon completion of the offering, we will have outstanding 9,500,000 shares of common stock. Of these shares, 1,500,000 shares sold in the offering, plus any shares issued upon exercise of the managing underwriter's over-allotment option, will be freely tradable without restriction under the Securities Act, unless purchased by our affiliates, such as our officers, directors or 10% shareholders.

  The remaining 8,000,000 shares outstanding are "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. Sales of restricted securities in the public market, or the availability of such securities for sale, could adversely affect the market price of the common stock.

  All of our shareholders owning the 8,000,000 shares have entered into lock-up agreements with the managing underwriter providing that they will not sell or transfer our common stock owned by them for a period of fifteen months from the date of this prospectus without the prior written consent of the managing underwriter. As a result of these contractual restrictions, even though the shares might be eligible for sale under the provisions of Rule 144, shares subject to lockup agreements will not be salable until such agreements expire or are waived by the managing underwriter. In addition to the lock-up agreements, 7,980,000 shares of our outstanding common stock may not be sold until at least November 2000 under Rule 144.

  In general, under Rule 144, a person who has beneficially owned restricted securities for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  . One percent of the number of shares of common stock then outstanding, which will equal 95,000 shares immediately after this offering; or

  . The average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

  Sales under Rule 144 also are subject to certain requirements relating to the manner of sale, notice and availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with these limitations of Rule 144.

Transfer and Warrant Agent

  The transfer agent for our common stock and the warrant agent for our warrants is Corporate Stock Transfer, Inc., Denver, Colorado.

Exchange Controls and Other Limitations Affecting Shareholders

  There are no material British Virgin Islands laws that impose foreign exchange controls on us or that affect our payment of dividends, interest or other payments to nonresident holders of our capital stock. British Virgin Islands law and our Memorandum of Association and Articles of Association impose no limitations on the right of nonresident or foreign owners to hold or vote the common stock.

Differences in Corporate Law

  Under the laws of most jurisdictions in the US, majority and controlling shareholders generally have certain "fiduciary" responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. BVI law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in US jurisdictions.

  While BVI law does permit a shareholder of a BVI company to sue its directors derivatively, that is, in the name of and for the benefit of our company and to sue a company and its directors for his benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the US.

  Our directors have the power to take certain actions without shareholder approval, including an amendment of our Memorandum of Association or Articles of Association or an increase or reduction in our authorized capital, which would require shareholder approval under the laws of most US jurisdictions. In addition, the directors of a BVI corporation, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization, certain mergers or consolidations, the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the corporation, or any combination, if they determine it is in the best interests of the corporation, its creditors, or its shareholders. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common stock at a premium over then current market prices.

  As in most US jurisdictions, the board of directors of a BVI corporation is charged with the management of the affairs of the corporation. In most US jurisdictions, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many US jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under BVI law, liability of a corporate director to the corporation is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation. However, under our Articles of Association, we will be authorized to indemnify any director or officer who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being one of our directors or officers, provided such person acted honestly and in good faith and with a view to our best interests and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Our Articles of Association also enable us to indemnify any director or officer who was successful in such a proceeding against expense and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding.

  The above description of certain differences between BVI and US corporate laws is only a summary and does not purport to be complete or to address every applicable aspect of such laws. However, we believe that all material differences are disclosed above.

                                    TAXATION

  The following is a summary of anticipated material U.S. federal income and British Virgin Islands tax consequences of an investment in the common stock. The summary does not deal with all possible tax consequences relating to an investment in the common stock and does not purport to deal with the tax consequences applicable to all categories of investors, some of which, such as dealers in securities, insurance companies and tax-exempt entities, may be subject to special rules. In particular, the discussion does not address the tax consequences under state, local and other non-U.S. and non-British Virgin Islands tax laws. Accordingly, each prospective investor should consult its own tax advisor regarding the particular tax consequences to it of an investment in the common stock. The discussion below is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which are subject to change.

United States Federal Income Taxation

  The following discussion addresses only the material U.S. federal income tax consequences to a U.S. person, defined as a U.S. citizen or resident, a U.S. corporation, or an estate or trust subject to U.S. federal income tax on all of its income regardless of source, making an investment in the common stock. For taxable years beginning after December 31, 1996, a trust will be a U.S. person only if:

  . A court within the United States is able to exercise primary supervision over its administration; and

  . One or more United States persons have the authority to control all of its substantial decisions.

  In addition, the following discussion does not address the tax consequences to a person who holds or will hold, directly or indirectly, 10% or more of the common stock, which we refer to as a "10% Shareholder". Non-U.S. persons and 10% Shareholders are advised to consult their own tax advisors regarding the tax considerations incident to an investment in the common stock.

  A U.S. investor receiving a distribution of the common stock will be required to include such distribution in gross income as a taxable dividend, to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distributions in excess of our earnings and profits will first be treated, for U.S. federal income tax purposes, as a nontaxable return of capital, to the extent of the U.S. investor's adjusted tax basis in the common stock, and then as gain from the sale or exchange of a capital asset, provided that the common stock constitutes a capital asset in the hands of the U.S. investor. U.S. corporate shareholders will not be entitled to any deduction for distributions received as dividends on the common stock.

  Gain or loss on the sale or exchange of the common stock will be treated as capital gain or loss if the common stock is held as a capital asset by the U.S. investor. Such capital gain or loss will be long-term capital gain or loss if the U.S. investor has held the common stock for more than one year at the time of the sale or exchange.

  A holder of common stock may be subject to backup withholding at the rate of 31% with respect to dividends paid on our common stock if the dividends are paid by a paying agent, broker or other intermediary in the United States or by a U.S. broker or certain United States-related brokers to the holder outside the United States. In addition, the proceeds of the sale, exchange or redemption of common stock may be subject to backup withholding, if such proceeds are paid by a paying agent, broker or other intermediary in the United States.

  Backup withholding may be avoided by the holder of common stock if such holder:

  .  Is a corporation or comes within other exempt categories; or

  . Provides a correct taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with the backup withholding rules.

  In addition, holders of common stock who are not U.S. persons are generally exempt from backup withholding, although they may be required to comply with certification and identification procedures in order to prove their exemption.

  Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded or credited against the holder's U.S. federal income tax liability, if any, provided that amount withheld is claimed as federal taxes withheld on the holder's U.S. federal income tax return relating to the year in which the backup withholding occurred. A holder who is not otherwise required to file a U.S. income tax return must generally file a claim for refund or, in the case of non-U.S. holders, an income tax return in order to claim refunds of withheld amounts.

British Virgin Islands Taxation

  Under the International Business Companies Act of the British Virgin Islands as currently in effect, a holder of common stock who is not a resident of BVI is exempt from BVI income tax on dividends paid with respect to the common stock and all holders of common stock are not liable for BVI income tax on gains realized during that year on sale or disposal of such shares; BVI does not impose a withholding tax on dividends paid by a company incorporated under the International Business Companies Act.

  There are no capital gains, gift or inheritance taxes levied by BVI on companies incorporated under the International Business Companies Act. In addition, the common stock is not subject to transfer taxes, stamp duties or similar charges.

  There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands.

                                  UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement, Barron Chase Securities, Inc. as the managing underwriter has agreed to purchase from us an aggregate of 1,500,000 shares and 1,500,000 warrants. The shares and the warrants are referred to as the securities. The securities are offered by the managing underwriter subject to prior sale, when, as and if delivered to and accepted by the managing underwriter and subject to approval by counsel. The managing underwriter is committed to purchase all of the securities offered, if any are purchased (other than those covered by the over-allotment option described below).

  We have been advised by the managing underwriter that the managing underwriter proposes to offer the securities to the public at the offering prices set forth on the cover page of this prospectus through members of the National Association of Securities Dealers, Inc. The managing underwriter may allow concessions, in its discretion, to selected dealers who are members of the NASD and who agree to sell the securities in conformity with the NASD's Conduct Rules. These concessions will not exceed the amount of the underwriting discount that the managing underwriter is to receive.

  We have granted to the managing underwriter an over-allotment option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 225,000 shares and an additional 225,000 warrants at the public offering prices less the underwriting discounts and commissions. The managing underwriter may exercise this option solely to cover over-allotments in the sale of the securities being offered by this prospectus.

  Our officers and directors may introduce the managing underwriter to persons to consider this offering and to purchase securities either through the managing underwriter or through participating dealers. Our officers and directors will not receive any commissions or any other compensation.

  We have agreed to pay to the managing underwriter a commission or underwriting discount of eight percent (8%) of the gross proceeds of this offering, including the gross proceeds from any exercise of its over-allotment option. In addition, we have agreed to pay to the managing underwriter a non-accountable expense allowance of three percent (3%) of the gross proceeds of this offering, including the gross proceeds from any exercise of its over-allotment option. We have paid to the managing underwriter a $50,000 advance of the non-accountable expense allowance. The managing underwriter's expenses in excess of the non-accountable expense allowance will be paid by the managing underwriter. If the expenses of the managing underwriter are less than the amount of the non-accountable expense allowance received, such excess will be deemed additional compensation to the managing underwriter. The managing underwriter has informed us that it does not expect sales to discretionary accounts to exceed five percent (5%) of the total number of securities offered.

  We have agreed with the managing underwriter that if we participate in any transaction which the managing underwriter has introduced in writing to us during five years after the closing and which is consummated after the closing or if we retain the managing underwriter in connection with any transaction, then we will pay for the managing underwriter's services an amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million of such value, 3% of the next million of such value, 2% of the next million of such value, and 1% of the next million dollars of such value and of all such value above $4,000,000.

  Before this offering, there has been no public market for our shares of common stock or our warrants. The initial public offering prices for the securities, and the terms of the warrants, have been determined by negotiation between us and the managing underwriter. Among the factors considered in determining the public offering prices were:

  .   The history of and the prospects for our business;

  .   An assessment of our management;

  .   Our past and present operations; and

  .   The general condition of the securities market at the time of this offering.

  The initial public offering prices do not necessarily bear any relationship to our assets, book value, earnings, or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors. We cannot guarantee that a public market for the shares or the warrants will develop after the closing, or will be sustained, or that the shares or the warrants can be resold at any time at the offering or any other price.

  At the closing, we have agreed to issue to the managing underwriter and/or persons related to the managing underwriter, for nominal consideration, Common Stock Underwriter Warrants to purchase up to 150,000 shares of common stock and the Warrant Underwriter Warrants to purchase up to 150,000 warrants. The Common Stock Underwriter Warrants and the Warrant Underwriter Warrants are referred to as the Underwriter Warrants. The Common Stock Underwriter Warrants and the Warrant Underwriter Warrants will be exercisable for a five-year period commencing on the date of the prospectus. The initial exercise price of each Common Stock Underwriter Warrant shall be $13.20 per Underlying Share (165% of the public offering price). The initial exercise price of each Warrant Underwriter Warrant shall be $0.20625 per Underwriter Underlying Warrant (165% of the public offering price). Each Underwriter Underlying Warrant will be exercisable for a five-year period commencing on the date of the prospectus to purchase one share of common stock at an exercise price of $17.952 per share of common stock. The Underwriter Warrants will be restricted from sale, transfer, assignment, or hypothecation for a period of twelve months from the date of the prospectus by the holder, except:

  . to officers of the managing underwriter and members of the selling group and their officers and partners;

  .  by will; or

  .  by operation of law.

  The Common Stock Underwriter Warrants and the Warrant Underwriter Warrants provide for adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Underwriter Warrants contain net issuance provisions permitting the holders to elect to exercise the Underwriter Warrants in whole or in part and instruct us to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring us to issue shares of common stock without a corresponding increase in capital. A net exercise of the Underwriter Warrants will have the same dilutive effect on the interests of our shareholders as will a cash exercise. The Underwriter Warrants do not entitle the holders thereof to any rights as a shareholder until such Underwriter Warrants are exercised and shares of common stock are purchased.

  The Underwriter Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. We have agreed that if we cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven (7) years from the date of the prospectus, to include in such filing the Underwriter Warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, we have agreed that, upon request by the holders of 50% or more of the Underwriter Warrants during the period commencing one year from the date of the prospectus and expiring four years after, we will, under certain circumstances, register the Underwriter Warrants and/or any of the securities issuable upon their exercise.

  The managing underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock and warrants. Specifically, the managing underwriter may over-allot in connection with the offering, creating a short position in the common stock and warrants for its own account. In addition, to cover over-allotments or to stabilize the price of the common stock and warrants, the managing underwriter may bid for, and purchase, shares of common stock and warrants in the open market. Finally, the managing underwriter may reclaim selling concessions allowed to a dealer for distributing the common stock and warrants in the offering, if the managing underwriter repurchases previously distributed common stock or warrants in transactions to cover the managing underwriter's short position in stabilization transactions or otherwise. Any of the activities may stabilize or maintain the market price of the common stock and warrants above independent market levels. The managing underwriter is not required to engage in these activities, and may end any of these activities at any time.

  We have agreed to indemnify the managing underwriter against any costs or liabilities incurred by the managing underwriter by reason of misstatements or omissions to state material facts in connection with the statements made in the registration statement and this prospectus. The managing underwriter has in turn agreed to indemnify us against any costs or liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the registration statement and this prospectus, based on information relating to the managing underwriter and furnished in writing by the managing underwriter. To the extent that these provisions may purport to provide exculpation from possible liabilities arising under the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for us as to U.S. law by Andrew N. Bernstein, P.C., Greenwood Village, Colorado. The validity of our shares of common stock and our warrants offered by this prospectus and certain other legal matters will be passed on for us by Harney Westwood & Riegels as to British Virgin Islands law. Certain legal matters will be passed on for the managing underwriter by David A. Carter, P.A., Boca Raton, Florida. Certain legal matters as to our PRC litigation have been passed upon for us by The Shenzhen Yatai Law Office, Shenzhen, China.

                                    EXPERTS

  Our audited historical financial statements of Quintalinux Limited, Tat Group and Li Group as of March 31, 1998 and 1999 and for each of the three years ended March 31, 1999 included in this prospectus have been audited by Moores Rowland, Hong Kong, independent auditors, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

  We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act covering the shares of common stock, the warrants, the underwriter warrants and the underlying shares of common stock being offered in this offering. This prospectus does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.

  After the offering, we will be subject to the informational requirements of the Exchange Act as they apply to a foreign private issuer and will be required to file reports and other information with the Commission. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and annual reports to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions set forth in Section 16 of the Exchange Act. We are also not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

  Any reports we file, including the registration statement and all exhibits, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60601 upon payment of prescribed rates.

  Our common stock and warrants have been approved for trading on the Nasdaq National Market.

                         INDEX TO FINANCIAL STATEMENTS

QUINTALINUX LIMITED
 (Formerly Known As Quinta Development Limited)

Report of Independent Certified Public Accountants.................         F-3

Consolidated Statements of Operations for the period from January
8, 1997 (date of incorporation) to March 31, 1997 and for the years
ended March 31, 1998, 1999 and 2000 (unaudited)....................         F-4

Consolidated Balance Sheets as of March 31, 1998, 1999 and 2000
(unaudited)........................................................         F-5

Consolidated Statements of Changes in Stockholders' Equity for the
period from January 8, 1997 (date of incorporation) to March 31,
1997 and for the years ended March 31, 1998, 1999 and 2000
(unaudited)........................................................         F-6

Consolidated Statements of Cash Flows for the period from January
8, 1997 (date of incorporation) to March 31, 1997 and for the years
ended March 31, 1998, 1999 and 2000 (unaudited)....................         F-7

Notes to and Forming Part of the Consolidated Financial
Statements.........................................................   F-8--F-27

INTERACT CONTRACTING COMPANY LIMITED,
INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

Report of Independent Certified Public Accountants.................        F-28

Combined Statements of Operations for the years ended March 31,
1997, 1998 and 1999 and 2000 (unaudited)...........................        F-29

Combined Balance Sheets as of March 31, 1998, 1999 and 2000
(unaudited)........................................................        F-30

Combined Statements of Changes in Stockholders' Equity (Deficit)
for the years ended March 31, 1997, 1998, 1999 and 2000
(unaudited)........................................................        F-31

Combined Statements of Cash Flows for the years ended March 31,
1997, 1998, 1999 and 2000 (unaudited)..............................        F-32

Notes to and Forming Part of the Combined Financial Statements.....  F-33--F-47

                         INDEX TO FINANCIAL STATEMENTS

PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES,
GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
GOOD PROMINENT TRADING LIMITED ("LI GROUP")

Report of Independent Certified Public Accountants..................        F-48

Combined Statements of Operations for the years ended March 31,
1997, 1998, 1999 and 2000 (unaudited)...............................        F-49

Combined Balance Sheets as of March 31, 1998, 1999 and 2000
(unaudited).........................................................        F-50

Combined Statements of Changes in Stockholders' Equity for the years
ended March 31, 1997, 1998, 1999 and 2000 (unaudited)...............        F-51

Combined Statements of Cash Flows for the years ended March 31,
1997, 1998, 1999 and 2000 (unaudited)...............................        F-52

Notes to and Forming Part of the Combined Financial Statements......  F-53--F-66

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Quintalinux Limited
(Formerly Known As Quinta Development Limited)
(incorporated in British Virgin Islands with limited liability)

  We have audited the accompanying consolidated balance sheets of Quintalinux Limited (formerly known as Quinta Development Limited) and its subsidiaries ("the Group") as of March 31, 1998 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from January 8, 1997 (date of incorporation) to March 31, 1997 and for the years ended March 31, 1998 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements, prepared on the basis of presentation as set out in notes 1 and 2 to the consolidated financial statements, present fairly, in all material respects, the consolidated financial position of the Group as of March 31, 1998 and 1999, and the consolidated results of its operations and cash flows for the period from January 8, 1997 (date of incorporation) to March 31, 1997 and for the years ended March 31, 1998 and 1999, in conformity with accounting principles generally accepted in the United States of America.

Moores Rowland
Chartered Accountants
Certified Public Accountants
Hong Kong

Dated:June 23, 1999, except for
   Note 1 as to which the date is
   November 24, 1999

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands except share amounts)

                          Period from
                           January 8,
                         1997 (date of
                         incorporation)
                          to March 31,           Years ended March 31,
                         -------------- ------------------------------------------
                              1997        1998       1999       2000       2000
                         -------------- ---------  ---------  ---------  ---------
                              HK$          HK$        HK$        HK$        US$
                                                                  (Unaudited)
Contract revenue........        --        208,679    171,495    188,103     24,271
Contract costs..........        --       (167,557)  (127,905)  (139,639)   (18,018)
                             ------     ---------  ---------  ---------  ---------
Gross profit............        --         41,122     43,590     48,464      6,253
                             ------     ---------  ---------  ---------  ---------
Expenses
Selling, general and
 administrative.........        --        (27,112)   (24,150)   (24,171)    (3,119)
Depreciation and
 amortization...........        --           (230)      (649)      (784)      (101)
                             ------     ---------  ---------  ---------  ---------
                                --        (27,342)   (24,799)   (24,955)    (3,220)
                             ------     ---------  ---------  ---------  ---------
Other operating income
Management fee income...        --             84         57         53          7
Rental income...........        --            --         --         258         33
Project handling
 income.................        --            --         --          93         12
                             ------     ---------  ---------  ---------  ---------
                                --             84         57        404         52
                             ------     ---------  ---------  ---------  ---------
Operating income........        --         13,864     18,848     23,913      3,085
                             ------     ---------  ---------  ---------  ---------
Interest income.........        --            122        192        128         17
Interest expense........        --         (1,307)      (990)    (1,516)      (196)
                             ------     ---------  ---------  ---------  ---------
                                --         (1,185)      (798)    (1,388)      (179)
                             ------     ---------  ---------  ---------  ---------
Other income
Exchange gain...........        --            108        --          57          7
Debt forgiveness from
 suppliers..............        --            --         144          3          1
Minority interest.......        --            --         --          92         12
Others..................        --              7         33        256         33
                             ------     ---------  ---------  ---------  ---------
                                --            115        177        408         53
                             ------     ---------  ---------  ---------  ---------
Income before income
 taxes..................        --         12,794     18,227     22,933      2,959
Income tax expense......        --            --      (1,200)      (893)      (115)
                             ------     ---------  ---------  ---------  ---------
Net income..............        --         12,794     17,027     22,040      2,844
Other comprehensive
 income--gross
 unrealized gain on
 marketable equity
 securities.............        --            --         --         969        125
                             ------     ---------  ---------  ---------  ---------
Comprehensive income....        --         12,794     17,027     23,009      2,969
                             ======     =========  =========  =========  =========
Net income per share
Weighted average number
 of shares outstanding
Basic...................     10,000     4,825,000  4,831,932  5,985,808  5,985,808
                             ======     =========  =========  =========  =========
Net income per share of
 common stock                   Nil     HK$  2.65  HK$  3.52  HK$  3.68  US$  0.48
                             ======     =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

                          CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands except share amounts)

                                                        As of March 31,
                                                  -----------------------------
                                          Notes    1998   1999   2000     2000
                                          ------  ------ ------ -------  ------
                                                   HK$    HK$     HK$     US$
                                                                 (Unaudited)
                 ASSETS
Current assets
Cash and cash equivalents...............             807    438   5,421     699
Restricted cash.........................       6   1,774  1,819  11,150   1,439
Accounts receivable, net of allowance
 for doubtful accounts HK$5,762 in 1998
 and HK$6,006 in 1999 and HK$7,049 in
 2000...................................      11d 19,297 15,074  76,026   9,810
Due from customers for contract work....       4  14,887 16,802  24,219   3,125
Retention money receivable..............           4,049  2,914   5,816     751
Inventories.............................             883    875   2,018     260
Due from related parties................      11  31,710 33,297     --      --
Deposit outward.........................           1,074    710     581      75
Prepayments and other current assets....           2,027  2,409   3,348     432
Prepaid taxes...........................             --     --       50       7
                                                  ------ ------ -------  ------
   Total current assets.................          76,508 74,338 128,629  16,598
Property, plant and equipment, net......       5     860  2,559  40,520   5,228
Marketable equity securities............       9     --     --   12,594   1,625
Deferred offering costs.................       2b    --   1,465   5,355     691
Goodwill................................             --     --    1,025     132
                                                  ------ ------ -------  ------
   Total assets.........................          77,368 78,362 188,123  24,274
                                                  ====== ====== =======  ======
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank overdraft..........................       6   8,717  9,910   9,589   1,237
Bank loans, current.....................       7     --     --    4,197     542
Accounts and bills payable--trade.......          51,778 38,109  90,530  11,681
Capital lease obligations, current......       8      85     40      75      10
Accrued expenses and other payable......           2,974  1,239   5,434     701
Contract work deposit from customers....       4   6,278  1,587   1,819     235
Other deposits received.................             --     --      176      23
Retention money payable.................              60    171     306      39
Due to related parties..................      11     249    416   3,076     397
Income taxes payable....................             --   1,120   1,560     201
Accrued deferred offering costs.........             --   1,040   1,784     230
Loan payable............................             --     458     458      59
                                                  ------ ------ -------  ------
   Total current liabilities............          70,141 54,090 119,004  15,355
Bank loans, non-current.................       7     --     --    6,030     778
Capital lease obligations, non-current..       8      21     38      17       2
Deferred taxation.......................             --     --       37       5
                                                  ------ ------ -------  ------
   Total liabilities....................          70,162 54,128 125,088  16,140
                                                  ------ ------ -------  ------
Minority interest.......................             --     --     (150)    (19)
                                                  ------ ------ -------  ------
Commitments and contingencies...........  12, 13
Stockholders' equity
Common stock............................   1, 10     374    375     620      80
Additional paid-in capital..............           2,627  2,627  18,324   2,364
Accumulated other comprehensive income..             --     --      969     125
Retained earnings.......................           4,205 21,232  43,272   5,584
                                                  ------ ------ -------  ------
   Total stockholders' equity...........           7,206 24,234  63,185   8,153
                                                  ------ ------ -------  ------
   Total liabilities and stockholders'
    equity..............................          77,368 78,362 188,123  24,274
                                                  ====== ====== =======  ======

  The accompanying notes are an integral part of these consolidated financial statements.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  (Dollars in thousands except share amounts)

                             Common Stock                Accumulated
                          ------------------ Additional     other
                          Number of           paid-in   comprehensive Retained
                            shares   Amount   capital      income     earnings       Total
                          ---------- ------- ---------- ------------- --------  -----------------
                                       HK$      HK$          HK$        HK$       HK$       US$
Period from January 8,
 1997 (date of
 incorporation) to
 March 31, 1997.........
Common stock issued
 (Note (1)).............      10,000       1       --          --          --          1        1
Net income..............         --      --        --          --          --        --       --
                          ---------- -------  --------     -------    --------  --------  -------
Balance as of March 31,
 1997...................      10,000       1       --          --          --          1        1
Issue of shares
 (Note (2)).............   4,815,000     373     2,627         --       (8,589)   (5,589)    (722)
Net income..............         --      --        --          --       12,794    12,794    1,651
                          ---------- -------  --------     -------    --------  --------  -------
Balance as of March 31,
 1998...................   4,825,000     374     2,627         --        4,205     7,206      930
Issue of shares at par
 value..................      10,000       1       --          --          --          1      --
Net income..............         --      --        --          --       17,027    17,027    2,197
                          ---------- -------  --------     -------    --------  --------  -------
Balance as of March 31,
 1999...................   4,835,000     375     2,627         --       21,232    24,234    3,127
Issue of shares (Note
 (3))...................   2,985,000     231    14,784         --          --     15,015    1,937
Issue of shares (Note
 (4))...................     180,000      14       913         --          --        927      120
Gross unrealized gain on
 marketable equity
 securities
 (unaudited)............         --      --        --          969         --        969      125
Net income (unaudited)..         --      --        --          --       22,040    22,040    2,844
                          ---------- -------  --------     -------    --------  --------  -------
Balance as of March 31,
 2000 (unaudited).......   8,000,000     620    18,324         969      43,272    63,185    8,153
                          ========== =======  ========     =======    ========  ========  =======

Note:
(1) Share amount has been adjusted to reflect the share split of 100 for 1 and the reduction in par value from US$1 to US$0.01 per share effected on July 3, 1998.

(2) Adjusted to reflect issuance of 4,815,000 shares of common stock of the Company in exchange for the outstanding common stock of Tat Group effected on November 19, 1999.

(3) Issuance of 2,985,000 shares of common stock of the Company in exchange for the outstanding common stock of Li Group effected on November 19, 1999.

(4) Issuance of 180,000 shares of common stock of the Company in exchange for 72.5% equity interest in LSSL effected on November 24, 1999.

  The accompanying notes are an integral part of these consolidated financial statements.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (Dollars in thousands except share amounts)

                               Period from
                                January 8,
                              1997 (date of
                              incorporation)
                               to March 31,      Years ended March 31,
                              -------------- ---------------------------------
                                   1997       1998     1999     2000     2000
                              -------------- -------  -------  -------  ------
                                   HK$         HK$      HK$      HK$     US$
                                                                (Unaudited)
Cash flows from operating
 activities
Net income..................       --         12,794   17,027   22,040   2,844
Adjustment to reconcile net
 income to net cash provided
 by (used in) operating
 activities
Depreciation of property,
 plant and equipment........       --            230      649      729      94
Amortization................       --            --       --        55       7
Allowance for doubtful
 accounts...................       --          5,762      244        9       1
Loss on disposal of
 property, plant and
 equipment..................       --              2      369       44       6
Minority interest...........       --            --       --       (92)    (12)
Changes in operating assets
 and liabilities:
 Accounts receivable........       --         (1,013)   3,979  (51,301) (6,619)
 Due from customers for
  contract work.............       --         (8,399)  (1,915)  (7,189)   (928)
 Retention money
  receivable................       --            194    1,135   (2,082)   (269)
 Inventories................       --            788        8     (452)    (58)
 Due from related parties...       --        (17,170)  (1,587)  16,660   2,150
 Deposit outward............       --            919      364      129      17
 Prepayments and other
  current assets............       --          1,647     (382)     155      20
 Accounts and bills
  payable--trade............       --         14,641  (13,669)  35,511   4,582
 Accrued expenses and other
  payable...................       --          2,067   (1,735)  (4,164)   (537)
 Contract work deposit from
  customers and other
  deposits received.........       --         (6,796)  (4,691)  (5,287)   (682)
 Retention money payable....       --             60      111      135      17
 Due to related parties.....       --         (6,954)     167   12,661   1,633
 Taxation...................       --            --     1,120      121      16
                                   ---       -------  -------  -------  ------
 Net cash provided by (used
  in) operating activities..       --         (1,228)   1,194   17,682   2,282
                                   ---       -------  -------  -------  ------
Cash flows from investing
 activities
Purchase of property, plant
 and equipment..............       --           (112)  (2,705)  (1,266)   (163)
Proceeds on disposal of
 property, plant and
 equipment..................       --              2       65      --      --
Acquisitions, net of cash
 acquired...................       --          2,845      --        79      10
                                   ---       -------  -------  -------  ------
Net cash provided by (used
 in) investing activities...       --          2,735   (2,640)  (1,187)   (153)
                                   ---       -------  -------  -------  ------
Cash flows from financing
 activities
Common stock issued.........         1           --         1      --      --
Loan acquired...............       --            --       --     7,700     994
Repayment of amounts
 borrowed...................       --            --       --      (191)    (25)
Repayment of capital lease
 obligations................       --            (96)    (105)     (66)     (9)
Restricted cash.............       --            (51)     (45)  (7,031)   (907)
Bank overdraft..............       --           (554)   1,193   (8,778) (1,133)
Deferred offering costs.....       --            --      (425)  (3,146)   (406)
Increase in loan payable....       --            --       458      --      --
                                   ---       -------  -------  -------  ------
Net cash provided by (used
 in) financing activities...         1          (701)   1,077  (11,512) (1,486)
                                   ---       -------  -------  -------  ------
Net (decrease) increase in
 cash and cash equivalents..         1           806     (369)   4,983     643
Cash and cash equivalents,
 as of beginning of period..       --              1      807      438      56
                                   ---       -------  -------  -------  ------
Cash and cash equivalents,
 as of end of period........         1           807      438    5,421     699
                                   ===       =======  =======  =======  ======
Supplemental disclosure of
 cash flow information
Cash paid for interest......       --          1,307      990    1,516     196
                                   ===       =======  =======  =======  ======
Cash paid for taxes.........       --            --        80      726      94
                                   ===       =======  =======  =======  ======
Non-cash transaction
Common stock issued for
 acquisitions...............       --            373      --       245      31
Purchase of equipment under
 capital lease..............       --            --        77      --      --
Accrual of deferred offering
 costs......................       --            --     1,040      744      96
Transfer-in of property from
 stockholder................       --            --       --    27,000   3,484
Transfer-in of marketable
 equity securities from
 stockholder................       --            --       --    11,625   1,500
                                   ===       =======  =======  =======  ======

  The accompanying notes are an integral part of these consolidated financial statements.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

       Notes to and Forming Part of the Consolidated Financial Statements (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

1. BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION

  The Company was incorporated in the British Virgin Islands on January 8, 1997 as a limited liability company and was known as Quinta Development Limited. On February 3, 2000, pursuant to a resolution passed by the Board of Directors, the Company changed its name to Quintalinux Limited. The change of name was approved by the Registrar of Companies of the British Virgin Islands on February 17, 2000. As of March 31, 1999, the Company has authorized and outstanding common stock of 100,000,000 shares and 20,000 shares of US$0.01 each respectively (see note 10 for further details). 9,000 outstanding shares, representing 45% of the Company's issued common stock, are issued to each of Mr. CHU Tat ("Mr. Chu") and Mr. Perick LI Wai Ho ("Mr. Li"). Another 2,000 outstanding shares representing the remaining 10% of the Company's issued common stock are issued to other third parties.

  Mr. Chu is the principal stockholder of Interact Contracting Company Limited; Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited, hereinafter collectively referred to as (the "Tat Group").

  Mr. Li is the principal stockholder of Pado (Holdings) Limited and its subsidiary companies, namely Pado Contracting Company Limited and Good Prominent Engineering Company Limited, Good Prominent Technology Company Limited and Good Prominent Trading Limited, hereinafter collectively referred to as (the "Li Group").

  Pursuant to the Share Exchange Agreements entered into between the Company and the stockholders of Tat Group and Li Group on November 5, 1999, each of the stockholders of the Tat Group and Li Group transferred his controlling interest in the outstanding common stock of each of the companies comprising the Tat Group and the Li Group respectively in exchange for 61.57% and 38.17% of the enlarged outstanding shares of common stock of the Company. The transaction was completed on November 19, 1999 when the Company became the holding company of all companies comprising the Tat Group and the Li Group.

  Pursuant to the Share Exchange Agreement entered into between the Company and the stockholders of Linux System Solution Limited ("LSSL") on November 11, 1999, the Company issued a further 180,000 shares, representing 2.25% of the enlarged outstanding shares of common stock of the Company, to certain LSSL's stockholders, one of whom is Mr. Li in exchange for their 72.5% equity interest in LSSL. The transaction was completed on November 24, 1999.

  Upon completion of the above acquisitions, the Company has outstanding 8,000,000 shares of common stock of which 60.3% and 38.2% are owned by Mr. Chu and Mr. Li respectively.

  As of March 31, 2000, authorized common stock amounted to 100,000,000 shares at par value of US$0.01 each, issued and outstanding amounted to 8,000,000 shares at par value of US$0.01.

  Acquisition of the Tat Group, for accounting purposes, has been treated as the acquisition of the Company by the Tat Group with the Tat Group as the accounting acquirer ("reverse acquisition"). On this basis, the historical stockholders' equity amounts since April 1, 1997 has been retroactively restated to reflect the equivalent number of shares of common stock of the Company issued for acquisition with the difference between par value of the Company's and Tat Group's common stock reported in additional paid-in capital. The historical financial statements prior to November 19, 1999, are those of the Tat Group.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

1.BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION (Continued)

  Acquisitions of the Li Group and LSSL have been accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair value.

  The following supplementary unaudited pro forma condensed consolidated statement of operations information for the years ended March 31, 1999 and 2000 give effect to the acquisitions of Li Group and LSSL as if such acquisitions had occurred at the beginning of each period. All significant inter-company transactions have been eliminated.

  The supplemental unaudited pro forma presentation does not purport to be indicative of what the Group's actual results would have been assuming the acquisitions mentioned above had been completed at the beginning of each period, nor does it purport to be indicative of results of operations that may be achieved in the future.

                                                  Years ended March 31,
                                              -------------------------------
                                                1999       2000       2000
                                              ---------  ---------  ---------
                                                 HK$        HK$        US$
   Operating revenue.........................   215,559    201,343     25,980
                                              =========  =========  =========
   Operating income before interest and
    income tax...............................    21,716     25,681      3,314
   Net interest expenses.....................    (2,711)    (2,143)      (277)
                                              ---------  ---------  ---------
   Income before income taxes................    19,005     23,538      3,037
   Income tax expense........................    (1,550)      (893)      (115)
                                              ---------  ---------  ---------
   Net income................................    17,455     22,645      2,922
   Other comprehensive income................       --         969        125
                                              ---------  ---------  ---------
   Comprehensive income......................    17,455     23,614      3,047
                                              =========  =========  =========
   Net income per share...................... HK$  2.18  HK$  2.83  US$  0.37
                                              =========  =========  =========
   Shares used in computing net income per
    share.................................... 8,000,000  8,000,000  8,000,000
                                              =========  =========  =========

  The Company has had no operation since its incorporation and is used as an investment holding company. The Company had entered into a letter of intent for the proposed public offerings and has incurred certain deferred offering costs that are being deferred until the consummation of the offering, at which time they will be charged against the additional paid-in capital. If the offering is not consummated, the deferred offering costs will be expensed.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


1.BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION (Continued)

  Details of each of the companies comprising the Tat and Li Groups and their principal activities as of March 31, 1999 and 2000 are summarized below:

                                              Equity interest
  Name of          Date of        Place of     owned by the
  company       incorporation   incorporation     Company     Principal activities
  -------       -------------   ------------- --------------- --------------------
                                              Direct Indirect
Interact      January 21, 1992    Hong Kong    100%           construction,
 Contracting                                                  engineering,
 Company                                                      decoration and
 Limited                                                      designs works

Interact      December 20, 1994   Hong Kong    100%           general
 (China)                                                      contracting and the
 Design &                                                     provision of
 Contracting                                                  decoration work
 Company                                                      in the PRC
 Limited

Uni-Zone      May 19, 1994        Hong Kong    100%           design, supply and
 Holdings                                                     installation of
 Limited                                                      carpet and raised
                                                              floor system

Pado          December 16, 1983   Hong Kong            100%   renovation work
 Contracting
 Company
 Limited

Pado          March 11, 1993      Hong Kong    100%           investment
 (Holdings)                                                   holding
 Limited

Good          April 18, 1990      Hong Kong    100%           construction and
 Prominent                                                    installation of light
 Technology                                                   emitting diode
 Company
 Limited

Good          October 1, 1992     Hong Kong            100%   trading and
 Prominent                                                    installation of
 Engineering                                                  lighting materials
 Company
 Limited

Good          December 28, 1987   Hong Kong    100%           trading of
 Prominent                                                    building materials
 Trading
 Limited

  As of March 31, 2000, the Company also held an 72.5% interest in the issued ordinary share capital of LSSL, a company incorporated in Hong Kong on April 23, 1999 and is engaged in the provision of professional consulting and support services, systems integration and application development for Linux operating systems.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of accounting

  The consolidated financial statements are presented in Hong Kong dollars and have been prepared in accordance with accounting principles generally accepted in United States of America.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (b) Deferred offering costs

  In connection with the proposed public offerings, the Company has and will continue to incur certain costs associated with these offerings. These costs will be deferred and offset against the proceeds from the sale of the securities, if the offering is successful, or expensed in operations, if the offering is unsuccessful.

  (c) Principles of consolidation

  The consolidated financial statements include the financial statements of the Company and all of its subsidiaries.

  The acquisition of Tat Group has been accounted for on a "reverse acquisition" basis with the Tat Group as the accounting acquirer. The acquisition was treated as if it was consummated on April 1, 1997. The acquisitions of Li Group and LSSL have been dealt with using the purchase method of accounting.

  All material intercompany balances and transactions have been eliminated on consolidation.

  (d) Cash and cash equivalents

  Cash and cash equivalents include cash on hand, demand deposits with banks and highly liquid debt instruments with an original maturity of three months or less.

  (e) Inventories

  Inventories are stated at the lower of cost or net realizable value. Cost comprises purchase cost of building materials and is calculated using the first-in, first-out method.

  (f) Marketable equity securities

  Investments in marketable equity securities represents available-for-sale securities and are stated at fair value, with unrealised gains and losses reported as a component of accumulated other comprehensive income.

  (g) Property, plant and equipment and depreciation

  Property, plant and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the property, plant and equipment have been put into operation, such as repairs and maintenance, is charged to the statement of operations in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the property, plant and equipment, the expenditure is capitalized, as an additional cost of property, plant and equipment.

  When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in statement of operations.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Depreciation is provided to write off the cost of property, plant and equipment, over their estimated useful lives and after taking into account their estimated residual value, using the reducing balance method, at the following rates per annum:

     Yacht..................................... 20%
     Leasehold and buildings................... 0.75% or over the remaining term of relevant leases, if shorter
     Furniture and fixtures.................... 20%
     Motor vehicles............................ 30%
     Plant and machinery....................... 20%
     Others and computer equipment............. 20%

  Assets held under capital lease contracts are depreciated over their expected useful lives on the same basis as owned assets.

  (h) Goodwill

  Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and is amortized on a straight-line method over 7 years.

  (i) Income taxes

  The Group accounts for income tax under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statements based of assets and liabilities.

  (j) Operating leases

  Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are charged to statement of operations on a straight-line basis over the lease terms.

  (k) Capital lease obligations

  Where assets are acquired under capital lease, the amounts representing the outright purchase price of such assets are included in property, plant and equipment and the corresponding liabilities, net of finance charges, are recorded as capital lease obligations. Depreciation is provided on the cost of the assets on a reducing balance method over their estimated useful lives and after taking into account their estimated residual value as set out in note 2(g) above. Finance charges implicit in the purchase payments are charged to statement of operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (l) Related parties

  Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

  (m) Revenue recognition

  Revenue is recognized when it is probable that the economic benefits will flow to the Group and when the revenue can be measured reliably.

  Revenue from contract works is recognized on the percentage of completion method and in situations where the outcome of the contract works cannot be estimated reliably, revenue from such contract works is recognized only to the extent of the contract costs incurred that it is probable will be recoverable.

  Sale of goods is recognized when goods are delivered and title has passed.

  Management and design fees received are recognized in the period when services are rendered.

  (n) Foreign currencies

  The books and records of the Group are maintained in Hong Kong dollars. Monetary assets and liabilities denominated in foreign currencies have been translated to Hong Kong dollars using the approximate rates prevailing at the balance sheet dates. Transactions in foreign currencies have been converted at the approximate rates prevailing at the dates of transactions. The exchange gains or losses have been credited or charged to the statement of operations.

  For the convenience of the readers of these consolidated financial statements, translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) has been made at the exchange rate of US$1.00 = HK$7.75 on March 31, 2000. No representation is made that the Hong Kong dollars amounts could have been or could be, converted into the United States dollars at that rate on March 31, 2000 or at any other rates.

  (o) Construction contracts

  When the outcome of a construction contract can be estimated reliably, contract costs and revenue are recognized as expenses and income by reference to the stage of completion of the contract activity at the balance sheet date. When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognized as an expense immediately. Whilst most of the contracts undertaken follow the percentage of completion method, in rare cases where lack of dependable estimates or inherent hazards cause forecasts to be doubtful, the completed contract method is adopted.

  Construction contracts in progress at the balance sheet date are recorded in the consolidated balance sheet at the net amount of costs incurred plus attributable profits less foreseeable losses and progress billings, and represented in the consolidated balance sheet as due from customers for contract work (as an asset) or contract work deposit from customers (as a liability), as applicable.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (p) Use of estimates

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from those estimates.

  (q) Fair value of consolidated financial statements

  The carrying amounts of the Group's cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because of the short term maturity of those instruments.

  (r) Comprehensive income

  During the year ended March 31, 1999, the Group adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements.

  (s) Unaudited consolidated financial statements

  The unaudited consolidated financial information included herein for the year ended March 31, 2000 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of the Company, these unaudited consolidated financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein.

  (t) Earnings per share (Net income per share)

  According to the requirements of SFAS No. 128, "Earnings Per Share," basic earnings per share are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the weighted-average number of shares outstanding is adjusted to include estimates of additional shares that would be issued if potentially dilutive common shares had been issued. In addition, income available to common stockholders is adjusted to include any changes in income or loss that would result from the assumed issuance of the dilutive common shares. There were no diluted securities outstanding during any of the periods.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

3.OPERATING RISKS

  (a) Concentration of major customers and suppliers

                                               Years ended March 31,
                                           ---------------------------------
                                            1998     1999     2000     2000
                                           -------  -------  -------  ------
                                             HK$      HK$      HK$     US$
                                                              (Unaudited)
   Major customers with revenues of more
    than 10% of contract revenue
     Sales to major customers............. 128,566  168,104  111,365  14,370
     Percentage of contract revenue.......      62%      98%      59%     59%
     Number...............................       3        2        2       2
   Major suppliers with purchases of more
    than 10% of contract cost
     Purchases from major suppliers.......  35,474   99,643      --      --
     Percentage of contract cost..........      21%      78%     --      --
     Number...............................       2        2      --      --

  Accounts receivable related to the Group's major customers was 55% and 66% of all accounts receivable as of March 31, 1999 and 2000 respectively. In addition, the Group has another customer whose accounts receivable represents approximately 14% and nil of accounts receivable as of March 31, 1999 and 2000 respectively.

  Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentration of credit risk arises from the Group's receivables. Even though the Group does have a major customer, it does not consider itself exposed to significant credit risk with regards to collection of the related receivable.

  (b) Country risks

  The Group may also be exposed to the risks as a result of its contracting and decoration operation being located in the People's Republic of China ("PRC"). This includes risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Group's management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social and other conditions will not result in any adverse impact.

  (c) Cash and time deposits

  The Group maintains its cash balances and investments in time deposits with various banks and financial institutions located in Hong Kong. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


4.CONSTRUCTION CONTRACTS

                                                    March 31,
                                        -------------------------------------
                                          1998      1999      2000     2000
                                        --------  --------  --------  -------
                                          HK$       HK$       HK$       US$
                                                              (Unaudited)
   Accumulated contract costs
    incurred...........................  205,856   151,633   265,842   34,302
   Add: Attributable profits...........   55,350    45,555    56,246    7,257
                                        --------  --------  --------  -------
                                         261,206   197,188   322,088   41,559
   Less: Progress payments
       received/receivable............. (252,597) (181,973) (299,688) (38,669)
                                        --------  --------  --------  -------
                                           8,609    15,215    22,400    2,890
                                        ========  ========  ========  =======
   Amounts disclosed as:
   Due from customers for contract
    work...............................   14,887    16,802    24,219    3,125
   Contract work deposit from
    customers..........................   (6,278)   (1,587)   (1,819)    (235)
                                        --------  --------  --------  -------
                                           8,609    15,215    22,400    2,890
                                        ========  ========  ========  =======

5.PROPERTY, PLANT AND EQUIPMENT, NET

                                                    March 31,
                                        -------------------------------------
                                          1998      1999      2000     2000
                                        --------  --------  --------  -------
                                          HK$       HK$       HK$       US$
                                                              (Unaudited)
   Yacht...............................      --        --      1,301      168
   Leasehold land and buildings........      --        --     37,632    4,856
   Furniture and fixtures..............      394     2,545     4,618      596
   Motor vehicles......................      230       230       745       96
   Plant and machinery.................      149       --        234       30
   Others and computer equipment.......      884       886     1,910      246
                                        --------  --------  --------  -------
                                           1,657     3,661    46,440    5,992
   Accumulated depreciation............     (797)   (1,102)   (5,920)    (764)
                                        --------  --------  --------  -------
                                             860     2,559    40,520    5,228
                                        ========  ========  ========  =======

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


6.BANKING FACILITIES

  The Group had various letters of credit and overdraft under banking facilities as of March 31, 1998, 1999 and 2000 as follows:

                                                            March 31,
                                                    ---------------------------
                                                     1998   1999   2000   2000
                                                    ------ ------ ------  -----
                                                     HK$    HK$    HK$     US$
                                                                  (Unaudited)
   Facilities granted
   Letter of credit and import loans..............  17,800 17,800 22,600  2,917
   Overdrafts.....................................   9,500 10,200 21,500  2,774
                                                    ====== ====== ======  =====
   Utilized
   Letter of credit and import loans..............   7,996  9,289 20,757  2,678
   Overdrafts.....................................   8,717  9,910  9,589  1,237
                                                    ====== ====== ======  =====
   Unutilized facilities
   Letter of credit and import loans..............   9,804  8,511  1,843    239
   Overdrafts.....................................     783    290 11,911  1,537
                                                    ====== ====== ======  =====

  The bank overdrafts are denominated in Hong Kong dollars, bear interest at the floating commercial bank lending rates in Hong Kong, which ranged from 10.25% to 11.75% per annum as of March 31, 1999 and 2000 and are renewable annually with the consent of the relevant banks.

  Under the banking facilities arrangements, the Group's banking facilities are collateralized by unlimited personal guarantee of the directors and leasehold land and buildings owned by the Group. In addition, the Group is required to maintain certain cash balances based on the amount of facilities granted. These balances are reflected as restricted cash in the consolidated financial statements.

  Key financial covenant provide that facilities granted to the Group must not exceed a certain percentage of the market value of leasehold land and buildings collateralized. As of March 31, 1999 and 2000 (unaudited), the Group was not in violation of the key financial covenant.

7.BANK LOANS

                                                            March 31,
                                                    ---------------------------
                                                     1998   1999   2000   2000
                                                    ------ ------ ------  -----
                                                     HK$    HK$    HK$     US$
                                                                  (Unaudited)
   Bank loans, bear interest ranging from 1.75% to
    3% over the prime rate (8.75% as of March 31,
    2000) and matures on June, August and December
    2001, January 2002 and May 2004...............     --     --  10,227  1,320
   Less: Amount due within one year included under
    current liabilities...........................     --     --  (4,197)  (542)
                                                    ------ ------ ------  -----
                                                       --     --   6,030    778
                                                    ====== ====== ======  =====

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


7.BANK LOANS (Continued)

  Expected maturities of bank loans are as follows:

                                                                     March 31,
                                                                        2000
                                                                    ------------
                                                                     HK$    US$
                                                                    (Unaudited)
   2001............................................................  4,197   542
   2002............................................................  5,068   654
   2003............................................................    406    52
   2004............................................................    451    58
   Thereafter......................................................    105    14
                                                                    ------ -----
   Total........................................................... 10,227 1,320
                                                                    ====== =====

8.CAPITAL LEASE OBLIGATIONS

  The Group leased certain equipment under agreements classified as capital lease. Equipment under these leases has a cost of HK$256 and accumulated depreciation of approximately HK$117 as of March 31, 1999. The following is a schedule of future minimum lease payments under capital lease as of March 31, 1999 and 2000.

                                                                March 31,
                                                         -----------------------
                                                            1999     2000  2000
                                                         ---------- ------ -----
                                                            HK$      HK$    US$
                                                                    (Unaudited)
   Future minimum lease payments........................     97        123    16
   Less: Amount representing interest...................    (19)      (31)   (4)
                                                            ---     ------ -----
   Present value of net minimum lease payments..........     78         92    12
   Less: Current portion................................    (40)      (75)  (10)
                                                            ---     ------ -----
                                                             38         17     2
                                                            ===     ====== =====
  Expected maturities of capital lease are as follows:
                                                                March 31,
                                                         -----------------------
                                                            1999     2000  2000
                                                         ---------- ------ -----
                                                            HK$      HK$    US$
                                                                    (Unaudited)
   2000.................................................     40        --    --
   2001.................................................     21         75    10
   2002.................................................     17         17     2
                                                            ---     ------ -----
                                                             78         92    12
                                                            ===     ====== =====

9.MARKETABLE EQUITY SECURITIES

  Investment in marketable equity securities as of March 31, 2000 (unaudited) is as follows:

                                                           Gross
                                                         unrealized
                                                            gain     Fair value
                                                         ---------- ------------
                                                            HK$      HK$    US$
   Available-for-sale securities--common stock..........    969     12,594 1,625
                                                            ===     ====== =====

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


10COMMON STOCK

  The Company was originally incorporated with authorized and outstanding shares of common stock of 50,000 shares and 100 shares respectively, at par value of US$1 each. On July 3, 1998, the Board of Directors of the Company approved a 100 for 1 share split (the "Share Split") and as a result, the Company's then authorized and outstanding shares of common stock was changed from 50,000 shares and 100 shares with a par value of US$1 each to 5,000,000 shares and 10,000 shares with a par value of US$0.01 each respectively.

  On the same date, the Board of Directors of the Company had also approved that the authorized common stock of the Company be increased from US$50 to US$1,000 by the creation of additional 95,000,000 shares of US$0.01 each and such shares shall rank pari passu in all respects with the existing shares.

  On July 22, 1998, the Company issued another 10,000 shares of par value of US$0.01 each at par consideration to the then existing shareholders in same proportion as to their existing shareholdings.

  Pursuant to the Share Exchange Agreements entered into between the Company and the Stockholders of Tat Group and Li Group on November 5, 1999, the Company issued 1,991,000 and 2,824,000 shares to Asian Progress Holdings Limited and Muehl Product and Service Asia Limited respectively in exchange for Mr. Chu's entire interest in the outstanding common stock of each of the companies comprising the Tat Group and 1,931,000 and 1,054,000 shares to Oceanic Land Holdings Limited and Muehl Product and Service Asia Limited respectively in exchange for Mr. Li's entire interest in the outstanding common stock of each of the companies comprising the Li Group.

  Pursuant to the Share Exchange Agreements entered into between the Company and certain stockholders of LSSL on November 11, 1999, the Company issued to them on aggregate 180,000 shares in exchange for their 72.5% equity interest in LSSL.

  As of March 31, 2000, authorized common stock amounted to 100,000,000 shares at par value of US$0.01 each, issued and outstanding amounted to 8,000,000 shares at par value of US$0.01.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


11.RELATED PARTY TRANSACTIONS

  a. Name and relationship of related parties

                                         Existing relationships with the
                                         Company
                                         -------------------------------
   Mr. Chu                               Director and stockholder of the
                                         Company

   Genuine Interior Design & Associates  Common director and a company owned
    Limited ("GIDAL")                    by Mr. Chu, major stockholder of the
                                         Company

   Prographic Productions Company        -- ditto --
    ("PPC")

   Ba Wah Design & Construction Company  -- ditto --
    Limited ("BWDCCL")

   T & T (HK) Investment Limited         -- ditto --
    ("TTHKIL")

   Interact (Guangzhou) Design and      -- ditto --
    Contracting Company Limited
    ("IGDCCL")

   Mr. Chan Kin Hang ("Mr. Chan")       Director and stockholder of the
                                        Company

   Mr. Liu Chuk Wang ("Mr. Liu")        Stockholder of the Company

   Mr. Li                               Director and stockholder of the
                                        Company

   Good Prominent Fire Safety Company   Common director and a company owned
    Limited ("GPFSCL")                  by Mr. Li, major stockholder of the
                                        Company

   Pado (China) Design and Contracting  -- ditto --
    Company Limited ("PCDCL")

   Good Prominent Media Advertising     -- ditto --
    Company Limited ("GPMACL")

   Pado Contracting Company Limited     Common director and a company owned
    ("PCCL")                            by Mr. Li, major stockholder of the
                                        Company. Became a subsidiary of the
                                        Company, following the
                                        reorganization effected on November
                                        19, 1999

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


11.RELATED PARTY TRANSACTIONS (Continued)
  b. Summary of related party transactions

                                                              March 31,
                                                      --------------------------
                                                       1998   1999   2000  2000
                                                      ------ ------ ------ -----
                                                       HK$    HK$    HK$    US$
                                                                    (Unaudited)
   Due from related parties (Note (i))
   Mr. Chu........................................... 30,111 31,245    --   --
   BWDCCL............................................  1,385  1,887    --   --
   PPC...............................................    214    104    --   --
   TTHKIL............................................    --       1    --   --
   Mr. Li............................................    --      60    --   --
                                                      ------ ------ ------ ----
                                                      31,710 33,297    --   --
                                                      ====== ====== ====== ====
   Due to related parties (Note (ii))
   PCCL..............................................    --     186    --   --
   GIDAL.............................................    249    230    --   --
   Mr. Chan..........................................    --     --      97   13
   Mr. Liu...........................................    --     --      27    3
   Mr. Chu...........................................    --     --     887  114
   Mr. Li............................................    --     --   2,065  267
                                                      ------ ------ ------ ----
                                                         249    416  3,076  397
                                                      ====== ====== ====== ====

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


11.RELATED PARTY TRANSACTIONS (Continued)
b. Summary of related party transactions (Continued)

                                                               March 31,
                                                        ------------------------
                                                        1998  1999   2000  2000
                                                        ----- ----- ------ -----
                                                         HK$   HK$   HK$    US$
                                                                    (Unaudited)
   General expenses (Note (iii))
   PPC.................................................   147   242    --    --
                                                        ===== ===== ====== =====
   Rental expenses (Note (iv))
   BWDCCL..............................................   600   150    --    --
   GIDAL...............................................   --  1,114    960   124
                                                        ----- ----- ------ -----
                                                          600 1,264    960   124
                                                        ===== ===== ====== =====
   Management fee income (Note (v))
   PPC.................................................    60    45    --    --
   GPMACL..............................................   --    --     144    19
                                                        ----- ----- ------ -----
                                                           60    45    144    19
                                                        ===== ===== ====== =====
   Management fee expenses (Note (iii))
   GIDAL...............................................   588   --     --    --
                                                        ===== ===== ====== =====
   Subcontracting cost (Note (iii))
   IGDCCL.............................................. 5,109   --     --    --
                                                        ===== ===== ====== =====
   Property, plant and equipment
   Mr. Chu (Note (vi)).................................   --    --  27,000 3,484
   GIDAL (Note (iii))..................................   --  2,405    --    --
                                                        ----- ----- ------ -----
                                                          --  2,405 27,000 3,484
                                                        ===== ===== ====== =====
   Marketable equity securities (Note (vii))
   Mr. Li..............................................   --    --  11,625 1,500
                                                        ===== ===== ====== =====
   Rental income (Note (v))
   GPFSCL..............................................   --    --     140    18
                                                        ===== ===== ====== =====

--------
  (i) The amounts due from related parties represent unsecured advances made to those parties from time to time. These amounts are interest free and repayable on demand.

  (ii) The amounts due to related parties represent unsecured advances made from those parties from time to time. These amounts are interest free and repayable on demand.

  (iii) The Group made payments to PPC, IGDCCL and GIDAL for various general, management, subcontracting expenses and property, plant and equipment. The amounts were determined between the respective parties.

  (iv) The Group made rental expenses to BWDCCL and GIDAL for leasing of office premises at approximately market rates.

                              QUINTALINUX LIMITED
                (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

     Notes to and Forming Part of the Consolidated Financial Statements--
                                  (Continued)
(Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


11.RELATED PARTY TRANSACTIONS (Continued)

  b. Summary of related party transactions (Continued)

  (v) The Group received management fee income from PPC and GPMACL for management services provided and rental income from GPFSCL for properties let out at approximately market rates. The management fee income was determined between the two respective parties.

  (vi) Pursuant to an arrangement with Mr. Chu, the amounts owing from Mr. Chu and companies owned and controlled by him as of March 6, 2000 amounted to HK$25,487 was fully repaid by means of transferring legal title of a class A residential property and a commercial property located in Hong Kong to the Tat Group. The fair market value of these properties as valued by independent professional valuer as of August 19, 1999 was HK$27,000. This amount has been used to record the value of the properties and the amount repaid by Mr. Chu. The excess of payment of approximately HK$1,513 has been accounted for as due to related parties.

  (vii) Pursuant to an arrangement made with Mr. Li, the amount owing from Mr. Li and companies owned and controlled by him as of December 28, 1999 amounted to HK$22,443 was partially repaid by means of transferring good title of 400,000 shares in Intermost Corporation, a company listed on NASDAQ OTC Bulletin Board to the Company. The shares were valued at US$3.75 per share by a third party as of December 3, 1999 and the transfer was completed on December 28, 1999. Consequently, HK$11.6 million was repaid. The market value as of March 31, 2000 was US$4.0625 per share.

     In addition, HK$12 million was paid to the Company by PCDCL, a company owned and controlled by Mr. Li on January 26, 2000 as final settlement of a debt to the Li Group.

c. The stockholders have undertaken to indemnify the Group against any contingent liabilities including tax liabilities and claims that may result from the operating activities of the Group in Hong Kong, the PRC and elsewhere occurring before March 31, 1999. Any such payments by the stockholders will be recorded as expenses by the Group with the corresponding credit to the equity.

d. Included in accounts receivable is an amount of HK$5,416 as of March 31, 1999 and 2000, due from a debtor of the Tat Group which has been outstanding for approximately two and a half years and three and a half years respectively. The director of the Tat Group is, however, confident that this debt would be recovered in full eventually. Accordingly, there was no provision made against this amount in the consolidated statements of operations. The director, who is also the stockholder, has further given an undertaking to the Tat Group that he would make good of any losses suffered by the Tat Group had such debtor been default in repayment. Any such payments by the stockholder will be recorded as expenses by the Tat Group with the corresponding credit to the equity.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


12.OPERATING LEASES

  As of March 31, 1999 and 2000, the Group had commitments under non-cancelable operating lease payments in respect of land and buildings as follows:

                                                                   March 31,
                                                               -----------------
                                                               1999  2000  2000
                                                               ---- ------ -----
                                                               HK$   HK$    US$
                                                                    (Unaudited)
   2000....................................................... 276     --   --
   2001.......................................................  42   1,729  223
   2002....................................................... --      354   46
                                                               ---  ------ ----
   Total...................................................... 318   2,083  269
                                                               ===  ====== ====

  Total lease expense for the years ended March 31, 1998, 1999 and 2000 (unaudited) was HK$2,090, HK$1,682 and HK$1,505 respectively.

  As of March 31, 1999 and 2000, the Group had commitments under non-cancelable operating lease rentals to be received in respect of land and buildings as follows:

                                                                  March 31,
                                                               -----------------
                                                               1999 2000   2000
                                                               ---- -----  -----
                                                               HK$   HK$    US$
                                                                    (Unaudited)
   2000....................................................... --     --     --
   2001....................................................... --     482     62
                                                               ---  -----  -----
   Total...................................................... --     482     62
                                                               ===  =====  =====

13.PERFORMANCE BONDS

  There were contingent liabilities as of March 31, 1999 and 2000 in respect of performance bonds issued by third parties which are inherent in the nature of the business in which the Group operates. The directors do not anticipate material losses to crystallize.

14.PENSION COSTS

  The Group operates a defined contribution retirement plan ("Plan") which is optional for all qualified employees. The assets of the Plan are held separately from those of the Group in a provident fund managed by an independent trustee. The pension cost charge represents contributions payable to the fund by the Group at rates specified in the rules of the Plan. Where employees leave the Plan prior to vesting fully in the contributions, the contribution payable by the Group is reduced by the amount of forfeited contribution.

  The pension expense for the years ended March 31, 1998, 1999 and 2000 (unaudited) was HK$350, HK$80 and HK$177 respectively.

15.INCOME TAXES

  In the opinion of management, the Company is not subject to any tax in the British Virgin Islands ("BVI") or in Hong Kong. Under current BVI and Hong Kong laws, dividends and capital gains arising from the investment are not subject to income taxes. No withholding tax is imposed on payments of dividends.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


15.INCOME TAXES (Continued)

  Companies comprising the Tat and Li Groups and LSSL are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each of the companies is domiciled and operates.

  Companies with income arising in or derived from Hong Kong are subject to Hong Kong Profits Tax at a rate of 16.5% for 1998 and 16% for 1999 and 2000.

  Income tax expense is comprised of the following:

                                                             March 31,
                                                    ----------------------------
                                                    1997 1998 1999  2000   2000
                                                    ---- ---- ----- -----  -----
                                                    HK$  HK$   HK$   HK$    US$
                                                                    (Unaudited)
Current tax........................................ --   --   1,200   893    115
Deferred tax....................................... --   --     --    --     --
                                                    ---  ---  ----- -----  -----
Income tax expense................................. --   --   1,200   893    115
                                                    ===  ===  ===== =====  =====

  Reconciliation to the expected statutory tax rate in Hong Kong is as follows:

                                                             1997   1998   1999
                                                             -----  -----  ----
                                                               %      %     %
Statutory rate..............................................  16.5   16.5  16.0
Non-taxable income..........................................   --   (24.4) (8.8)
Tax effect on net operating loss............................ (16.5)   7.6  (0.9)
Effect of temporary differences.............................   --     --   (0.6)
Effect of permanent differences.............................   --     0.3   0.9
Others......................................................   --     --   (0.1)
                                                             -----  -----  ----
Effective tax rate..........................................   --     --    6.5
                                                             =====  =====  ====

16.REPORT ON SEGMENT INFORMATION

  The Group adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", in respect of its operating segments. The Group reportable segments are design and contracting section and high-technology products section. They are managed separately because each business requires different technology and marketing strategies. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Group evaluates performance based on operating earnings of the respective business units.

                              QUINTALINUX LIMITED
                 (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

Notes to and Forming Part of the Consolidated Financial Statements--(Continued)
 (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


16.REPORT ON SEGMENT INFORMATION (Continued)

  Segment information for the years 1998, 1999 and 2000 are as follows:

                            Design and Contracting      High-Technology Products
                                    Section                      Section                        Total
                          ----------------------------- --------------------------- ---------------------------------
                                                         Years ended March 31,
                          -------------------------------------------------------------------------------------------
                           1998     1999       2000      1998    1999      2000      1998     1999     2000     2000
                          -------  -------  ----------- ------  ------  ----------- -------  -------  -------  ------
                            HK$      HK$        HK$      HK$     HK$        HK$       HK$      HK$      HK$     US$
                                            (Unaudited)                 (Unaudited)                    (Unaudited)
Segment revenue.........  177,066  105,334    177,729   31,613  66,161    10,374    208,679  171,495  188,103  24,271
Segment profits.........    9,932    9,928     19,322    2,862   7,099     2,718     12,794   17,027   22,040   2,844
Included in segment
 profits:
 Depreciation and
  amortization..........     (170)    (617)      (619)     (60)    (32)     (165)      (230)    (649)    (784)   (101)
 Interest income........      122      104        127      --       88         1        122      192      128      17
 Interest expense.......     (688)    (810)    (1,297)    (619)   (180)     (219)    (1,307)    (990)  (1,516)   (196)
Segment assets..........   71,809   67,509    111,912    5,559  10,853    76,211     77,368   78,362  188,123  24,274
                          =======  =======    =======   ======  ======    ======    =======  =======  =======  ======

  Segment information for the years 1998, 1999 and 2000 relating to the Group's operations by geographic areas are as follows:

                                                      Years ended March 31,
                                                  ------------------------------
                                                   1998    1999    2000    2000
                                                  ------- ------- ------- ------
                                                    HK$     HK$     HK$    US$
                                                                   (Unaudited)
   Segment revenue
   Hong Kong.....................................  84,468  94,500 104,441 13,476
   PRC........................................... 124,211  76,995  83,662 10,795
                                                  ------- ------- ------- ------
                                                  208,679 171,495 188,103 24,271
                                                  ======= ======= ======= ======

  All long-lived assets are situated in Hong Kong for the years 1998, 1999, and 2000.

17.FINANCIAL INSTRUMENTS

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Group currently does not hold or issue derivative financial instruments in the normal course of business. Accordingly, adoption of SFAS No. 133 is not expected to affect the Group's financial statements.

18.CONTINGENCIES

  (a) The Tat Group received on January 5, 1999 a claim for liquidated damages amounting to HK$21,832 in respect of the delay in completion of a PRC contract. No formal court action has been filed in connection with this claim, nor has the Tat Group received any further notice from the claimant. Work on the contract has been completed and the developer took possession of the property. The delay in completion was caused by changes in job specifications, which under normal practice, the Tat Group would be given an extension of time for completion. Accordingly, management is of the opinion that the Tat Group will not suffer any losses in respect of this claim. The Tat Group's

                              QUINTALINUX LIMITED
                (FORMERLY KNOWN AS QUINTA DEVELOPMENT LIMITED)

     Notes to and Forming Part of the Consolidated Financial Statements--
                                  (Continued)
(Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


18CONTINGENCIES (Continued)

     attorney meanwhile having reviewed the facts and evidence, has advised that the Tat Group has a genuine defense and a good arguable case to answer such dispute. If such claim is formally asserted, management intends to vigorously contest such claim.

  (b) On April 29, 1999, an action has been brought against the Tat Group in the PRC by an entity ("claimant") which performed certain construction works for our subcontractor for HK$14,019 (US$1,809). In the initial litigation filed in a provincial court in the PRC, the court ruled that the claimant has no merit to the case, and accordingly, the claimant withdrew its legal proceeding on June 18, 1999.

      The claimant subsequently pursued the claim in another litigation ("trial") and, on October 20, 1999, received a favorable ruling against the Tat Group, resulting in a judgement of HK$15,731 (US$2,030).

      The legal environment in the PRC is still not well defined and the Tat Group has appealed against the latest ruling on December 23, 1999. The Tat Group's legal counsel advised that having perused and considered all the legal documents and the evidence, there has not been any legal binding subcontracting or sub-subcontracting obligations between the claimant and Tat Group. Accordingly, the Tat Group could never be a Defendant. As such the Tat Group has not recorded any provision for loss in connection with this claim. Management intends to continue to vigorously contest this action.
  (c) Except as described above, the Group has not been a party to any material legal proceedings and there has been no material legal proceedings pending with respect to the Group's property.

19.SUBSEQUENT EVENTS

  On November 19, 1999, the Company completed its acquisition of the Tat and Li Groups by issuing in aggregate 7,800,000 shares of common stock to Mr. Chu and Mr. Li.
  On November 24, 1999, the Company completed its acquisition of 72.5% equity interest in LSSL, a company incorporated in Hong Kong by issuing on aggregate 180,000 shares of common stock in exchange.

  On December 28, 1999, the Company acquired 400,000 shares in Intermost Corporation, a company listed on NASDAQ OTC Bulletin Board from Mr. Li for a consideration of US$3.75 per share.

  On February 3, 2000, the Board of Directors approved the name of the Company be changed to Quintalinux Limited. The name was approved by the Registrar of Companies of the British Virgin Islands on February 17, 2000.

  On March 6, 2000, the Tat Group acquired a class A residential property and a commercial property located in Hong Kong from Mr. Chu, valued at in aggregate HK$27,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Interact Contracting Company Limited,
Interact (China) Design & Contracting Company Limited and
Uni-Zone Holdings Limited

  We have audited the accompanying combined balance sheets of Interact Contracting Company Limited, Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited, hereinafter collectively referred to as the "Tat Group", as of March 31, 1998 and 1999 and the related combined statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the three year period ended March 31, 1999. These combined financial statements are the responsibility of the management of the Tat Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such combined financial statements, prepared on the basis of presentation as set out in notes 1 and 2 to the combined financial statements, present fairly, in all material respects, the combined financial position of the Tat Group as of March 31, 1998 and 1999, and the combined results of its operations and cash flows for each of the years in the three year period ended March 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

Moores Rowland
Chartered Accountants
Certified Public Accountants, Hong Kong

Dated: June 23, 1999

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

                       COMBINED STATEMENTS OF OPERATIONS
                  (Dollars in thousands except share amounts)

                                         Year ended March 31,
                              -----------------------------------------------
                                1997      1998      1999      2000     2000
                              --------  --------  --------  --------  -------
                                HK$       HK$       HK$       HK$       US$
                                                              (Unaudited)
Contract revenue.............  173,281   208,679   171,495   171,197   22,090
Contract costs............... (154,696) (167,557) (127,905) (131,049) (16,910)
                              --------  --------  --------  --------  -------
Gross profit.................   18,585    41,122    43,590    40,148    5,180
                              --------  --------  --------  --------  -------
Expenses
Selling, general and
 administrative..............  (19,757)  (27,112)  (23,997)  (20,520)  (2,648)
Depreciation.................     (266)     (230)     (649)     (548)     (71)
                              --------  --------  --------  --------  -------
                               (20,023)  (27,342)  (24,646)  (21,068)  (2,719)
                              --------  --------  --------  --------  -------
Other operating income
Management fee income........       60        84        57       --       --
                              --------  --------  --------  --------  -------
Operating income (loss)......   (1,378)   13,864    19,001    19,080    2,461
                              --------  --------  --------  --------  -------
Interest income..............      307       122       192        88       11
Interest expense.............     (975)   (1,307)     (990)   (1,012)    (130)
                              --------  --------  --------  --------  -------
                                  (668)   (1,185)     (798)     (924)    (119)
                              --------  --------  --------  --------  -------
Other income
Exchange gain................       44       108       --         57        7
Debt forgiveness from
 suppliers...................      --        --        144         3        1
Others.......................      173         7        33       108       14
                              --------  --------  --------  --------  -------
                                   217       115       177       168       22
                              --------  --------  --------  --------  -------
Income (loss) before income
 taxes.......................   (1,829)   12,794    18,380    18,324    2,364
Income tax expense...........        2       --     (1,200)      --       --
                              --------  --------  --------  --------  -------
Net income (loss)............   (1,827)   12,794    17,180    18,324    2,364
                              ========  ========  ========  ========  =======

    The accompanying notes are an integral part of these combined financial statements.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

                            COMBINED BALANCE SHEETS
                  (Dollars in thousands except share amounts)

                                                            March 31,
                                                   ----------------------------
                                            Notes   1998   1999   2000    2000
                                            -----  ------ ------ ------- ------
                                                    HK$    HK$     HK$    US$
                                                                  (Unaudited)
                  ASSETS
Current assets
Cash and cash equivalents..................           806    436   4,976    642
Restricted cash............................     7   1,774  1,819   8,850  1,142
Accounts receivable, net of allowance for
 doubtful accounts HK$5,762 in 1998,
 HK$6,006 in 1999 and HK$6,015 in 2000.....    11d 19,297 15,074  61,289  7,908
Due from customers for contract work.......     4  14,887 16,802  24,184  3,121
Retention money receivable.................         4,049  2,914   5,169    667
Inventories................................           883    875   1,428    184
Due from related parties...................    11  31,710 33,245     --     --
Deposit outward............................         1,074    710     581     75
Prepayments and other current assets.......         2,027  2,382     720     93
                                                   ------ ------ ------- ------
    Total current assets...................        76,507 74,257 107,197 13,832
Property, plant and equipment, net.........     5     860  2,559  30,240  3,902
                                                   ------ ------ ------- ------
    Total assets...........................        77,367 76,816 137,437 17,734
                                                   ====== ====== ======= ======
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank overdraft.............................     7   8,717  9,900   1,318    170
Bank loans, current........................     6     --     --    3,400    439
Accounts and bills payable--trade..........        51,778 38,109  61,509  7,937
Capital lease obligations, current.........     8      85     40      21      3
Accrued expenses and other payable.........         2,974  1,236     440     57
Contract work deposit from customers.......     4   6,278  1,587   1,454    188
Retention money payable....................            60    171     306     39
Due to related parties.....................    11     249    230  21,384  2,759
Income taxes payable.......................           --   1,120     579     75
                                                   ------ ------ ------- ------
    Total current liabilities..............        70,141 52,393  90,411 11,667
Capital lease obligations, non-current.....     8      21     38      17      2
Bank loans, non-current....................     6     --     --    4,300    555
                                                   ------ ------ ------- ------
    Total liabilities......................        70,162 52,431  94,728 12,224
                                                   ------ ------ ------- ------
Commitments and contingencies.............. 9, 12
Stockholders' equity
Common stock............................... 1, 10   3,000  3,000   3,000    387
Retained earnings..........................         4,205 21,385  39,709  5,123
                                                   ------ ------ ------- ------
    Total stockholders' equity.............         7,205 24,385  42,709  5,510
                                                   ------ ------ ------- ------
    Total liabilities and stockholders'
     equity................................        77,367 76,816 137,437 17,734
                                                   ====== ====== ======= ======

    The accompanying notes are an integral part of these combined financial statements.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                  (Dollars in thousands except share amounts)

                                      Common stock*
                                     ---------------- Retained
                                     Number of        earnings
                                      shares   Amount (deficit)    Total
                                     --------- ------ --------- -------------
                                                HK$      HK$     HK$     US$
Balance as of April 1, 1996......... 3,000,000 3,000   (6,762)  (3,762)  (485)
  Net loss..........................       --    --    (1,827)  (1,827)  (236)
                                     --------- -----   ------   ------  -----
Balance as of March 31, 1997........ 3,000,000 3,000   (8,589)  (5,589)  (721)
  Net income........................       --    --    12,794   12,794  1,651
                                     --------- -----   ------   ------  -----
Balance as of March 31, 1998........ 3,000,000 3,000    4,205    7,205    930
  Net income........................       --    --    17,180   17,180  2,216
                                     --------- -----   ------   ------  -----
Balance as of March 31, 1999........ 3,000,000 3,000   21,385   24,385  3,146
  Net income (unaudited)............       --    --    18,324   18,324  2,364
                                     --------- -----   ------   ------  -----
Balance as of March 31, 2000
 (unaudited)........................ 3,000,000 3,000   39,709   42,709  5,510
                                     ========= =====   ======   ======  =====

--------
* The amount of common stock outstanding of the Tat Group reflects the aggregate amount of common stock outstanding in respect of each of the companies comprising the Tat Group (see note 1).


    The accompanying notes are an integral part of these combined financial statements.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

                       COMBINED STATEMENTS OF CASH FLOWS
                  (Dollars in thousands except share amounts)

                                            Years ended March 31,
                                    ------------------------------------------
                                     1997     1998     1999     2000     2000
                                    -------  -------  -------  -------  ------
                                      HK$      HK$      HK$      HK$     US$
                                                                (Unaudited)
Cash flows from operating
 activities
Net income (loss).................   (1,827)  12,794   17,180   18,324   2,364
Adjustment to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
 Depreciation of property, plant
  and equipment...................      266      230      649      548      71
 Allowance for doubtful accounts..      --     5,762      244        9       1
 (Gain) loss on disposal of
  property, plant and equipment...      (13)       2      369       18       3
Changes in operating assets and
 liabilities:
 Accounts receivable..............  (10,287)  (1,013)   3,979  (46,224) (5,964)
 Due from customers for contract
  work............................   19,150   (8,399)  (1,915)  (7,382)   (953)
 Retention money receivable.......   (3,517)     194    1,135   (2,255)   (291)
 Inventories......................    1,536      788        8     (553)    (71)
 Due from related parties.........      458  (17,170)  (1,535)   7,747   1,000
 Deposit outward..................   17,380      919      364      129      17
 Prepayments and other current
  assets..........................   (2,679)   1,647     (355)   1,662     214
 Accounts and bills payable--
  trade...........................    6,669   14,641  (13,669)  23,400   3,019
 Accrued expenses and other
  payable.........................      723    2,067   (1,738)    (796)   (103)
 Contract work deposit from
  customers.......................  (38,268)  (6,796)  (4,691)    (133)    (17)
 Retention money payable..........      (41)      60      111      135      17
 Due to related parties...........    5,395   (6,954)     (19)  19,652   2,535
 Taxation.........................      248      --     1,120     (541)    (70)
                                    -------  -------  -------  -------  ------
 Net cash provided by (used in)
  operating activities............   (4,807)  (1,228)   1,237   13,740   1,772
                                    -------  -------  -------  -------  ------
Cash flows from investing
 activities
 Purchase of property, plant and
  equipment.......................      (91)    (112)  (2,705)  (1,247)   (161)
 Proceeds on disposal of property,
  plant and equipment.............        2        2       65      --      --
                                    -------  -------  -------  -------  ------
 Net cash used in investing
  activities......................      (89)    (110)  (2,640)  (1,247)   (161)
                                    -------  -------  -------  -------  ------
Cash flows from financing
 activities
 Repayment of capital lease
  obligations.....................      (53)     (96)    (105)     (40)     (5)
 Restricted cash..................    1,088      (51)     (45)  (7,031)   (907)
 Bank overdraft...................    2,895     (554)   1,183   (8,582) (1,107)
 Loan acquired....................      --       --       --     7,700     994
                                    -------  -------  -------  -------  ------
 Net cash provided by (used in)
  financing activities............    3,930     (701)   1,033   (7,953) (1,025)
                                    -------  -------  -------  -------  ------
Net (decrease) increase in cash
 and cash equivalents.............     (966)  (2,039)    (370)   4,540     586
Cash and cash equivalents, as of
 beginning of period..............    3,811    2,845      806      436      56
                                    -------  -------  -------  -------  ------
Cash and cash equivalents, as of
 end of period....................    2,845      806      436    4,976     642
                                    =======  =======  =======  =======  ======
Supplemental disclosure of cash
 flow information
 Cash paid for interest...........      975    1,307      990    1,012     130
                                    =======  =======  =======  =======  ======
 Cash paid for taxes..............       68      --        80      541      70
                                    =======  =======  =======  =======  ======
Non-cash transaction
Purchase of equipment under
 capital lease....................      149      --        77      --      --
Transfer-in of property from
 shareholder......................     ---       --       --    27,000   3,484
                                    =======  =======  =======  =======  ======

    The accompanying notes are an integral part of these combined financial statements.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

         Notes to and Forming Part of the Combined Financial Statements (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)
                  (Dollars in thousands except share amounts)

1. BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATON

  The accompanying combined financial statements include the accounts of Interact Contracting Company Limited, Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited, hereinafter collectively referred to as the "Tat Group".

  Each of these companies has been under the management and control of its principal stockholder Mr. CHU Tat ("Mr. Chu").

  As these companies have throughout the period from their date of incorporation to March 31, 2000 been under common control and management, the combined financial statements are prepared as if it was a pooling of interests.

  Details of each of these companies are set out herein below:

                                                            Common stock
                                                         ------------------
                                                          Number of
                                                          shares of
                                                          par value         Equity interest
                              Date of        Place of     HK$1 each         directly owned       Principal
    Name of company        incorporation   incorporation outstanding Amount   by Mr. Chu        activities
-----------------------  ----------------- ------------- ----------- ------ --------------- -------------------
                                                                      HK$
Interact Contracting     January 21, 1992    Hong Kong    1,000,000  1,000        100%      constructing
 Company Limited                                                                            engineering,
                                                                                            decoration and
                                                                                            designs works

Interact (China) Design  December 20, 1994   Hong Kong    1,000,000  1,000        100%      general contracting
 & Contracting Company                                                                      and the provision
 Limited                                                                                    of decoration work
                                                                                            in PRC

Uni-Zone Holdings        May 19, 1994        Hong Kong    1,000,000  1,000        100%      design, supply and
 Limited                                                                                    installation of
                                                                                            carpet and raised
                                                                                            floor system
                                                          ---------  -----
                                                          3,000,000  3,000
                                                          =========  =====

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of accounting

  The combined financial statements are presented in Hong Kong dollars and have been prepared in accordance with the accounting principles generally accepted in United States of America.

  (b) Principles of combination

  The combined financial statements reflect the combined assets, liabilities, stockholders' equity and operations of each of the companies as set out in note 1 above, in a manner similar to a pooling of interests.

  All material intercompany balances and transactions have been eliminated on combination.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (c) Cash and cash equivalents

  Cash and cash equivalents include cash on hand, demand deposits with banks and highly liquid debt instruments with an original maturity of three months or less.

  (d) Inventories


  Inventories are stated at the lower of cost or net realizable value. Cost comprises purchase cost of building materials and is calculated using the first-in, first-out method.

  (e) Property, plant and equipment and depreciation

  Property, plant and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the property, plant and equipment have been put into operation, such as repairs and maintenance, is charged to the statement of operations in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the property, plant and equipment, the expenditure is capitalized, as an additional cost of property, plant and equipment.

  When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in statement of operations.

  Depreciation is provided to write off the cost of property, plant and equipment, over their estimated useful lives and after taking into account their estimated residual value, using the reducing balance method, at the following rates per annum:

   Leasehold land and buildings...... over the remaining term of relevant lease
   Furniture and fixtures............ 20%
   Motor vehicles.................... 30%
   Plant and machinery............... 20%
   Others and computer equipment..... 20%

  Assets held under capital lease contracts are depreciated over their expected useful lives on the same basis as owned assets.

  (f) Income taxes

  The Tat Group accounts for income tax under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statements based of assets and liabilities.

  (g) Operating leases

  Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are charged to statement of operations on a straight-line basis over the lease terms.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (h) Capital lease obligations

  Where assets are acquired under capital lease, the amounts representing the outright purchase price of such assets are included in property, plant and equipment and the corresponding liabilities, net of finance charges, are recorded as capital lease obligations. Depreciation is provided on the cost of the assets on a reducing balance method over their estimated useful lives and after taking into account their estimated residual value as set out in note 2(e) above. Finance charges implicit in the purchase payments are charged to statement of operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

  (i) Related parties

  Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

  (j) Revenue recognition

  Revenue is recognized when it is probable that the economic benefits will flow to the Tat Group and when the revenue can be measured reliably.

  Revenue from contract works is recognized on the percentage of completion method and in situations where the outcome of the contract works cannot be estimated reliably, revenue from such contract works is recognized only to the extent of the contract costs incurred that it is probable will be recoverable.

  Sale of goods is recognized when goods are delivered and title has passed.

  Management and design fees received are recognized in the period when services are rendered.

  (k) Foreign currencies

  The books and records of each of the companies comprising the Tat Group are maintained in Hong Kong dollars. Monetary assets and liabilities denominated in foreign currencies have been translated to Hong Kong dollars using the approximate rates prevailing at the balance sheet dates. Transactions in foreign currencies have been converted at the approximate rates prevailing at the dates of transactions. The exchange gains or losses have been credited or charged to the statement of operations.

  For the convenience of the readers of these combined financial statements, translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) has been made at the exchange rate of US$1.00 = HK$7.75 on March 31, 2000. No representation is made that the Hong Kong dollars amounts could have been or could be, converted into the United States dollars at that rate on March 31, 2000 or at any other rates.

  (l) Construction contracts

  When the outcome of a construction contract can be estimated reliably, contract costs and revenue are recognized as expenses and income by reference to the stage of completion of the contract activity at the balance sheet date. When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognized as an expense immediately. Whilst most of the contracts undertaken follow the percentage of completion method, in rare cases where lack of dependable estimates or inherent hazards cause forecasts to be doubtful, the completed contract method is adopted.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Construction contracts in progress at the balance sheet date are recorded in the combined balance sheet at the net amount of costs incurred plus attributable profits less foreseeable losses and progress billings, and represented in the combined balance sheet as due from customers for contract work (as an asset) or contract work deposit from customers (as a liability), as applicable.

  (m) Use of estimates

  The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from those estimates.

  (n) Fair value of financial statements

  The carrying amounts of the Tat Group's cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because of the short term maturity of those instruments.

  (o) Comprehensive income

  During the year ended March 31, 1999, the Tat Group adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There were no items of comprehensive income as defined by SFAS No. 130 for any of the periods presented.

  (p) Unaudited financial statements

  The unaudited financial information included herein for year ended March 31, 2000 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of the Company, these unaudited financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein.

3. OPERATING RISKS

  (a) Concentration of major customers and suppliers

                                           Year ended March 31,
                                   -----------------------------------------
                                    1997    1998     1999     2000     2000
                                   ------  -------  -------  -------  ------
                                    HK$      HK$      HK$      HK$     US$
                                                              (Unaudited)
   Major customers with revenues
    of more than 10% of contract
    revenue
   Sales to major customers....... 84,737  128,566  168,104  111,365  14,370
   Percentage of contract
    revenue.......................     50%      62%      98%      65%     65%
   Number.........................      3        3        2        2       2
   Major suppliers with purchases
    of more than 10% of contract
    cost
   Purchases from major
    suppliers..................... 23,384   35,474   99,643   34,344   4,431
   Percentage of contract cost....     15%      21%      78%      26%     26%
   Number.........................      2        2        2        2       2

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

3. OPERATING RISKS (Continued)

  Accounts receivable related to the Tat Group's major customers was 55% and 72% of all accounts receivable as of March 31, 1999 and 2000 respectively. In addition, the Tat Group has another customer whose accounts receivable represents approximately 14% and nil of accounts receivable as of March 31, 1999 and 2000 respectively.

  Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentration of credit risk arises from the Tat Group's receivables. Even though the Tat Group does have a major customer, it does not consider itself exposed to significant credit risk with regards to collection of the related receivable.

  (b) Country risks

  The Tat Group may also be exposed to the risks as a result of its contracting and decoration operation being located in the People's Republic of China ("PRC"). This includes risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Tat Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Tat Group's management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social and other conditions will not result in any adverse impact.

  (c) Cash and time deposits

  The Tat Group maintains its cash balances and investments in time deposits with various banks and financial institutions located in Hong Kong. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses.

4. CONSTRUCTION CONTRACTS

                                                   March 31,
                                     ------------------------------------------
                                       1998      1999      2000     2000
                                     --------  --------  --------  -------
                                       HK$       HK$       HK$       US$
                                                           (Unaudited)
   Accumulated contract costs
    incurred.......................   205,856   151,633   260,767   33,647
   Add: Attributable profits.......    55,350    45,555    54,643    7,051
                                     --------  --------  --------  -------
                                      261,206   197,188   315,410   40,698
   Less: Progress payments
    received/receivable............  (252,597) (181,973) (292,680) (37,765)
                                     --------  --------  --------  -------
                                        8,609    15,215    22,730    2,933
                                     ========  ========  ========  =======
   Amounts disclosed as:
   Due from customers for contract
    work...........................    14,887    16,802    24,184    3,121
   Contract work deposit from
    customers......................    (6,278)   (1,587)   (1,454)    (188)
                                     --------  --------  --------  -------
                                        8,609    15,215    22,730    2,933
                                     ========  ========  ========  =======

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

5. PROPERTY, PLANT AND EQUIPMENT, NET

                                                         March 31,
                                               ---------------------------------
                                               1998    1999    2000   2000
                                               -----  ------  ------  -----
                                                HK$    HK$     HK$     US$
                                                              (Unaudited)
   Leasehold land and buildings...............   --      --   28,075  3,623
   Furniture and fixtures.....................   394   2,545   2,653    342
   Motor vehicles.............................   230     230     230     30
   Plant and machinery........................   149     --      --     --
   Others and computer equipment..............   884     886     911    118
                                               -----  ------  ------  -----
                                               1,657   3,661  31,869  4,113
   Accumulated depreciation...................  (797) (1,102) (1,629)  (211)
                                               -----  ------  ------  -----
                                                 860   2,559  30,240  3,902
                                               =====  ======  ======  =====

6. BANK LOANS

                                                            March 31,
                                                    ---------------------------
                                                    1998 1999  2000   2000
                                                    ---- ---- ------  ----
                                                    HK$  HK$   HK$    US$
                                                    ---- ---- ------  ----
                                                              (Unaudited)
   Bank loans, bear interest at 2% and 3% over the
    prime rate (8.75% as of March 31, 2000) and
    matures on June 2001, August 2001 and
    January 2002................................... --   --    7,700   994
   Less: Amount due within one year included under
    current liabilities............................ --   --   (3,400) (439)
                                                    ---  ---  ------  ----
                                                    --   --    4,300   555
                                                    ===  ===  ======  ====

  Expected maturities of bank loans are as follows:

                                                                      March 31,
                                                                        2000
                                                                     -----------
                                                                      HK$   US$
                                                                     (Unaudited)
   2001.............................................................  3,400  439
   2002.............................................................  4,300  555
                                                                     ------ ----
   Total............................................................  7,700  994
                                                                     ====== ====

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


7. BANKING FACILITIES

  The Tat Group had various letters of credit and overdraft under banking facilities as of March 31, 1998, 1999, and 2000 as follows:

                                                            March 31,
                                                  --------------------------
                                                   1998   1999   2000  2000
                                                  ------ ------ ------ -----
                                                   HK$    HK$    HK$    US$
                                                                (Unaudited)
   Facilities granted
   Letter of credit and import loans............. 17,800 17,800 18,000 2,323
   Overdrafts....................................  9,500 10,200 13,000 1,677
                                                  ====== ====== ====== =====
   Utilized
   Letter of credit and import loans.............  7,996  9,289 16,965 2,189
   Overdrafts....................................  8,717  9,900  1,318   170
                                                  ====== ====== ====== =====
   Unutilized facilities
   Letter of credit and import loans.............  9,804  8,511  1,035   134
   Overdrafts....................................    783    300 11,682 1,507
                                                  ====== ====== ====== =====

  The bank overdrafts are denominated in Hong Kong dollars, bear interest at the floating commercial bank lending rates in Hong Kong, which ranged from 10.25% to 11.75% per annum as of March 31, 1999 and 2000 and are renewable annually with the consent of the relevant banks.

  Under the banking facilities arrangements, the Tat Group's banking facilities are collateralized by unlimited personal guarantee of the directors and leasehold land and buildings owned by the Tat Group. In addition, the Tat Group is required to maintain certain cash balances based on the amount of facilities granted. These balances are reflected as restricted cash in the combined financial statements.

  Key financial covenant provide that facilities granted to the Tat Group must not exceed a certain percentage of the market value of leasehold land and buildings collateralized. As of March 31, 1999 and 2000 (unaudited), Tat Group was not in violation of the key financial covenant.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


8. CAPITAL LEASE OBLIGATIONS

  The Tat Group leased certain equipment under agreements classified as capital lease. Equipment under these leases has a cost of HK$256 and accumulated depreciation of approximately HK$117 as of March 31, 1999. The following is a schedule of future minimum lease payments under capital lease as of March 31, 1999 and 2000.

                                March 31,
                             -------------------
                             1999  2000    2000
                             ----  -----   -----
                             HK$    HK$     US$
                                   (Unaudited)
   Future minimum lease
    payments...............   97      46       6
   Less: Amount
    representing interest..  (19)     (8)     (1)
                             ---   -----   -----
   Present value of net
    minimum lease
    payments...............   78      38       5
   Less: Current portion...  (40)    (21)     (3)
                             ---   -----   -----
                              38      17       2
                             ===   =====   =====

  Expected maturities of capital lease are as follows:

                                                                  March 31,
                                                               -----------------
                                                               1999 2000   2000
                                                               ---- -----  -----
                                                               HK$   HK$    US$
                                                                    (Unaudited)
   2000.......................................................  40    --     --
   2001.......................................................  21     21      3
   2002.......................................................  17     17      2
                                                               ---  -----  -----
                                                                78     38      5
                                                               ===  =====  =====

9. PERFORMANCE BONDS

  There were contingent liabilities as of March 31, 1999 and 2000 in respect of performance bonds issued by third parties which are inherent in the nature of the business in which the Tat Group operates. The directors do not anticipate material losses to crystallize.

10. COMMON STOCK

  Common stock represents the aggregate amount of common stocks of Interact Contracting Company Limited, Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


11. RELATED PARTY TRANSACTIONS

  a.Name and relationship of related parties

                                                           Existing relationships
                                                             with the Tat Group
                                                          ------------------------
   Mr. Chu                                                Director and stockholder

   Genuine Interior Design & Associates Limited ("GIDAL") Common director and a company owned by Mr.
                                                          Chu, major stockholder
                                                          of the Company

   Prographic Productions Company ("PPC")                 -- ditto --

   Ba Wah Design & Construction Company Limited
    ("BWDCCL")                                            -- ditto --

   T & T (HK) Investment Limited ("TTHKIL")               -- ditto --

   Interact (Guangzhou) Design and Contracting
    Company Limited ("IGDCCL")                            -- ditto --

   Quintalinux Limited ("QLL")                            Common director and
                                                          major stockholder of Tat
                                                          Group

   Pado Contracting Company Limited ("PCCL")              A company owned by Mr.
                                                          Li, major stockholder of
                                                          QLL. Became a fellow
                                                          subsidiary following the
                                                          reorganization effected
                                                          on November 19, 1999

   Good Prominent Engineering Company Limited ("GPE")     -- ditto --

  b. Summary of related party transactions

                                                            March 31,
                                                  ------------------------------
                                                   1998   1999   2000  2000
                                                  ------ ------ ------ -----
                                                   HK$    HK$    HK$    US$
                                                                (Unaudited)
   Due from related parties (Note (i))
   Mr. Chu....................................... 30,111 31,245    --    --
   QLL...........................................    --       8    --    --
   BWDCCL........................................  1,385  1,887    --    --
   PPC...........................................    214    104    --    --
   TTHKIL........................................    --       1    --    --
                                                  ------ ------ ------ -----
                                                  31,710 33,245    --    --
                                                  ====== ====== ====== =====
   Due to related parties (Note (ii))
   QLL...........................................    --     --   7,586   979
   GIDAL.........................................    249    230    --    --
   PCCL..........................................    --     --   9,884 1,275
   GPE...........................................    --     --   2,412   311
   Mr. Chu.......................................    --     --   1,502   194
                                                  ------ ------ ------ -----
                                                     249    230 21,384 2,759
                                                  ====== ====== ====== =====

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

11. RELATED PARTY TRANSACTIONS (Continued)
   b. Summary of related party transactions (Continued)

                                                      Year ended March 31,
                                                 -------------------------------
                                                  1997  1998  1999   2000  2000
                                                 ------ ----- ----- ------ -----
                                                  HK$    HK$   HK$   HK$    US$
                                                                    (Unaudited)
  General expenses (Note (iii))
  PPC...........................................    --    147   242    --    --
                                                 ====== ===== ===== ====== =====
  Rental expenses (Note (iv))
  BWDCCL........................................  1,365   600   150    --    --
  GIDAL.........................................    367    -- 1,114    960   124
                                                 ------ ----- ----- ------ -----
                                                  1,732   600 1,264    960   124
                                                 ====== ===== ===== ====== =====
  Management fee income (Note (v))
  PPC...........................................     60    60    45    --    --
                                                 ====== ===== ===== ====== =====
  Management fee expenses
  GIDAL.........................................    --    588   --     --    --
                                                 ====== ===== ===== ====== =====
  Subcontracting cost (Note (iii))
  IGDCCL........................................    --  5,109   --     --    --
  GPE...........................................    --    --    --  20,444 2,638
                                                 ------ ----- ----- ------ -----
                                                    --  5,109   --  20,444 2,638
                                                 ====== ===== ===== ====== =====
  Property, plant and equipment
  GIDAL(Note (iii)).............................    --    --  2,405    --    --
  Mr. Chu (Note (vi))...........................    --    --    --  27,000 3,484
                                                 ------ ----- ----- ------ -----
                                                    --    --  2,405 27,000 3,484
                                                 ====== ===== ===== ====== =====
  Contract revenue (Note (v))
  IGDCCL........................................ 19,910   --    --     --    --
                                                 ====== ===== ===== ====== =====

--------
  (i) The amounts due from related parties represent unsecured advances made to those parties from time to time. These amounts are interest free and repayable on demand.

  (ii) The amounts due to related parties represent unsecured advances made from those parties from time to time. These amounts are interest free and repayable on demand.

  (iii) The Tat Group made payments to PPC, IGDCCL, GPE and GIDAL for various general, management, subcontracting expenses and property, plant and equipment. The amounts were determined between the respective parties.

  (iv) The Tat Group made rental expenses to BWDCCL and GIDAL for leasing of office premises at approximately market rates.

  (v) The Tat Group received management fee income from PPC for management services provided and contract revenue from IGDCCL for contract work performed in the PRC. The amount was determined between the two respective parties.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


11. RELATED PARTY TRANSACTIONS (Continued)
  b. Summary of related party transactions (Continued)

  (vi) Pursuant to an arrangement with Mr. Chu, the amounts owing from Mr. Chu and companies owned and controlled by him as of March 6, 2000 amounted to HK$25,487 was fully repaid by means of transferring legal title of a class A residential property and a commercial property located in Hong Kong to the Tat Group. The fair market value of these properties as valued by independent professional valuer as of August 19, 1999 was HK$27,000. This amount has been used to record the value of the properties and the amount repaid by Mr. Chu. The excess of payment of approximately HK$1,513 has been accounted for as due to related parties.

c. The stockholder has also undertaken to indemnify the Tat Group against any contingent liabilities including tax liabilities and claims that may result from the operating activities of the Tat Group in Hong Kong, the PRC and elsewhere occurring before March 31, 1999. Any such payments by the stockholder will be recorded as expenses by the Tat Group with the corresponding credit to the equity.

d. Included in accounts receivable is an amount of HK$5,416 as of March 31, 1999 and 2000, due from a debtor which has been outstanding for approximately two and a half years and three and a half years respectively. The director of the Tat Group is, however, confident that this debt would be recovered in full eventually. Accordingly, there was no provision made against this amount in the combined statements of operations. The director, who is also the stockholder, has further given an undertaking to the Tat Group that he would make good of any losses suffered by the Tat Group had such debtor been default in repayment. Any such payments by the stockholder will be recorded as expenses by the Tat Group with the corresponding credit to the equity.

12. OPERATING LEASES

  As of March 31, 1999 and 2000, the Tat Group had commitments under non-cancelable operating lease payments in respect of land and buildings as follows:

                                                              March 31,
                                                            --------------
                                                            1999 2000 2000
                                                            ---- ---- ----
                                                            HK$  HK$  US$
                                                                  (Unaudited)
   2000.................................................... 276  --   --
   2001....................................................  42  982  127
                                                            ---  ---  ---
   Total................................................... 318  982  127
                                                            ===  ===  ===

  Total lease expense for the years ended March 31, 1997, 1998, 1999 and 2000 (unaudited) was HK$2,738, HK$2,090, HK$1,682 and HK$1,189 respectively.

13. PENSION COSTS

  The Tat Group operates a defined contribution retirement plan ("Plan") which is optional for all qualified employees. The assets of the Plan are held separately from those of the Tat Group in a provident fund managed by an independent trustee. The pension cost charge represents contributions payable to the fund by the Tat Group at rates specified in the rules of the Plan. Where employees leave the Plan prior to vesting fully in the contributions, the contribution payable by the Tat Group is reduced by the amount of forfeited contribution.

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


13. PENSION COSTS (Continued)

  The pension expense for the years ended March 31, 1997, 1998, 1999 and 2000 (unaudited) was HK$247, HK$350, HK$80 and HK$120 respectively.

14. INCOME TAXES

  Companies comprising the Tat Group are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each of the companies is domiciled and operates.

  Companies with income arising in or derived from Hong Kong are subject to Hong Kong Profits Tax at a rate of 16.5% for 1997 and 1998 and 16% for 1999 and 2000.

  Income tax expense is comprised of the following:

                                                       Year ended March 31,
                                                    -----------------------------
                                                    1997  1998 1999  2000   2000
                                                    ----  ---- ----- -----  -----
                                                    HK$   HK$   HK$   HK$    US$
                                                                     (Unaudited)
   Current tax.....................................  (2)  --   1,200   --     --
   Deferred tax.................................... --    --     --    --     --
                                                    ---   ---  ----- -----  -----
   Income tax expense..............................  (2)  --   1,200   --     --
                                                    ===   ===  ===== =====  =====

  Reconciliation to the expected statutory tax rate in Hong Kong is as follows:

                                                             1997   1998   1999
                                                             -----  -----  ----
                                                                 %      %     %
   Statutory rate...........................................  16.5   16.5  16.0
   Non-taxable income.......................................  51.1  (24.4) (8.8)
   Tax effect on net operating loss......................... (67.6)   7.6  (0.9)
   Effect of temporary differences..........................   --     --   (0.6)
   Effect of permanent differences..........................   --     0.3   0.9
   Others...................................................  (0.1)   --   (0.1)
                                                             -----  -----  ----
   Effective tax rate.......................................  (0.1)   --    6.5
                                                             =====  =====  ====

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


15. REPORT ON SEGMENT INFORMATION

  The Tat Group adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", in respect of its operating segments. The Tat Group's reportable segments are design and contracting section and high-technology products section. They are managed separately because each business requires different technology and marketing strategies. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Tat Group evaluates performance based on operating earnings of the respective business units.

  Segment information for the years 1997, 1998, 1999 and 2000 are as follows:

                     Design and Contracting Section       High-Technology Products Section                    Total
                   -------------------------------------- ----------------------------------- --------------------------
                                                              Years ended March, 31
                   -----------------------------------------------------------------------------------------------------
                    1997     1998     1999       2000      1997    1998    1999      2000      1997     1998     1999
                   -------  -------  -------  ----------- ------  ------  ------  ----------- -------  -------  -------
                     HK$      HK$      HK$        HK$      HK$     HK$     HK$        HK$       HK$      HK$      HK$
                                              (Unaudited)                         (Unaudited)
Segment revenue... 159,707  177,066  105,334    166,576   13,574  31,613  66,161     4,621    173,281  208,679  171,495
Segment profits
(losses)..........    (280)   9,932   10,081     19,193   (1,547)  2,862   7,099      (869)    (1,827)  12,794   17,180
Included in
segment profits:
  Depreciation....    (195)    (170)    (617)      (522)     (71)    (60)    (32)      (26)      (266)    (230)    (649)
  Interest
  income..........     307      122      104         88      --      --       88       --         307      122      192
  Interest
  expense.........    (638)    (688)    (810)    (1,009)    (337)   (619)   (180)       (3)      (975)  (1,307)    (990)
Segment assets....  55,391   71,809   65,963     99,968    6,816   5,558  10,853    37,469     62,207   77,367   76,816
                   =======  =======  =======    =======   ======  ======  ======    ======    =======  =======  =======
                    2000     2000
                   -------- -------
                     HK$     US$
                    (Unaudited)
Segment revenue... 171,197  22,090
Segment profits
(losses)..........  18,324   2,364
Included in
segment profits:
  Depreciation....    (548)    (71)
  Interest
  income..........      88      11
  Interest
  expense.........  (1,012)   (130)
Segment assets.... 137,437  17,734
                   ======== =======

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

15. REPORT ON SEGMENT INFORMATION (Continued)

  Segment information for the years 1997, 1998, 1999 and 2000 relating to the Tat Group's operations by geographic areas are as follows:

                                                  Years ended March 31,
                                          --------------------------------------
                                           1997    1998    1999    2000    2000
                                          ------- ------- ------- ------- ------
                                            HK$     HK$     HK$     HK$    US$
                                                                   (Unaudited)
   Segment revenue
     Hong Kong........................... 117,920  84,468  94,500  87,535 11,295
     PRC.................................  55,361 124,211  76,995  83,662 10,795
                                          ------- ------- ------- ------- ------
                                          173,281 208,679 171,495 171,197 22,090
                                          ======= ======= ======= ======= ======

  All long-lived assets are situated in Hong Kong for the years 1997, 1998, 1999 and 2000.

16. FINANCIAL INSTRUMENTS

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Tat Group currently does not hold or issue derivative financial instruments in the normal course of business. Accordingly, adoption of SFAS No. 133 is not expected to affect the Tat Group's combined financial statements.

17. CONTINGENCIES

  (a) The Tat Group received on January 5, 1999 a claim for liquidated damages amounting to HK$21,832 in respect of the delay in completion of a PRC contract. No formal court action has been filed in connection with this claim, nor has the Company received any further notice from the claimant. Work on the contract has been completed and the developer took possession of the property. The delay in completion was caused by changes in job specifications, which under normal practice, the Tat Group would be given an extension of time for completion. Accordingly, management is of the opinion that the Tat Group will not suffer any losses in respect of this claim. The Tat Group's attorney meanwhile having reviewed the facts and evidence, has advised that the Company has a genuine defense and a good arguable case to answer such dispute. If such claim is formally asserted, management intends to vigorously contest such claim.

  (b) On April 29, 1999, an action has been brought against the Tat Group in the PRC by an entity ("claimant") which performed certain construction works for our subcontractor for HK$14,019 (US$1,809). In the initial litigation filed in a provincial court in the PRC, the court ruled that the claimant has no merit to the case, and accordingly, the claimant withdrew its legal proceeding on June 18, 1999.

  The claimant subsequently pursued the claim in another litigation ("trial") and, on October 20, 1999, received a favorable ruling against the Tat Group, resulting in a judgement of HK$15,731 (US$2,030).

  The legal environment in the PRC is still not well defined and the Tat Group has appealed against the latest ruling on December 23, 1999. The Tat Group's legal counsel advised that having perused and considered all the legal documents and the evidence, there has not been any legal binding subcontracting or sub-

                     INTERACT CONTRACTING COMPANY LIMITED,
           INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED AND
                    UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


17. CONTINGENCIES (Continued)

subcontracting obligations between the claimant and Tat Group. Accordingly, the Tat Group could never be a Defendant. As such the Tat Group has not recorded any provision for loss in connection with this claim. Management intends to continue to vigorously contest this action.

  (c) Except as described above, the Tat Group has not been a party to any material legal proceedings and there has been no material legal proceedings pending with respect to the Tat Group's property.

18. SUBSEQUENT EVENT

  On November 19, 1999, the Tat Group effected a reorganization pursuant to which Mr. Chu transferred all his equity interest in each of the companies comprising the Tat Group to Quintalinux Limited in exchange for 4,815,000 shares.

  On March 6, 2000, the Tat Group acquired a class A residential property and a commercial property located in Hong Kong from Mr. Chu valued at in aggregate HK$27,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Pado (Holdings) Limited and its Subsidiaries,
Good Prominent Technology Company Limited and
Good Prominent Trading Limited

  We have audited the accompanying combined balance sheets of Pado (Holdings) Limited and its subsidiaries, Good Prominent Technology Company Limited and Good Prominent Trading Limited hereinafter collectively referred to as the "Li Group" as of March 31, 1998 and 1999 and the related combined statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended March 31, 1999. These combined financial statements are the responsibility of the management of the Li Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such combined financial statements, prepared on the basis of presentation as set out in notes 1 and 2 to the combined financial statements, present fairly, in all material respects, the combined financial position of the Li Group as of March 31, 1998 and 1999, and the combined results of its operations and cash flows for each of the years in the three year period ended March 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

Moores Rowland
Chartered Accountants
Certified Public Accountants, Hong Kong

Dated: June 23, 1999

                 PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES,
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

                       COMBINED STATEMENTS OF OPERATIONS
                  (Dollars in thousands except share amounts)

                                            Years ended March 31,
                                   -------------------------------------------
                                    1997      1998     1999     2000     2000
                                   -------  --------  -------  -------  ------
                                     HK$      HK$       HK$      HK$     US$
                                                                (Unaudited)
Contract revenue.................   33,331    59,147   44,064   69,363   8,950
Contract costs...................  (19,944) (47,062)  (32,799) (55,803) (7,200)
                                   -------  --------  -------  -------  ------
Gross profit.....................   13,387    12,085   11,265   13,560   1,750
                                   -------  --------  -------  -------  ------
Expenses
Selling, general and
 administrative..................  (11,154)  (13,335)  (9,390)  (6,804)   (878)
Depreciation.....................     (550)     (621)    (520)    (418)    (54)
                                   -------  --------  -------  -------  ------
                                   (11,704)  (13,956)  (9,910)  (7,222)   (932)
                                   -------  --------  -------  -------  ------
Other operating income
Rental income....................      610     1,208      915      783     101
Management fee income............      --        144      144      144      19
Overprovision of claims in
 previous years..................      --        497      --       --      --
Project handling income..........      --        340      --       320      41
                                   -------  --------  -------  -------  ------
                                       610     2,189    1,059    1,247     161
                                   -------  --------  -------  -------  ------
Operating income.................    2,293       318    2,414    7,585     979
                                   -------  --------  -------  -------  ------
Interest income..................      255       221      145       99      13
Interest expense.................     (851)   (1,400)  (2,058)  (1,318)   (170)
                                   -------  --------  -------  -------  ------
                                      (596)   (1,179)  (1,913)  (1,219)   (157)
                                   -------  --------  -------  -------  ------
Other income
Gain on disposal of property,
 plant and equipment.............       60        53       10      --      --
Debt forgiveness from suppliers..      --        384      --       --      --
Others...........................      366       140      267      274      35
                                   -------  --------  -------  -------  ------
                                       426       577      277      274      35
                                   -------  --------  -------  -------  ------
Income (loss) before income
 taxes...........................    2,123      (284)     778    6,640     857
Income tax expense...............     (152)     (261)    (350)    (893)   (115)
                                   -------  --------  -------  -------  ------
Net income (loss)................    1,971      (545)     428    5,747     742
                                   =======  ========  =======  =======  ======

    The accompanying notes are an integral part of these combined financial statements.

                 PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES,
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

                            COMBINED BALANCE SHEETS
                  (Dollars in thousands except share amounts)

                                                              March 31,
                                                      --------------------------
                                                Notes  1998   1999   2000  2000
                                                ----- ------ ------ ------ -----
                                                       HK$    HK$    HK$    US$
                                                                    (Unaudited)
                    ASSETS
Current assets
Cash and cash equivalents.....................            78     40    197    25
Restricted cash...............................     7   2,300  2,300  2,300   297
Accounts receivable, net of allowance for
 doubtful accounts HK$304 in 1998 and HK$1,034
 in 1999 and 2000.............................        14,848 10,048 14,682 1,894
Due from customers for contract work..........     4     677    364     35     5
Retention money receivable....................         1,329    729    647    84
Inventories...................................         1,755  1,356    590    76
Due from related parties......................    11  12,775 20,426 35,037 4,521
Prepaid taxes.................................           533     53     50     6
Prepayments and deposits paid.................         1,056    883  2,452   316
                                                      ------ ------ ------ -----
  Total current assets........................        35,351 36,199 55,990 7,224
Property, plant and equipment, net............     5   9,841  9,471  9,079 1,172
                                                      ------ ------ ------ -----
  Total assets................................        45,192 45,670 65,069 8,396
                                                      ====== ====== ====== =====
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank overdraft................................     7   8,694  8,728  8,271 1,067
Bank loans, current...........................     6     240    282    797   103
Accounts and bills payable--trade.............        14,487 13,428 28,958 3,736
Capital lease obligations, current............     8     152     80     54     7
Accrued expenses and other payable............         4,294  5,424  4,897   632
Contract work deposit from customers..........     4   1,130  1,483    365    47
Other deposits received.......................           235    232    176    23
Due to related parties........................    11     950    698    --    --
Income taxes payable..........................           245    504    981   127
                                                      ------ ------ ------ -----
  Total current liabilities...................        30,427 30,859 44,499 5,742
Bank loans, non-current.......................     6   1,960  1,658  1,730   223
Capital lease obligations, non-current........     8     140     60    --    --
Deferred taxation.............................            37     37     37     5
                                                      ------ ------ ------ -----
  Total liabilities...........................        32,564 32,614 46,266 5,970
                                                      ------ ------ ------ -----
Commitments and contingencies.................  9,12
Stockholders' equity
Common stock..................................  1,10     311    311    311    40
Retained earnings.............................        12,317 12,745 18,492 2,386
                                                      ------ ------ ------ -----
  Total stockholders' equity..................        12,628 13,056 18,803 2,426
                                                      ------ ------ ------ -----
  Total liabilities and stockholders' equity..        45,192 45,670 65,069 8,396
                                                      ====== ====== ====== =====

    The accompanying notes are an integral part of these combined financial statements.

                 PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES,
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  (Dollars in thousands except share amounts)

                                        Common stock*
                                        --------------
                                        Number
                                          of           Retained
                                        Shares  Amount earnings    Total
                                        ------- ------ -------- -------------
                                                 HK$     HK$     HK$     US$
Balance as of April 1, 1996............ 311,000  311    10,891  11,202  1,445
  Net income...........................     --   --      1,971   1,971    254
                                        -------  ---    ------  ------  -----
Balance as of March 31, 1997........... 311,000  311    12,862  13,173  1,699
  Net loss.............................     --   --       (545)   (545)   (70)
                                        -------  ---    ------  ------  -----
Balance as of March 31, 1998........... 311,000  311    12,317  12,628  1,629
  Net income...........................     --   --        428     428     55
                                        -------  ---    ------  ------  -----
Balance as of March 31, 1999........... 311,000  311    12,745  13,056  1,684
  Net income (Unaudited)...............     --   --      5,747   5,747    742
                                        -------  ---    ------  ------  -----
Balance as of March 31, 2000
 (Unaudited)........................... 311,000  311    18,492  18,803  2,426
                                        =======  ===    ======  ======  =====

--------
* The amount of common stock outstanding of the Li Group reflects the aggregate amount of common stock outstanding in respect of each of the companies comprising the Li Group (see note 1).



    The accompanying notes are an integral part of these combined financial statements.

                 PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES,
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

                       COMBINED STATEMENTS OF CASH FLOWS
                  (Dollars in thousands except share amounts)

                                              Years ended March 31,
                                       ---------------------------------------
                                        1997    1998    1999    2000     2000
                                       ------  ------  ------  -------  ------
                                        HK$     HK$     HK$      HK$     US$
                                                                (Unaudited)
Cash flows from operating activities
 Net income (loss)....................  1,971    (545)    428    5,747     742
 Adjustment to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation of property, plant and
   equipment..........................    550     621     520      418      54
  Allowance for doubtful accounts.....    --      304     730      --      --
  Loss (Gain) on disposal of property,
   plant and equipment................    (60)    (53)    (10)      26       3
Changes in operating assets and
 liabilities:
  Accounts receivable.................  3,545  (5,814)  4,070   (4,634)   (597)
  Due from customers for contract
   work...............................    --     (677)    313      329      42
  Retention money receivable.......... (1,142)    223     600       82      11
  Inventories.........................    166      43     399      766      99
  Due from related parties............ (2,192)  1,015  (7,651) (14,611) (1,886)
  Prepayments and deposits paid.......   (615)  1,000     173   (1,569)   (202)
  Accounts and bills payable--trade...    368   4,478  (1,059)  15,530   2,003
  Accrued expenses and other payable..  1,984   1,606   1,130     (527)    (68)
  Contract work deposit from customers
   and other deposits received........   (589)   (152)    350   (1,174)   (152)
  Due to related parties.............. (3,056) (3,808)   (252)    (698)    (90)
  Taxation............................    (35)     91     739      480      62
                                       ------  ------  ------  -------  ------
 Net cash provided by (used in)
  operating activities................    895  (1,668)    480      165      21
                                       ------  ------  ------  -------  ------
Cash flows from investing activities
 Purchase of property, plant and
  equipment...........................   (633)   (256)   (160)     (52)     (7)
 Proceeds on disposal of property,
  plant and equipment.................  1,200      84      20      --      --
                                       ------  ------  ------  -------  ------
 Net cash provided by (used in)
  investing activities................    567    (172)   (140)     (52)     (7)
                                       ------  ------  ------  -------  ------
Cash flows from financing activities
 Loan acquired........................    --      --      --     1,000     129
 Repayment of capital lease
  obligations.........................    (35)   (155)   (152)     (86)    (11)
 Repayment of amounts borrowed........   (339)   (115)   (260)    (413)    (53)
 Bank overdraft....................... (1,417)  2,022      34     (457)    (59)
                                       ------  ------  ------  -------  ------
 Net cash provided by (used in)
  financing activities................ (1,791)  1,752    (378)      44       6
                                       ------  ------  ------  -------  ------
Net (decrease) increase in cash and
 cash equivalents.....................   (329)    (88)    (38)     157      20
Cash and cash equivalents, as of
 beginning of period..................    495     166      78       40       5
                                       ------  ------  ------  -------  ------
Cash and cash equivalents, as of end
 of period............................    166      78      40      197      25
                                       ======  ======  ======  =======  ======
Supplemental disclosure of cash flow
 information
 Cash paid for interest...............    851   1,400   2,058    1,318     170
                                       ======  ======  ======  =======  ======
 Cash paid for taxes..................    200     170     384      413      53
                                       ======  ======  ======  =======  ======
Non-cash transaction
 Purchase of equipment under capital
  lease...............................    --      400     --       --      --
                                       ======  ======  ======  =======  ======

    The accompanying notes are an integral part of these combined financial statements.

                 PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES,
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

         Notes to and Forming Part of the Combined Financial Statements (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)
                  (Dollars in thousands except share amounts)

1. BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION

  The accompanying combined financial statements include the accounts of Pado (Holdings) Limited and its subsidiaries, Good Prominent Technology Company Limited and Good Prominent Trading Limited, hereinafter collectively referred to as the "Li Group".

  Each of these companies has been under the management and control of its principal stockholder Mr. Perick LI Wai Ho ("Mr. Li") .

  As these companies have throughout the period from their date of incorporation to March 31, 2000 been under common control and management, the combined financial statements are prepared as if it was a pooling of interests.

  Details of each of these companies are set out herein below:

                                               Common stock
                                            ------------------
                                             Number of
                                             shares of
                                             par value
   Name of         Date of      Place of     HK$1 each         Equity interest   Principal
   company      incorporation incorporation outstanding Amount owned by Mr. Li   activities
   -------      ------------- ------------- ----------- ------ --------------- --------------
                                                         HK$   Direct Indirect
Pado              March 11,     Hong Kong        1,000      1   100%           investment
 (Holdings)            1993                                                    holding
 Limited
Pado               December     Hong Kong        3,000*   300*          100%   renovation
 Contracting       16, 1983                       (par                         work
 Company                                      value at
 Limited                                       HK$100)
Good Prominent      October     Hong Kong      200,000*   200*          100%   trading and
 Engineering        1, 1992                                                    installation
 Company                                                                       of lighting
 Limited                                                                       materials
Good Prominent    April 18,     Hong Kong       10,000     10   100%           construction
 Technology            1990                                                    and
 Company                                                                       installation
 Limited                                                                       of light
                                                                               emitting diode
Good Prominent     December     Hong Kong      300,000    300   100%           trading of
 Trading           28, 1987                                                    building
 Limited                                                                       materials
                                            ---------   ----
                                               311,000*   311*
                                            =========   ====

--------
* Pado Contracting Company Limited and Good Prominent Engineering Company Limited are wholly-owned subsidiaries of Pado (Holdings) Limited. Accordingly, the aggregate amount of common stock outstanding of the Li Group for the purpose of this presentation, does not include their share amounts as such amounts have been eliminated against the investment cost carrying in the books of Pado (Holdings) Limited.

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of accounting

  The combined financial statements are presented in Hong Kong dollars and have been prepared in accordance with the accounting principles generally accepted in United States of America.

  (b) Principles of combination

  The combined financial statements reflect the combined assets, liabilities, stockholders' equity and operations of each of the companies as set out in note 1 above in a manner similar to a pooling of interests.

  All material intercompany balances and transactions have been eliminated on combination.

  (c) Cash and cash equivalents

  Cash and cash equivalents include cash on hand, demand deposits with banks and highly liquid debt instruments with an original maturity of three months or less.

  (d) Inventories

  Inventories are stated at the lower of cost or net realizable value. Cost comprises purchase cost of building and lighting materials and, is calculated using the first-in, first-out method.

  (e) Property, plant and equipment and depreciation

  Property, plant and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the property, plant and equipment have been put into operation, such as repairs and maintenance, is charged to the statement of operations in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the property, plant and equipment, the expenditure is capitalized, as an additional cost of property, plant and equipment.

  When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

  Depreciation is provided to write off the cost of property, plant and equipment, over their estimated useful lives and after taking into account their estimated residual value, using the reducing balance method, at the following rates per annum:

   Yacht...............................     20%
   Leasehold land and buildings........   0.75% or over the remaining term of
                                                relevant lease, if shorter
   Motor vehicles......................     30%
   Plant and machinery.................     20%
   Furniture and fixtures..............     20%
   Others and computer equipment.......     20%

  Assets held under capital lease contracts are depreciated over their expected useful lives on the same basis as owned assets.

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (f) Income taxes

  The Li Group accounts for income tax under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement based of assets and liabilities.

  (g) Operating leases

  Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable and receivable under operating leases are charged and credited to statement of operations on a straight-line basis over the lease terms.

  (h) Capital lease obligations

  Where assets are acquired under capital lease, the amounts representing the outright purchase price of such assets are included in property, plant and equipment and the corresponding liabilities, net of finance charges, are recorded as capital lease obligations. Depreciation is provided on the cost of the assets on a reducing balance method over their estimated useful lives and after taking into account their estimated residual value as set out in note 2(e) above. Finance charges implicit in the purchase payments are charged to operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

  (i) Related parties

  Parties are considered to be related if one party has ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

  (j) Revenue recognition

  Revenue is recognized when it is probable that the economic benefits will flow to the Li Group and when the revenue can be measured reliably.

  Revenue from contract works is recognized on the percentage of completion method and in situations where the outcome of the contract works cannot be estimated reliably, revenue from such contract works is recognized only to the extent of the contract costs incurred that it is probable will be recoverable.

  Sale of goods is recognized when goods are delivered and title has passed.

  Management and project handling fee income is recognized in the period when services are rendered.

  Rental income is recognized in the period in which the properties are let out and on a straight-line basis over the lease terms.

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (k) Foreign currency translation

  The books and records of each of the companies comprising the Li Group are maintained in Hong Kong dollars. Monetary assets and liabilities denominated in foreign currencies have been translated to Hong Kong dollars using the approximate rates prevailing at the balance sheet dates. Transactions in foreign currencies have been converted at the approximate rates prevailing at the dates of transactions. The exchange gains or losses have been credited or charged to the statement of operations.

  For the convenience of the readers of these combined financial statements, translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) has been made at the exchange rate of US$1.00 = HK$7.75 on March 31, 2000. No representation is made that the Hong Kong dollars amounts could have been or could be, converted into the United States dollars at that rate on March 31, 2000 or at any other rates.

  (l) Construction contracts

  When the outcome of a construction can be estimated reliably, contract costs and revenue are recognized as expenses and income by reference to the stage of completion of the contract activity at the balance sheet date. When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognized as expense immediately. Whilst most of the contracts undertaken follow the percentage of completion method, in rare cases where lack of dependable estimates or inherent hazards cause forecasts to be doubtful, the completed contract method is adopted.

  Construction contracts in progress at the balance sheet date are recorded in the combined balance sheet at the net amount of costs incurred plus attributable profits less foreseeable losses and progress billings, and represented in the combined balance sheet as due from customers for contract work (as an asset) or contract work deposit from customers (as a liability), as applicable.

  (m) Use of estimates

  The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from those estimates.

  (n) Fair value of financial statements

  The carrying amounts of the Li Group's cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because of the short term maturity of those instruments. The carrying amount of mortgage loan approximate its fair value based on borrowing rates currently available for mortgage loan with similar terms and maturity.

  (o) Comprehensive income

  During the year ended March 31, 1999, the Li Group adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There were no items of comprehensive income as defined by SFAS No. 130 for any of the periods presented.

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  (p) Unaudited financial statements

  The unaudited financial information included herein for the year ended March 31, 2000 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of the Company, these unaudited financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein.

3. OPERATING RISKS

  (a) Concentration of major customers and suppliers

                                             Years ended March 31,
                                       -------------------------------------
                                        1997    1998    1999    2000   2000
                                       ------  ------  ------  ------  -----
                                        HK$     HK$     HK$     HK$     US$
                                                               (Unaudited)
   Major customers with revenues of
    more than 10% of contract revenue
     Sales to major customers.........  3,493  28,519  16,821  40,067  5,170
     Percentage of contract revenue...     11%     48%     38%     58%    58%
     Number...........................      1       3       2       2      2
   Major suppliers with purchases of
    more than 10% of contract cost
     Purchases from major suppliers... 15,064  13,986  12,435  19,706  2,543
     Percentage of contract cost......     76%     30%     38%     35%    35%
     Number...........................      3       2       2       2      2

  Accounts receivable related to the Li Group's major customers was 4% and 15% of all accounts receivable as of March 31, 1999 and 2000 respectively. In addition, the Li Group has another customer whose accounts receivable represents approximately 23% and 5% of accounts receivable as of March 31, 1999 and 2000 respectively.

  Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentration of credit risk arises from the Li Group's receivables. Even though the Li Group does have a major customer, it does not consider itself exposed to significant credit risk with regards to collection of the related receivable. Historical losses have not been significant.

  (b) Country risks

  The Li Group may also be exposed to the risks as a result of part of its contracting and decoration operation being located in the People's Republic of China ("PRC"). This includes risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Li Group's

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


3. OPERATING RISKS (Continued)

results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Li Group's management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social and other conditions will not result in any adverse impact.

  (c) Cash and time deposits

  The Li Group maintains its cash balances and investments in time deposits with various banks and financial institutions located in Hong Kong. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses.

4. CONSTRUCTION CONTRACTS

                                                        March 31,
                                                -----------------------------
                                                 1998    1999    2000   2000
                                                ------  ------  ------  -----
                                                 HK$     HK$     HK$     US$
                                                                (Unaudited)
   Accumulated contract costs incurred.........  4,095   3,349   5,075    655
   Add: Attributable profits / (foreseeable
    losses)....................................   (891)  2,435   1,603    207
                                                ------  ------  ------  -----
                                                 3,204   5,784   6,678    862
   Less: Progress payments received /
    receivable................................. (3,657) (6,903) (7,008)  (904)
                                                ------  ------  ------  -----
                                                 (453)  (1,119)   (330)   (42)
                                                ======  ======  ======  =====
   Amounts disclosed as:
   Due from customers for contract work........    677     364      35      5
   Contract work deposit from customers........ (1,130) (1,483)   (365)   (47)
                                                ------  ------  ------  -----
                                                 (453)  (1,119)   (330)   (42)
                                                ======  ======  ======  =====

5. PROPERTY, PLANT AND EQUIPMENT, NET

                                                        March 31,
                                                -----------------------------
                                                 1998    1999    2000   2000
                                                ------  ------  ------  -----
                                                 HK$     HK$     HK$     US$
                                                                (Unaudited)
   Yacht.......................................  1,301   1,301   1,301    168
   Leasehold land and buildings................  8,452   8,452   8,452  1,090
   Motor vehicles..............................    712     667     515     66
   Plant and machinery.........................    234     234     234     30
   Furniture and fixtures......................  1,869   1,856   1,856    240
   Others and computer equipment...............    752     926     974    126
                                                ------  ------  ------  -----
                                                13,320  13,436  13,332  1,720
   Accumulated depreciation.................... (3,479) (3,965) (4,253)  (548)
                                                ------  ------  ------  -----
                                                 9,841   9,471   9,079  1,172
                                                ======  ======  ======  =====

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

6. BANK LOANS

                                                        March 31,
                                                 ---------------------------
                                                 1998   1999    2000   2000
                                                 -----  -----  ------  -----
                                                  HK$    HK$    HK$     US$
                                                               (Unaudited)
   Collateralized bank loans, bear interest at
    1.75% and 3% over the prime rate (8.75% as
    of March 31, 1999 and 2000) and matures on
    December 2001 and May 2004.................. 2,200  1,940   2,527    326
   Less: Amount due within one year included
        under current liabilities...............  (240)  (282)   (797)  (103)
                                                 -----  -----  ------  -----
                                                 1,960  1,658   1,730    223
                                                 =====  =====  ======  =====

  Expected maturities of bank loans are as follows:

                                                                  March 31,
                                                              ------------------
                                                              1999   2000  2000
                                                              ----- ------ -----
                                                               HK$   HK$    US$
                                                                    (Unaudited)
   2000......................................................   282    --   --
   2001......................................................   330    797  103
   2002......................................................   366    768   99
   2003......................................................   406    406   52
   2004......................................................   451    451   58
   Thereafter................................................   105    105   14
                                                              ----- ------ ----
   Total..................................................... 1,940  2,527  326
                                                              ===== ====== ====

7. BANKING FACILITIES

  In addition to the bank loans stated above, the Li Group had various letters of credit and overdraft under banking facilities as of March 31, 1998, 1999 and 2000 as follows:

                                                                March 31,
                                                         -----------------------
                                                         1998  1999  2000  2000
                                                         ----- ----- ----- -----
                                                          HK$   HK$   HK$   US$
                                                                     (Unaudited)
   Facilities granted
   Letter of credit and import loans.................... 5,800 5,200 4,600   594
   Overdrafts*.......................................... 8,500 8,500 8,500 1,097
                                                         ===== ===== ===== =====
   Utilized
   Letters of credit and import loans................... 4,251 3,696 3,792   489
   Overdrafts*.......................................... 8,694 8,728 8,271 1,067
                                                         ===== ===== ===== =====
   Unutilized facilities
   Letters of credit and import loans................... 1,549 1,504   808   105
   Overdrafts...........................................   --    --    229    30
                                                         ===== ===== ===== =====

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


7. BANKING FACILITIES (Continued)

  The bank overdrafts are denominated in Hong Kong dollars bear interest at the floating commercial bank lending rates in Hong Kong which ranged from 11.25% to 11.75% per annum as of March 31 1999 and 2000 and are renewable annually with the consent of the relevant banks.

* The Li Group might have exceeded from time to time the overdraft limit granted by the banks. Historically, such excess was not material and had no adverse consequence on its operation.

  Under the banking facilities arrangements, the Li Group's banking facilities are collateralized by unlimited personal guarantee of the directors and land and buildings owned by the Li Group. In addition, the Li Group is required to maintain certain cash balances based on the amount of facilities granted. These balances are reflected as restricted cash in the combined financial statements.

8. CAPITAL LEASE OBLIGATIONS

  The Li Group leased certain equipment under agreements classified as capital lease. Equipment under these leases has a cost of HK$270 and accumulated depreciation of approximately HK$138 as of March 31, 1999. The following is a schedule of future minimum lease payments under capital lease as of March 31, 1999 and 2000.

                                                              March 31,
                                                           -------------------
                                                           1999  2000    2000
                                                           ----  -----   -----
                                                           HK$    HK$     US$
                                                                 (Unaudited)
   Future minimum lease payments.......................... 180      77      10
   Less: Amount representing interest..................... (40)    (23)     (3)
                                                           ---   -----   -----
   Present value of net minimum lease payments............ 140      54       7
   Less: Current portion.................................. (80)    (54)     (7)
                                                           ---   -----   -----
                                                            60     --      --
                                                           ===   =====   =====

  Expected maturities of capital lease are as follows:

                                                              March 31,
                                                           -------------------
                                                           1999  2000    2000
                                                           ----  -----   -----
                                                           HK$    HK$     US$
                                                                 (Unaudited)
   2000...................................................  80     --      --
   2001...................................................  60      54       7
                                                           ---   -----   -----
                                                           140      54       7
                                                           ===   =====   =====

9. PERFORMANCE BONDS

  There were contingent liabilities as of March 31, 1999 and 2000 in respect of performance bonds issued by third parties which are inherent in the nature of the business in which the Li Group operates. The directors do not anticipate material losses to crystallize.

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

10. COMMON STOCK

  Common stock represents the aggregate amount of common stocks of Pado (Holdings) Limited, Good Prominent Technology Company Limited and Good Prominent Trading Limited.

  Common stocks of subsidiaries of Pado (Holdings) Limited comprising the Li Group have been eliminated against the investment cost carrying in the books of Pado (Holdings) Limited.

11. RELATED PARTY TRANSACTIONS

 a. Name and relationship of related parties

                                                 Existing relationships with the Li Group
                                                 ----------------------------------------
   Mr. Li                                        Director and stockholder

   Quintalinux Limited ("QLL")                   Common director and major stockholder of
                                                 Li Group

   Pado (China) Design and Constructing Company  Common director and a company owned by
    Limited ("PCDCL")                            Mr. Li, major stockholder of the Company

   Joinprofit Company Limited ("JCL")            -- ditto --

   Faithwin International Investment Limited     -- ditto --
    ("FIIL")

   Good Prominent Fire Safety Company Limited    -- ditto --
    ("GPFSCL")

   Chiu Cheung Technology Co. Ltd. ("CCTCL")     -- ditto --

   Good Prominent Media Advertising Company      -- ditto --
    Limited ("GPMACL")

   Linux System Solution Limited ("LSSL")        -- ditto --

   Oceanic Land Holdings Ltd ("OLHL")            Major stockholder of QLL

   Interact (China) Design & Contracting         A company owned by Mr. Chu, major
    Company Limited ("ICDCL")                    stockholder of QLL. Became a fellow
                                                 subsidiary following the reorganization
                                                 effected on November 19, 1999

   Interact Contracting Company Limited          -- ditto --
    ("ICCL")

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


11. RELATED PARTY TRANSACTIONS (Continued)

 b. Summary of related party transactions

                                                              March 31,
                                                      --------------------------
                                                       1998   1999   2000  2000
                                                      ------ ------ ------ -----
                                                       HK$    HK$    HK$    US$
                                                                    (Unaudited)
   Due from related parties (Note (i))
   Mr. Li............................................    --   5,478 14,480 1,868
   QLL...............................................    --     186  8,177 1,055
   PCDCL............................................. 10,844 12,989    --    --
   JCL...............................................    441    454    --    --
   FIIL..............................................     12     14    --    --
   GPFSCL............................................  1,014  1,281    --    --
   CCTCL.............................................    --       5    --    --
   LSSL..............................................    --     --      84    11
   OLHL..............................................    --      19    --    --
   GPMACL............................................    464    --     --    --
   ICDCL.............................................    --     --   2,412   311
   ICCL..............................................    --     --   9,884 1,276
                                                      ------ ------ ------ -----
                                                      12,775 20,426 35,037 4,521
                                                      ====== ====== ====== =====
   Due to related parties (Note (ii))
   Mr. Li............................................    950    --     --    --
   GPMACL............................................    --     698    --    --
                                                      ------ ------ ------ -----
                                                         950    698    --    --
                                                      ====== ====== ====== =====

                                                       Years ended March 31,
                                                    ----------------------------
                                                    1997 1998  1999  2000  2000
                                                    ---- ----- ---- ------ -----
                                                    HK$   HK$  HK$   HK$    US$
                                                                    (Unaudited)
   Rental income (Note (iii))
   GPFSCL.......................................... 315    300 300     140    18
   GPMACL.......................................... --      26 --      --    --
                                                    ---  ----- ---  ------ -----
                                                    315    326 300     140    18
                                                    ===  ===== ===  ====== =====
   Management fee income (Note (iv))
   GPMACL.......................................... --     144 144     144    19
                                                    ===  ===== ===  ====== =====
   Interest income (Note (v))
   GPFSCL.......................................... 103     70 --      --    --
                                                    ===  ===== ===  ====== =====
   Subcontracting cost (Note (vi))
   PCDCL........................................... --   7,984 --      --    --
                                                    ===  ===== ===  ====== =====
   Contract revenue (Note (vii))
   PCDCL...........................................  87    --  --      --    --
   GPFSCL..........................................  65    --  --      --    --
   ICDCL........................................... --     --  --   20,444 2,638
                                                    ---  ----- ---  ------ -----
                                                    152    --  --   20,444 2,638
                                                    ===  ===== ===  ====== =====

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


11. RELATED PARTY TRANSACTIONS (Continued)

  b. Summary of related party transactions (Continued)

  (i) The amounts due from related parties represent unsecured advances made to those parties from time to time. These amounts are interest free and repayable on demand, except for certain advances to GPFSCL, please refer to note (v).

  (ii) The amounts due to related parties represent unsecured advances made from the Li Group from time to time. These amounts are interest free and repayable on demand.

  (iii) The Li Group received rental income from GPFSCL and GPMACL for properties let out at approximately market rates.

  (iv) The Li Group received management fee income from GPMACL for management services provided. The amount was determined between the two respective parties.

  (v) The Li Group received interest income on advances made to GPFSCL at approximately the bank lending rates during the advances.

  (vi) The Li Group subcontracted work to PCDCL on projects situated in the PRC. The amount was determined between the two respective parties.

  (vii) The Li Group received contract revenue from PCDCL, GPFSCL and ICDCL for projects situated in Hong Kong. The amount was determined between the two respective parties.

  c. The stockholder has undertaken to indemnify the Li Group against any contingent liabilities including tax liabilities and claims that may result from the operating activities of the Li Group in Hong Kong, the PRC and elsewhere occurring before March 31, 1999. Any such payments will be recorded as expenses by the Li Group with the corresponding credit to the equity.

  d. As of March 31, 2000 the amount owing from Mr. Li to Li Group amounted to HK$14,480. This amount was fully eliminated in QLL's consolidated financial statements. For details please refer to page F-23.

12. OPERATING LEASES

  As of March 31, 1999 and 2000 the Li Group had commitments under non-cancelable operating lease payments in respect of land and buildings as follows:

                                                                  March 31,
                                                               -----------------
                                                               1999 2000   2000
                                                               ---- -----  -----
                                                               HK$   HK$    US$
                                                                    (Unaudited)
   2000....................................................... 412    --     --
   2001....................................................... 130    519     67
   2002....................................................... --     259     33
                                                               ---  -----  -----
   Total...................................................... 542    778    100
                                                               ===  =====  =====

  Total lease expense for the years ended March 31, 1997, 1998, 1999 and 2000 (unaudited) was HK$436, HK$444 and HK$562 and HK$617 respectively.

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


12. OPERATING LEASES (Continued)

  As of March 31, 1999 and 2000, the Li Group had commitments under non-cancelable operating lease rentals to be received in respect of land and buildings are as follows:

                                                                  March 31,
                                                              ------------------
                                                              1999  2000   2000
                                                              ----- -----  -----
                                                               HK$   HK$    US$
                                                                    (Unaudited)
   2000......................................................   643   --     --
   2001......................................................   482   482     62
                                                              ----- -----  -----
   Total..................................................... 1,125   482     62
                                                              ===== =====  =====

13. PENSION COSTS

  The Li Group operates a defined contribution retirement plan ("Plan") which is optional for all qualified employees. The assets of the Plan are held separately from those of the Li Group in a provident fund managed by an independent trustee. The pension cost charge represents contributions payable to the fund by the Li Group at rates specified in the rules of the Plan. Where employees leave the Plan prior to vesting fully in the contributions, the contribution payable by the Li Group is reduced by the amount of forfeited contribution.

  The pension expense for the years ended March 31, 1997, 1998, 1999 and 2000 (unaudited) was HK$183, HK$173, HK$172 and HK$154 respectively.

14. INCOME TAXES

  Companies comprising the Li Group are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each of the companies is domiciled and operates. Accordingly each of the companies is subject to Hong Kong Profits Tax at a rate of 16.5% for 1997 and 1998 and 16% for 1999 and 2000.

  Income tax expense is comprised of the following:

                                                       Years ended March 31,
                                                     ----------------------------
                                                     1997  1998 1999 2000   2000
                                                     ----  ---- ---- -----  -----
                                                     HK$   HK$  HK$   HK$    US$
                                                                     (Unaudited)
   Current tax...................................... 209   261  350    893    115
   Deferred tax..................................... (57)  --   --     --     --
                                                     ---   ---  ---  -----  -----
   Income tax expense............................... 152   261  350    893    115
                                                     ===   ===  ===  =====  =====

  Reconciliation to the expected statutory tax rate in Hong Kong is as follows:

                                                              1997  1998   1999
                                                              ----  -----  ----
                                                               %      %     %
   Statutory rate............................................ 16.5   16.5  16.0
   Tax effect on net operating loss.......................... (6.9) (74.3) 13.6
   Effect of temporary differences...........................  1.9   (6.3)  9.5
   Effect of permanent differences........................... (1.6) (30.3)  8.5
   Others.................................................... (2.7)   2.5  (2.6)
                                                              ----  -----  ----
   Effective tax rate........................................  7.2  (91.9) 45.0
                                                              ====  =====  ====

                 PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)

15. REPORT ON SEGMENT INFORMATION

  The Li Group adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", in respect of its operating segments. The Li Group's reportable segments are design and contracting section and high-technology products section. They are managed separately because each business requires different technology and marketing strategies. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Li Group evaluates performance based on operating earnings of the respective business units.

  Segment information for the years 1997, 1998, 1999 and 2000 are as follows:

                    Design and Contracting Section     High-Technology Products Section                  Total
                   ----------------------------------- ----------------------------------- -------------------------------------
                                                          Years ended March 31,
                   -------------------------------------------------------------------------------------------------------------
                    1997    1998    1999      2000      1997    1998    1999      2000      1997    1998    1999    2000   2000
                   ------  ------  ------  ----------- ------  ------  ------  ----------- ------  ------  ------  ------  -----
                    HK$     HK$     HK$        HK$      HK$     HK$     HK$        HK$      HK$     HK$     HK$     HK$    US$
                                           (Unaudited)                         (Unaudited)                         (Unaudited)
Segment revenue... 19,941  30,573  15,706    20,921    13,390  28,574  28,358    48,442    33,331  59,147  44,064  69,363  8,950
Segment profits
(losses)..........    788     125  (1,172)      152     1,183    (670)  1,600     5,595     1,971    (545)    428   5,747    742
Included in
segment
profits(losses):
  Depreciation....   (409)   (338)   (289)     (233)     (141)   (283)   (231)     (185)     (550)   (621)   (520)   (418)   (54)
  Interest
  income..........    215     221     145        97        40      --      --         2       255     221     145      99     13
  Interest
  expense.........   (619)   (933) (1,343)     (421)     (232)   (467)   (715)     (897)     (851) (1,400) (2,058) (1,318)  (170)
Segment assets.... 32,042  30,125  32,875    37,013     9,338  15,067  12,795    28,056    41,380  45,192  45,670  65,069  8,396
                   ======  ======  ======    ======    ======  ======  ======    ======    ======  ======  ======  ======  =====

                  PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES
                 GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
                  GOOD PROMINENT TRADING LIMITED ("LI GROUP")

  Notes to and Forming Part of the Combined Financial Statements--(Continued) (Information with respect to dates and periods subsequent to March 31, 1999 is unaudited)

                  (Dollars in thousands except share amounts)


15. REPORT ON SEGMENT INFORMATION (Continued)

  Segment information for the years 1997, 1998, 1999 and 2000 relating to the Li Group's operations by geographic areas are as follows:

                                                     Years ended March 31,
                                               ---------------------------------
                                                1997   1998   1999   2000  2000
                                               ------ ------ ------ ------ -----
                                                HK$    HK$    HK$    HK$    US$
                                                                    (Unaudited)
   Segment revenue
     Hong Kong................................ 33,331 59,147 44,064 37,157 4,794
     PRC......................................    --     --     --  30,341 3,915
     Others...................................    --     --     --   1,865   241
                                               ------ ------ ------ ------ -----
                                               33,331 59,147 44,064 69,363 8,950
                                               ====== ====== ====== ====== =====

  All long-lived assets are situated in Hong Kong for the years 1997, 1998, 1999 and 2000.

16. FINANCIAL INSTRUMENTS

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Li Group currently does not hold or issue derivative financial instruments in the normal course of business. Accordingly, adoption of SFAS No. 133 is not expected to affect the Li Group's combined financial statements.

17. SUBSEQUENT EVENT

  On November 19, 1999, the Li Group effected a reorganization pursuant to which Mr. Li transferred all his equity interest in each of the companies comprising the Li Group to Quintalinux Limited in exchange for 2,985,000 shares.

  On December 28, 1999, the Li Group acquired 400,000 shares in Intermost Corporation, a company listed on NASDAQ OTC Bulletin Board from Mr. Li for a consideration of US$3.75 per share.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             [LOGO OF QUINTALINUX]

                        1,500,000 Shares of Common Stock
                                      And
                               1,500,000 Warrants

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                               [LOGO OF BARRON CHASE SECURITIES]

                              7700 W. Camino Real
                           Boca Raton, Florida 33433
                                 (561) 347-1200

                           Beverly Hills, California
                              Boca Raton, Florida
                             Boston, Massachusetts
                               Buffalo, New York
                               Chicago, Illinois
                              Clearwater, Florida
                               Edison, New Jersey
                            Eureka Springs, Arkansas
                            Fort Lauderdale, Florida
                          Hasbrouk Heights, New Jersey
                              La Jolla, California
                               New York, New York
                                Orlando, Florida
                           Rockville Centre, New York
                               Sarasota, Florida
                                 Tampa, Florida
                             ---------------------

                                 August 9, 2000

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